Filed Pursuant to Rule 424(b)(3)

Registration No. 333-139504

SUPPLEMENT NO. 26

DATED JULY  21, 2008

TO THE PROSPECTUS DATED AUGUST 1, 2007

OF INLAND AMERICAN REAL ESTATE TRUST, INC.

This Supplement No. 26 supersedes and replaces the following prior supplements to the prospectus dated August 1, 2007: Supplement No. 23 dated April 22, 2008; Supplement No. 24 dated May 19, 2008; and Supplement No. 25 dated May 23, 2008. Supplement No. 23 superseded and replaced all prior supplements to the prospectus dated August 1, 2007.  This Supplement No. 26 updates, modifies or supersedes certain information contained in the prospectus sections as described below.  You should read this Supplement No. 26 together with our prospectus dated August 1, 2007.  Unless otherwise defined in this Supplement No. 26, capitalized terms used in this Supplement No. 26 have the same meanings as set forth in the prospectus.

This Supplement No. 26 includes references to certain trademarks. Courtyard by Marriott®, Marriott®, Marriott Suites®, Residence Inn by Marriott® and SpringHill Suites by Marriott® trademarks are the property of Marriott International, Inc. (“Marriott”) or one of its affiliates. Doubletree®, Embassy Suites®, Hampton Inn®, Hilton Garden Inn®, Hilton Hotels® and Homewood Suites by Hilton® trademarks are the property of Hilton Hotels Corporation (“Hilton”) or one or more of its affiliates. Hyatt Place® trademark is the property of Hyatt Corporation (“Hyatt”).  For convenience, the applicable trademark or service mark symbol has been omitted but will be deemed to be included wherever the above-referenced terms are used.

SUMMARY OVERVIEW

Property Overview

As of March 31, 2008, we, directly or indirectly, including through joint ventures in which we have a controlling interest, owned fee simple and leasehold interests in 784 properties, excluding our lodging and development properties, located in thirty-three states.  In addition, we, through our wholly owned subsidiaries, Inland American Winston Hotels, Inc., Inland American Orchard Hotels, Inc., Inland American Urban Hotels, Inc. and Inland American Lodging Corporation, owned ninety-eight lodging properties in twenty-four states.

The following tables set forth certain summary information about the location and character of the properties, by segment, that we owned as of March 31, 2008.  (Dollar amounts stated in thousands, except for revenue per available room and average daily rate).

Retail Segment

Retail Properties	Location	GLA Occupied as of 03/31/08	% Occupied as of 03/31/08	Number of Occupied Tenants as of 03/31/08	Mortgage Payable as of 03/31/08 ($)
Bradley Portfolio (3 properties)	Multiple States	114,308	100%	5	11,126
Citizens Portfolio (158 properties)	Multiple States	993,926	100%	160	200,000
NewQuest Portfolio (1) (34 properties)	Multiple States	2,046,158	92%	435	37,394
Six Pines Portfolio (1) (21 properties)	Multiple States	1,374,509	91%	246	158,500
Stop & Shop Portfolio (8 properties)	Multiple States	599,830	100%	9	85,053
SunTrust Portfolio (421 properties)	Multiple States	1,976,720	100%	420	464,672
Paradise Shops of Largo	Largo, FL	50,441	92%	5	7,325
Buckhorn Plaza (1)	Bloomsburg, PA	78,159	98%	14	9,025
Lakewood Shopping Center, Phase 1	Margate, FL	142,177	95%	29	11,715
Monadnock Marketplace	Keene, NH	200,791	100%	12	26,785
Triangle Center	Longview, WA	244,396	97%	35	23,600
Canfield Plaza	Canfield, OH	86,839	86%	9	7,575
Shakopee Shopping Center	Shakopee, MN	35,972	35%	1	8,800
Plaza at Eagles Landing	Stockbridge, GA	29,265	88%	9	5,310
Brooks Corner (1)	San Antonio, TX	165,388	96%	20	14,276
Lincoln Mall (1)	Lincoln, RI	409,726	93%	39	33,835
The Market at Hilliard	Hilliard, OH	113,620	99%	13	11,220
Fabyan Randall	Batavia, IL	85,535	94%	12	13,405
Lincoln Village (1)	Chicago, IL	163,168	100%	29	22,035
Parkway Center North (Stringtown)	Grove City, OH	128,457	97%	11	—
Sherman Plaza	Evanston, IL	143,946	95%	18	30,275
New Forest Crossing II	Houston, TX	26,700	100%	8	3,438
State Street Market	Rockford, IL	193,657	100%	6	10,450
Market at Morse/Hamilton (1)	Gahanna, OH	44,742	100%	12	7,893
Wickes – Lake Zurich	Lake Zurich, IL	42,792	100%	1	5,767
Parkway Centre North Outlot Building B	Grove City, OH	10,245	100%	6	—
Crossroads at Chesapeake Square (1)	Chesapeake, VA	117,351	96%	20	11,210
Chesapeake Commons	Chesapeake, VA	79,476	100%	3	8,950
Gravois Dillon Plaza Phase I and II (1)	High Ridge, MO	145,110	98%	23	12,630
Pavilions at Hartman Heritage	Independence, MO	203,191	91%	23	23,450
Shallotte Commons	Shallotte, NC	85,897	100%	11	6,078
Legacy Crossing	Marion, OH	128,184	95%	16	10,890
Northwest Marketplace (1)	Houston, TX	180,520	97%	28	19,965
Lakewood Shopping Center, Phase II (1)	Margate, FL	87,602	100%	6	—

Retail Properties	Location	GLA Occupied as of 03/31/08	% Occupied as of 03/31/08		Number of Occupied Tenants as of 03/31/08	Mortgage Payable as of 03/31/08 ($)
Washington Park Plaza (1)	Homewood, IL	229,707	97%		27	30,600
Lord Salisbury Center	Salisbury, MD	113,821	100%		11	12,600
Riverstone Shopping Center	Missouri City, TX	264,909	97%		15	—
Middleburg Crossing	Middleburg, FL	60,220	94%		11	—
Spring Town Center III	Spring, TX	23,788	78%		6	—
Lakeport Commons	Sioux City, IA	259,251	92%		27	—
Forest Plaza (1)	Fond du Lac, WI	119,859	98%		7	2,235
Streets of Cranberry (3)	Cranberry Township, PA	85,923	80%		22	24,425
McKinney TC Outlots (1)	McKinney, TX	17,600	100%		5	—
Penn Park (1)	Oklahoma City, OK	241,434	100%		19	31,000
Total Retail Properties		11,945,310	95	%(2)	1,844	$1,403,507

(1)

The square footage for New Quest Portfolio, Six Pines Portfolio, Northwest Marketplace, Brooks Corner, Crossroads at Chesapeake Square, Lakewood Shopping Center, Lincoln Mall, Lincoln Village, Market at Morse, Gravois Dillon Plaza, Buckhorn Plaza, Forest Plaza, McKinney Town Center, Penn Park, and Washington Park Plaza includes an aggregate of 742,481 square feet leased to tenants under ground lease agreements.

(2)	Weighted average physical occupancy.
(3)

We purchased this property through our joint venture with Streets of Cranberry, Ltd., or SOCL. We made a capital contribution of $0.5 million to the venture, for which we received 890 limited partnership units and 10 general partnership units in the venture. SOCL contributed the property to the venture in exchange for 100 limited partnership units.

Office Segment

Office Properties	Location	GLA Occupied as of 03/31/08	% Occupied as of 03/31/08		Number of Occupied Tenants as of 03/31/08	Mortgage Payable as of 03/31/08 ($)
Bradley Portfolio (6 properties)	Multiple States	541,710	100%		7	54,415
NewQuest Portfolio (2 properties)	Multiple States	21,616	76%		3	—
SunTrust Office I Portfolio (8 properties)	Multiple States	167,048	100%		8	22,560
SunTrust Office II Georgia	Atlanta, GA	44,054	100%		1	4,402
SunTrust Office III Portfolio (4 properties)	Multiple States	82,879	100%		4	5,472
Lakeview Technology Center	Suffolk, VA	110,007	100%		2	14,470
Bridgeside Point	Pittsburgh, PA	153,110	100%		1	17,325
SBC Center	Hoffman Estates, IL	1,690,214	100%		1	200,472
Dulles Executive Plaza I and II	Herndon, VA	360,493	95%		6	68,750
IDS	Minneapolis, MN	1,338,577	90%		292	161,000
Washington Mutual	Arlington, TX	239,905	100%		1	20,115
AT&T St. Louis	St. Louis, MO	1,461,274	100%		1	112,695
AT&T Cleveland	Cleveland, OH	458,936	100%		1	29,242
Worldgate Plaza	Herndon, VA	293,037	91%		6	59,950
Total Office Properties		6,962,860	97	%(1)	334	$770,868

(1)	Weighted average physical occupancy.

Industrial/Distribution Segment

Industrial/Distribution Properties	Location	GLA Occupied as of 03/31/08	% Occupied as of 03/31/08		Number of Occupied Tenants as of 03/31/08	Mortgage Payable as of 03/31/08 ($)
Bradley Portfolio (2) (19 properties)	Multiple States	5,076,439	86%		19	206,080
C&S Portfolio (4 properties)	Multiple States	1,720,000	100%		4	82,500
Persis Portfolio (2 properties)	Multiple States	583,900	100%		2	—
McKesson Distribution Center	Conroe, TX	162,613	100%		1	5,760
Thermo Process Facility	Sugarland, TX	150,000	100%		1	8,201
Schneider Electric	Loves Park, IL	545,000	100%		1	11,000
Prologis Portfolio (20 properties)	Multiple States	2,011,155	87%		35	32,450
Atlas Cold Storage Portfolio (11 properties)	Multiple States	1,896,815	100%		11	50,000
Total Industrial/Distribution Properties		12,145,922	91	%(1)	74	$395,991

(1)	Weighted average physical occupancy.
(2)	The portfolio has 100% economic occupancy.

Multi-Family Segment

Multi-Family Properties	Location	GLA Occupied as of 03/31/08	% Occupied as of 03/31/08		Number of Occupied Units as of 03/31/08	Mortgage Payable as of 03/31/08 ($)
Fields Apartment Homes	Bloomington, IN	301,533	93%		288	18,700
Southgate Apartments	Louisville, KY	205,704	88%		256	10,725
The Landings at Clear Lakes	Webster, TX	288,423	85%		364	18,590
The Villages at Kitty Hawk	Universal City, TX	214,402	87%		308	11,550
Waterford Place at Shadow Creek	Pearland, TX	281,259	86%		296	16,500
Encino Canyon Apartments	San Antonio, TX	222,064	88%		228	12,000
Seven Palms	Webster, TX	290,438	87%		360	18,750
University House at UAB	Birmingham, AL	130,502	69%		496	—
Total Multi-Family Properties		1,934,325	86	%(1)	2,596	$106,815

(1)	Weighted average physical occupancy.

Lodging Segment

Lodging Properties	Location	Franchisor (1)	No. of Rooms	Revenue Per Available Room for Three Months Ended 03/31/08 ($)	Average Daily Rate for Three Months Ended 03/31/08 ($)	Occupancy for Three Months Ended 03/31/08	Mortgage Payable as of 03/31/08 ($)
Inland American Winston Hotels, Inc.
Comfort Inn Riverview	Charleston, SC	Choice	129	51	85	60%	—
Comfort Inn University	Durham, NC	Choice	136	40	74	54%	—
Comfort Inn Cross Creek	Fayetteville, NC	Choice	123	68	84	81%	—
Comfort Inn Orlando	Orlando, FL	Choice	214	50	70	71%	—
Courtyard by Marriott	Ann Arbor, MI	Marriott	160	77	113	68%	12,225
Courtyard by Marriott Brookhollow	Houston, TX	Marriott	197	75	128	59%	—
Courtyard by Marriott Northwest	Houston, TX	Marriott	126	78	128	61%	7,263

Lodging Properties	Location	Franchisor (1)	No. of Rooms	Revenue Per Available Room for Three Months Ended 03/31/08 ($)	Average Daily Rate for Three Months Ended 03/31/08 ($)	Occupancy for Three Months Ended 03/31/08	Mortgage Payable as of 03/31/08 ($)
Courtyard by Marriott Roanoke Airport	Roanoke, VA	Marriott	135	91	137	67%	14,651
Courtyard by Marriott Chicago – St. Charles	St. Charles, IL	Marriott	121	54	108	50%	—
Courtyard by Marriott	Wilmington, NC	Marriott	128	69	104	66%	—
Courtyard By Marriott Richmond Airport	Sandston (Richmond), VA	Marriott	142	85	114	75%	—
Fairfield Inn	Ann Arbor, MI	Marriott	110	49	90	54%	—
Hampton Inn Suites Duluth – Gwinnett	Duluth, GA	Hilton	136	65	104	62%	9,585
Hampton Inn Baltimore – Inner Harbor	Baltimore, MD	Hilton	116	91	159	57%	14,000
Hampton Inn Raleigh – Cary	Cary, NC	Hilton	129	66	96	69%	—
Hampton Inn University Place	Charlotte, NC	Hilton	126	65	103	63%	—
Comfort Inn Medical Park	Durham, NC	Choice	136	39	71	55%	—
Hampton Inn	Jacksonville, NC	Hilton	122	84	95	88%	—
Hampton Inn Atlanta – Perimeter Center	Atlanta, GA	Hilton	131	78	119	65%	8,450
Hampton Inn Crabtree Valley	Raleigh, NC	Hilton	141	59	106	55%	—
Hampton Inn White Plains – Tarrytown	Elmsford, NY	Hilton	156	83	159	53%	15,643
Hilton Garden Inn Albany Airport	Albany, NY	Hilton	155	79	131	61%	—
Hilton Garden Inn Atlanta Winward	Alpharetta, GA	Hilton	164	74	134	55%	10,503
Hilton Garden Inn	Evanston, IL	Hilton	178	83	136	61%	19,928
Hilton Garden Inn RDU Airport	Morrisville, NC	Hilton	155	96	137	70%	—
Hilton Garden Inn Chelsea	New York, NY	Hilton	169	133	216	61%	—
Hilton Garden Inn Hartford North Bradley International	Windsor, CT	Hilton	157	74	133	55%	10,384
Holiday Inn Express Clearwater Gateway	Clearwater, FL	IHG	126	75	114	66%	—
Holiday Inn Harmon Meadow – Secaucus	Secaucus, NJ	IHG	161	91	144	63%	—
Homewood Suites	Cary, NC	Hilton	150	89	123	72%	12,747
Homewood Suites	Durham, NC	Hilton	96	78	105	75%	7,950
Homewood Suites Houston – Clearlake	Houston, TX	Hilton	92	96	117	82%	7,222
Homewood Suites	Lake Mary, FL	Hilton	112	91	119	76%	9,900
Homewood Suites Metro Center	Phoenix, AZ	Hilton	126	102	141	72%	6,330
Homewood Suites	Princeton, NJ	Hilton	142	75	127	59%	—
Homewood Suites Crabtree Valley	Raleigh, NC	Hilton	137	74	122	61%	12,868
Quality Suites	Charleston, SC	Choice	168	69	95	73%	10,350
Residence Inn	Phoenix, AZ	Marriott	168	85	153	55%	—
Residence Inn Roanoke Airport	Roanoke, VA	Marriott	79	70	125	56%	5,762
Towneplace Suites Northwest	Austin, TX	Marriott	127	68	95	71%	—

Lodging Properties	Location	Franchisor (1)	No. of Rooms	Revenue Per Available Room for Three Months Ended 03/31/08 ($)	Average Daily Rate for Three Months Ended 03/31/08 ($)	Occupancy for Three Months Ended 03/31/08	Mortgage Payable as of 03/31/08 ($)
Towneplace Suites Birmingham – Homewood	Birmingham, AL	Marriott	128	44	84	52%	—
Towneplace Suites	College Station, TX	Marriott	94	61	84	73%	—
Towneplace Suites Northwest	Houston, TX	Marriott	128	64	110	59%	—
Towneplace Suites	Houston, TX (Clearlake)	Marriott	94	73	99	74%	—
Courtyard by Marriott Country Club Plaza	Kansas City, MO	Marriott	123	88	145	61%	10,535
Hilton Garden Inn	North Canton, OH	Hilton	121	81	139	58%	7,709
Hilton Garden Inn	Wilmington, NC	Hilton	119	64	114	57%	—
Inland American Orchard Hotels, Inc.
Courtyard by Marriott Williams Center	Tucson, AZ	Marriott	153	98	135	72%	16,030
Courtyard by Marriott	Lebanon, NJ	Marriott	125	75	126	59%	10,320
Courtyard by Marriott Quorum	Addison, TX	Marriott	176	85	126	68%	18,860
Courtyard by Marriott	Harlingen, TX	Marriott	114	67	101	67%	6,790
Courtyard by Marriott Westchase	Houston, TX	Marriott	153	99	144	69%	16,680
Courtyard by Marriott West University	Houston, TX	Marriott	100	103	138	74%	10,980
Courtyard by Marriott West Lands End	Fort Worth, TX	Marriott	92	78	114	69%	7,550
Courtyard by Marriott Dunn Loring – Fairfax	Vienna, VA	Marriott	206	90	150	60%	30,810
Courtyard by Marriott Seattle – Federal Way	Federal Way, WA	Marriott	160	103	134	77%	22,830
Hilton Garden Inn Tampa Ybor	Tampa, FL	Hilton	95	143	171	84%	9,460
Hilton Garden Inn	Westbury, NY	Hilton	140	121	158	77%	21,680
Homewood Suites Colorado Springs North	Colorado Springs, CO	Hilton	127	46	90	51%	7,830
Homewood Suites	Baton Rouge, LA	Hilton	115	107	131	82%	12,930
Homewood Suites	Albuquerque, NM	Hilton	151	74	99	75%	10,160
Homewood Suites Cleveland	Solon, OH	Hilton	86	74	112	66%	5,490
Residence Inn Williams Centre	Tucson, AZ	Marriott	120	114	148	77%	12,770
Residence Inn Cypress – Los Alamitos	Cypress, CA	Marriott	155	103	134	77. %	20,650
Residence Inn South Brunswick – Cranbury	Cranbury, NJ	Marriott	108	70	118	59%	10,000
Residence Inn Somerset – Franklin	Franklin, NJ	Marriott	108	83	108	78%	9,890
Residence Inn	Hauppauge, NY	Marriott	100	104	135	78%	10,810
Residence Inn Nashville Airport	Nashville, TN	Marriott	168	80	96	84%	12,120

Lodging Properties	Location	Franchisor (1)	No. of Rooms	Revenue Per Available Room for Three Months Ended 03/31/08 ($)	Average Daily Rate for Three Months Ended 03/31/08 ($)	Occupancy for Three Months Ended 03/31/08	Mortgage Payable as of 03/31/08 ($)
Residence Inn West University	Houston, TX	Marriott	120	105	135	77%	13,100
Residence Inn	Brownsville, TX	Marriott	102	80	108	74%	6,900
Residence Inn DFW Airport North	Dallas-Fort Worth, TX	Marriott	100	91	120	76%	9,560
Residence Inn Westchase	Houston Westchase, TX	Marriott	120	95	121	78%	12,550
Residence Inn Park Central	Dallas, TX	Marriott	139	70	101	69%	8,970
SpringHill Suites	Danbury, CT	Marriott	106	74	110	67%	9,130
Inland American Urban Hotels, Inc. (2)
Courtyard by Marriott	Annapolis-Ft. Meade, MD	Marriott	140	91	133	68%	14,400
Marriott Atlanta Century Center	Atlanta, GA	Marriott	287	85	128	66%	16,704
Courtyard by Marriott	Birmingham, AL	Marriott	122	112	140	80%	10,500
Marriott Residence Inn	Cambridge, MA	Marriott	221	148	173	85%	44,000
Courtyard by Marriott	Elizabeth, NJ	Marriott	203	90	108	83%	16,030
Marriott Residence Inn	Elizabeth, NJ	Marriott	198	89	114	78%	17,700
Courtyard by Marriott	Ft. Worth, TX	Marriott	203	116	154	75%	15,570
Marriott Residence Inn	Poughkeepsie, NY	Marriott	128	105	142	74%	13,350
Embassy Suites	Beachwood/ Cleveland, OH	Hilton	216	87	127	69%	15,288
Marriott	Chicago, IL	Marriott	113	136	169	81%	13,000
Doubletree	Washington, DC	Hilton	220	147	172	85%	26,398
Residence Inn	Baltimore, MD	Marriott	188	139	163	85%	40,040
Hilton Garden Inn	Burlington, MA	Hilton	179	77	125	62%	15,529
Hilton Garden Inn	Washington, DC	Hilton	300	194	213	91%	61,000
Hampton Inn Suites	Denver, CO	Hilton	148	92	134	69%	11,880
Embassy Suites	Hunt Valley, MD	Hilton	223	79	119	66%	13,943
Hilton Suites	Phoenix, AZ	Hilton	226	147	198	74%	22,882
Hilton Garden Inn	Colorado Springs, CO	Hilton	154	38	97	39%	8,839
Homewood Suites	Houston, TX	Hilton	162	124	141	88%	15,500
Hilton Garden Inn	San Antonio, TX	Hilton	117	90	124	73%	10,420
Hyatt Place	Medford/Boston, MA	Hyatt	157	77	108	71%	13,404
Doubletree	Atlanta, GA	Hilton	154	81	111	73%	10,085
Inland American Lodging Corporation
Hilton University of Florida Hotel & Convention Center	Gainesville, FL	Hilton	248	105	146	72%	27,775
The Woodlands Waterway® Marriott Hotel & Convention Ctr	The Woodlands, TX	Marriott	341	149	205	73%	75,400
Total Lodging Properties:			14,470	$91	$129	69%	$1,088,492

(1)	Our hotels are operated under franchise agreements with franchisors including Marriott, Hilton, Hyatt, Intercontinental Hotels Group PLC (“IHG”) and Choice Hotels International (“Choice”).
(2)	The information presented for those hotels owned by Inland American Urban Hotels, Inc. reflects the period from February 8, 2008 to March 31, 2008.

Recent Acquisitions

During the three months ended March 31, 2008, we completed the following acquisitions (dollar amounts stated in thousands):

Property	Type	Date of Acquisition	Purchase Price ($)		Mortgage Payable as of 03/31/08 ($)
SunTrust Portfolio	Retail and Office (143 properties)	03/28/2008	229,952		137,323
Cityville Dallas Haskell	Undeveloped land	02/25/2008	26,400		—
RLJ Urban Lodging Master, LLC Portfolio	Lodging (22 properties)	02/08/2008	932,200	(1)	426,462

(1)         The transaction value of the acquisition of RLJ Urban Lodging Master, LLC.  The transaction value includes (i) the purchase of 100% of the outstanding membership interests of RLJ, for $466,419; (ii) an acquisition fee of $22,334 paid to the Business Manager; (iii) professional fees and other transactional costs equal to $1,935; (iv) the assumption of $426,654 of mortgages payable; (v) the assumption of $2,482 accounts payable and accrued liabilities; and (vi) interest rate swap breakage and loan fees of $12,376.  We also funded $22,723 in working capital and lender escrows.

Tenant Concentration

The following table sets forth information regarding the ten individual tenants, irrespective of property type, from which we generated the greatest annualized base rent for the three months ended March 31, 2008, excluding our multi-family, lodging and development properties. (Dollar amounts stated in thousands.)

Tenant Name	Type	Annualized Base Rental Income ($)	% of Total Portfolio Annualized Income	Square Footage	% of Total Portfolio Square Footage
SunTrust Bank	Retail/Office	52,989	13.74%	2,270,701	6.45%
AT&T Centers	Office	44,770	11.61%	3,610,424	10.25%
Atlas Cold Storage	Industrial/Distribution	12,370	3.21%	1,896,815	5.39%
C&S Wholesalers	Industrial/Distribution	10,496	2.72%	1,720,000	4.88%
Stop & Shop	Retail	10,164	2.63%	601,652	1.71%
Citizens Bank	Retail	9,102	2.36%	907,005	2.58%
Lockhead Martin	Office	8,648	2.24%	340,772	0.97%
Cornerstone Consolidated	Industrial/Distribution	5,617	1.46%	970,168	2.75%
Randall’s Food and Drug	Retail	5,557	1.44%	650,137	1.85%
Pearson Education, Inc	Industrial/Distribution	3,665	0.95%	1,091,435	3.10%

Lease Expirations

The following table presents, on an aggregate basis, all of the scheduled lease expirations over each of the years ending December 31, 2008 through 2017, for the properties we owned as of March 31, 2008.  The table shows approximate gross leasable area in square feet (“GLA”) represented by the applicable lease expirations, excluding our multi-family, lodging and development properties.  (Dollar amounts stated in thousands.)

Year	Number of Leases Expiring	Approximate GLA of Expiring Leases (Sq. Ft.)	% Total of Portfolio GLA Represented by Expiring Leases (1)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases (2)
2008	54	386,478	8.64	3,338	0.90%
2009	232	1,050,953	13.45	14,138	3.83%
2010	225	1,917,281	9.68	18,569	5.18%
2011	238	2,430,265	11.51	27,972	8.12%
2012	273	3,106,941	11.12	34,534	10.75%
2013	143	1,716,625	12.01	20,608	7.11%
2014	74	1,259,741	13.48	16,980	6.24%
2015	111	2,111,301	11.03	23,291	9.03%
2016	87	4,280,657	11.15	47,709	20.14%
2017	348	4,334,198	16.98	73,608	38.39%

(1)

For purposes of the table, the “total annual base rental income” column represents annualized base rent of each tenant as of January 1 of each year. Therefore, as each lease expires, no amount is included in this column for any subsequent year for that lease. In view of the assumption made with regard to total annual base rent, the percent of annual base rent represented by expiring leases may not be reflective of the expected actual percentages.

(2)	Annual base rental income is based on leases in place as of March 31, 2008.

Developments

As of March 31, 2008, we owned several properties, which are consolidated, that are in various stages of development, as described below.  Our development activities are funded from our working capital and by construction loans secured by the properties.  Specifically identifiable direct acquisition, development and construction costs are capitalized, including, where applicable, salaries and related costs, real estate taxes and interest incurred in developing the property.  (Dollar amounts stated in thousands.)

Name	Location	Property Type	Square Feet	Costs Incurred to Date ($)	Total Estimated Costs ($) (1)	Estimated Placed in Service Date (2)	Note Payable as of March 31, 2008 ($)

Cityville Perimeter	Atlanta, GA	Multi-Family	220,590	1,468	45,572	Q4 2009	—
Block 121	Birmingham, AL	Multi-Family	213,105	5,730	32,758	Q3 2009	2,754
Haskell	Dallas, TX	Multi-Family	588,500	26,390	100,000	Q2 2010	—
Oak Park (3)	Dallas, TX	Multi-Family	557,504	40,660	92,178	2009/2010	8,738
Cityville Carlisle	Dallas, TX	Multi-Family	221,512	4,602	32,109	Q3 2009	—
Penn	Philadelphia, PA	Multi-Family	212,585	51,307	78,547	Q3 2008	23,368
Gainesville	Gainesville, FL	Multi-Family	198,361	23,688	39,170	Q3 2008	9,403
Huntsville	Huntsville, TX	Multi-Family	240,264	14,254	27,920	Q3 2008	6,393
UH @ Lafayette	Lafayette, LA	Multi-Family	138,915	7,998	16,418	Q3 2008	4,273
Stonebriar	Plano, TX	Retail	329,968	44,901	121,000	Q4 2008	25,748
Stone Creek	San Marcus, TX	Retail	506,169	28,004	76,100	Q2 2009	—
Woodbridge (3)	Wylie, TX	Retail	268,210	13,696	49,415	2011	—
			3,695,683	262,698	711,187		80,677

(1)

The “total estimated costs” represent 100% of the development’s estimated costs, including the acquisition cost of the land and building, if any. The total estimated costs are subject to change upon, or prior to, the completion of the development and include amounts required to lease the property.

(2)

The “estimated placed in-service date” represents the date the certificate of occupancy is currently anticipated to be obtained. Subsequent to obtaining a certificate of occupancy, each property will go through a lease-up period.

(3)	These two developments are in the process of development and an estimated placed-in-service date has not been projected.

Funds From Operations

Funds from operations, a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance, for the three months ended March 31, 2008 and 2007 was (in thousands):

		Three Months Ended March 31,
		2008	2007
	Net income (loss) applicable to common shares	$11,057	11,712
Add:	Depreciation and amortization:
	Related to investment properties	73,072	26,570
	Related to income (loss) from investment in unconsolidated entities	7,436	307

Less:	Minority interests’ share
	Depreciation and amortization related to investment properties	635	579

	Funds from operations (1)	$90,930	38,010

(1)   Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a standard known as “Funds from Operations,” or “FFO” for short, which it believes more accurately reflects the operating performance of a REIT such as us. As defined by NAREIT, FFO means net income computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization on real property and after adjustments for unconsolidated partnerships and joint ventures in which we hold an interest. FFO is not intended to be an alternative to “Net Income” as an indicator of our performance nor to “Cash Flows from Operating Activities” as determined by GAAP as a measure of our capacity to pay distributions. We believe that FFO is a better measure of our operating performance because FFO excludes non-cash items from GAAP net income. This allows us to compare our property performance to our investment objectives. See the “Selected Financial Data” section of this supplement.

For the last four fiscal quarters, we have declared distributions and have generated FFO and FFO per share in the following amounts.  (Dollar amounts stated in thousands, except per share amounts.)

Quarter Ended	Distributions Declared ($)	Distributions Paid ($)	Distributions Declared, per common share ($)		Funds From Operations ($)	Funds From Operations, per common share – basic and diluted ($)
June 30, 2007	57,898	48,156	0.1525		58,795	0.16
September 30, 2007	72,383	69,377	0.1525		68,967	0.15
December 31, 2007	80,951	77,830	0.1525		68,373	0.13
March 31, 2008	89,291	86,556	0.1550	(1)	90,930	0.16

(1)

Effective November 1, 2007, we began paying cash distributions equal to $0.62 per share on an annualized basis. Because we pay distributions in arrears, the cash distribution paid on December 12, 2007, for stockholders of record on November 30, 2007, was the first to reflect this increase.

Rental Income, Tenant Recovery Income, Lodging Income and Other Property Income

Rental income consists of basic monthly rent, straight-line rent adjustments, amortization of acquired above and below market leases, fee income and percentage rental income recorded pursuant to tenant leases.  Tenant recovery income consists of reimbursements for real estate taxes, common area maintenance costs, management fees and insurance costs.  Lodging income consists of room revenues, food and beverage revenues, telephone revenues and miscellaneous revenues.  Other property income consists of other miscellaneous property income.  (Dollar amounts stated in thousands.)

	Three months ended March 31, 2008	Three months ended March 31, 2007	2008 increase (decrease) from 2007
Property rentals	$93,200	$48,030	$45,170
Straight-line rents	4,220	2,540	1,680
Amortization of acquired above and below market leases, net	54	(9)	63

Total rental income	$97,474	$50,561	$46,913

Tenant recoveries	18,090	11,550	6,540
Other income	3,065	1,620	1,445
Lodging operating income	116,893	—	116,893

Total property revenues	$235,522	$63,731	$171,791

Property Operating Expenses and Real Estate Taxes

Property operating expenses for properties other than lodging consist of property management fees paid to property managers including affiliates of our sponsor and operating expenses, including costs of owning and maintaining investment properties, real estate taxes, insurance, utilities, maintenance to the exterior of the buildings and the parking lots.  Lodging operating expenses include the payroll, utilities, management fees paid to our third party operators, insurance, marketing, and other expenses required to maintain and operate our lodging facilities.  (Dollar amounts stated in thousands.)

	Three months ended March 31, 2008	Three months ended March 31, 2007	2008 increase (decrease) from 2007
Property operating expenses	$21,291	$10,284	$11,007
Lodging operating expenses	68,254	—	68,254
Real estate taxes	16,409	6,637	9,772

Total property expenses	$105,954	$16,921	$89,033

Other Operating Income and Expenses

Other operating expenses are summarized as follows.  (Dollar amounts stated in thousands.)

	Three months ended March 31, 2008	Three months ended March 31, 2007	2008 increase (decrease) from 2007
Depreciation and amortization	$73,072	$26,570	$46,502
Interest expense	49,763	17,610	32,153
General and administrative (1)	6,627	3,109	3,518
Business manager fee	—	1,500	(1,500)

	$129,462	$48,789	$80,673

(1) Includes expenses paid to affiliates of our sponsor.

Interest Expense

A summary of interest expense for the three months ended March 31, 2008 and 2007 appears below.  (Dollar amounts stated in thousands.)

	Three months ended March 31, 2008	Three months ended March 31, 2007	2008 increase (decrease) from 2007
Margin and other interest expense	$3,430	$2,252	$1,178
Mortgages	46,333	15,358	30,975

Total	$49,763	$17,610	$32,153

Interest and Dividend Income and Realized Gain on Securities

Interest income consists of interest earned on short term investments and notes receivable.  Dividends are earned from investments in our portfolio of marketable securities.  We invest in marketable securities issued by other REIT entities, including those we may have an interest in acquiring, where we believe the yields and returns will exceed those of other short-term investments.  These investments have historically generated both current dividend income and gains on sale, offset by impairments on securities where we believe the decline in stock price are other than temporary.  (Dollar amounts stated in thousands.)

	Three months ended March 31, 2008	Three months ended March 31, 2007
Interest Income	$9,753	$8,172
Dividend Income	7,874	2,258

Total	$17,627	$10,430

Realized Gains on investment securities	—	5,688
Other than temporary impairments	(3,912)	—
Total	$13,715	$16,118

The following analysis outlines our dividend performance.  (Dollar amounts stated in thousands.)

	Three months ended March 31, 2008	Three months ended March 31, 2007
Dividend income	$7,874	$2,258
Margin interest expense	(1,024)	(630)
Investment advisor fee	(618)	(354)

	$6,232	$1,274

Average investment in marketable securities (1)	$391,649	$151,273
Average margin payable balance	(108,781)	(48,930)

Net investment	$282,868	$102,343

Leveraged yield (annualized)	8.8%	5.2%

(1)

The average investment in marketable securities represents our cost basis of these securities. Unrealized gains and losses, including impairments, are not reflected. Other than temporary impairments were $3,912 for the three months ended March 31, 2008.

Compensation Paid To Our Business Manager and Its Affiliates

Set forth below is a summary of the most significant fees and expenses that have paid to Inland Securities, our Business Manager, our Property Managers, The Inland Real Estate Group and their affiliates.  The compensation set forth under “Offering Stage” relates only to fees and expenses paid or accrued in connection with this follow-on offering.  (Dollar amounts stated in thousands.)

	As of March 31, 2008	As of December 31, 2007

Offering Stage

Selling Commissions	$82,910	$44,949
Marketing Contribution	$22,530	$12,163
Due Diligence Expense Allowance	$5,553	$2,992
Reimbursable Expenses And Other Expenses Of Issuance Paid to Affiliates	$1,319	$740

	For the three months ended March 31, 2008		For the year ended December 31, 2007

Operational Stage

Acquisition Expenses	$691		$3,432
Acquisition Fee	$22,334	(1)	$37,060
Property Management Fee	$5,135		$15,129
Oversight Fee	—		—
Business Management Fee	$—		9,000
Incentive Fee	—		—
Interest Expense	—		—
Service Fee Associated with Purchasing, Selling and Servicing Mortgages	$1,122		$2,908
Ancillary Services Reimbursements	$1,088	(2)	$3,227	(3)
Investment Advisor Fee	$618	(4)	$2,120	(5)

Liquidation Stage

Property Disposition Fee	—		—

(1) As of March 31, 2008, approximately $500 remained unpaid.

(2) As of March 31, 2008, approximately $143 remained unpaid.

(3) As of December 31, 2007, approximately $1,690 remained unpaid.

(4) As of March 31, 2008, approximately $429 remained unpaid.

(5) As of December 31, 2007, approximately $340 remained unpaid.

INCORPORATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus.  By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the Securities and Exchange Commission, or “SEC.”  The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus.  The following documents filed with the SEC are incorporated by reference in this prospectus (Commission File No. 333-139504), except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

·                                Annual Report on Form 10-K for the fiscal year ended December 31, 2007 filed with the SEC on March 31, 2008, including the information specifically incorporated by reference into our Form 10-K from our definitive proxy statement for our 2008 Annual Meeting of Stockholders;

·                                Definitive Proxy Statement filed with the SEC on April 7, 2008 in connection with our Annual Meeting of Stockholders held on June 3, 2008;

·                                Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 filed with the SEC on May 15, 2008;

·                                Current Report on Form 8-K filed with the SEC on August 9, 2007;

·                                Current Report on Form 8-K filed with the SEC on September 19, 2007;

·                                Current Report on Form 8-K filed with the SEC on October 10, 2007 (includes the financial statements of Apple Hospitality Five, Inc. and the required pro forma financial information);

·                                Current Report on Form 8-K filed with the SEC on November 28, 2007;

·                                Current Report on Form 8-K filed with the SEC on December 14, 2007;

·                                Current Report on Form 8-K filed with the SEC on December 20, 2007;

·                                Current Report on Form 8-K/A filed with the SEC on January 3, 2008;

·                                Current Report on Form 8-K/A filed with the SEC on February 5, 2008 (includes financial statements for The Woodlands Waterway® Marriott Hotel and Convention Center in The Woodlands, Texas, and the required pro forma financial information);

·                                Current Report on Form 8-K filed with the SEC on February 14, 2008;

·                                Current Report on Form 8-K filed with the SEC on April 1, 2008;

·                                Current Report on Form 8-K/A filed with the SEC on April 2, 2008;

·                                Current Report on Form 8-K filed with the SEC on April 3, 2008;

·                                Current Report on Form 8-K/A filed with the SEC on April 29, 2008 (includes the financial statements of RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F.#1), L.P. and the required pro forma financial information);

·                                Current Report on Form 8-K/A filed with the SEC on April 29, 2008 (includes summary financial information for SunTrust Banks, Inc. and the required pro forma financial information);

·                                Current Report on Form 8-K filed with the SEC on May 22, 2008;

·                                Current Report on Form 8-K filed with the SEC on June 13, 2008;

·                                Current Report on Form 8-K filed with the SEC on July 18, 2008 (includes the interim financial statements of Winston Hotels, Inc.); and

·                                The description of our common stock contained in our Registration Statement on Form 8-A (File No. 000-51609), filed with the SEC on November 10, 2005.

All of the documents that we have incorporated by reference into this prospectus are available on the SEC’s website, www.sec.gov.  In addition, these documents can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, NE, Washington, D.C.  20549.  Copies also can be obtained by mail from the Public Reference Room at prescribed rates.  Please call the SEC at (800) SEC-0330 for further information on the operation of the Public Reference Room.

In addition, we will provide to each person, including any beneficial owner of our common stock, to whom this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus, as supplemented, but not delivered with this prospectus.  To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at 2901 Butterfield Road, Oak Brook, Illinois 60523, Attention: Roberta S. Matlin, (630) 218-8000.  The documents also may be accessed on our website at www.inland-american.com. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

SUITABILITY STANDARDS

The following section replaces in its entirety the fourth paragraph of the “Suitability Standards” section of the prospectus.  The fourth paragraph of the “Suitability Standards” section of the prospectus dated August 1, 2007 is removed in its entirety.

Subject to the restrictions imposed by state law, we will sell shares of our common stock only to investors who initially purchase a minimum of 300 shares of common stock at a price of $10.00 per share for a total purchase price of $3,000, or tax-exempt entities which purchase a minimum of 100 shares of common stock at a price of $10.00 per share for a total purchase price of $1,000.  A tax-exempt entity is generally any investor that is exempt from federal income taxation, including:

·                  a pension, profit-sharing, retirement, IRA or other employee benefit plan that satisfies the requirements for qualification under Section 401(a), 414(d) or 414(e) of the Internal Revenue Code;

·                  a pension, profit-sharing, retirement, IRA or other employee benefit plan that meets the requirements of Section 457 of the Internal Revenue Code;

·                  trusts that are otherwise exempt under Section 501(a) of the Internal Revenue Code;

·                  a voluntary employees’ beneficiary association under Section 501(c)(9) of the Internal Revenue Code; or

·                  an IRA that meets the requirements of Section 408 of the Internal Revenue Code.

The term “plan” includes plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Internal Revenue Code, governmental or church plans that are exempt from ERISA and Section 4975 of the Internal Revenue Code, but that may be subject to state law requirements, or other employee benefit plans.

Subject to any restrictions imposed by state law, subsequent additional investments by investors will require a minimum investment of ten shares of common stock at a price of $10.00 per share for a total purchase price of $100.  These minimum investment amounts for future purchases do not apply to purchases of shares through our distribution reinvestment plan.

PROSPECTUS SUMMARY

This summary highlights the material information contained elsewhere in this prospectus. Because this is a summary, it does not contain all information that may be important to you. You should read this entire prospectus and its appendices carefully before you decide to invest in shares of our common stock. References in this prospectus to “we,” “us” or “our company” refer to Inland American Real Estate Trust, Inc. and its consolidated wholly owned or majority owned subsidiaries, including Inland American Winston Hotels, Inc., Inland American Orchard Hotels, Inc., Inland American Urban Hotels, Inc., Minto Builders (Florida), Inc. (referred to herein as “MB REIT”), Inland American Lodging Corporation and Inland Public Properties Development, Inc., except in each case where the context indicates otherwise.

We May Borrow Money

This subsection, which begins on page 5 in the “Prospectus Summary” section of the prospectus, is supplemented as follows:

As of March 31, 2008, on a consolidated basis, we had mortgage debt excluding mortgage discounts associated with debt assumed at acquisition secured by 834 properties totaling approximately $3.8 billion, equivalent to approximately 48% of the combined fair market value of our encumbered assets on a consolidated basis.  For these purposes, the “fair market value” of each asset is equal to the purchase price paid for the asset or the value reported in the most recent appraisal of the asset, whichever is later.  The weighted average interest rate on this mortgage debt was 5.41% as of March 31, 2008.  See “Business and Policies – Borrowing” for additional discussion of our borrowing policies.

Distribution Policy

This subsection, which begins on page 10 in the “Prospectus Summary” section of the prospectus, and all similar discussions appearing throughout the prospectus are supplemented as follows:

We intend to continue paying regular monthly cash distributions to our stockholders. For the period from August 31, 2005 (when we commenced our initial public offering) through March 31, 2008, we paid cash distributions to our stockholders aggregating approximately $342.8 million.  Approximately $325.8 million of these distributions were funded with cash provided from our operating and investing activities and approximately $17.0 million of the distributions were funded from financing activities including contributions from our sponsor.  For the period beginning January 1, 2008 and ending March 31, 2008, we paid cash distributions of approximately $86.6 million, of which approximately $69.7 million were funded with cash provided from our operating activities and of which $16.9 million were funded with cash provided from our financing activities. For the period beginning January 1, 2007 and ending December 31, 2007, we paid cash distributions of approximately $222.7 million, all of which were funded with cash provided from our operating and investing activities. Effective November 1, 2007, we began paying cash distributions equal to $0.62 per share on an annualized basis.  Distributions at this rate are equivalent to a 6.2% annualized yield on a share purchased for $10.00. Because we pay distributions in arrears, the cash distribution paid on December 12, 2007, for stockholders of record on November 30, 2007, was the first to reflect this increase.

Approximately 54.7% of the distributions paid in 2007 was treated as ordinary income, approximately 36.7% was treated as a return of capital and approximately 8.6% was treated as a distribution of capital gain.  For the year ended December 31, 2006, approximately $16.7 million (or approximately 50% of the $33.4 million distribution paid in 2006) represented a return of capital and the remaining amount was treated as ordinary income.  For income tax purposes only, for the year ended December 31, 2005, $123,000 (or 100% of the distributions paid for 2005) represented a return of capital due to the tax loss in 2005.  No distributions were made in 2004.  The following table denotes the allocation of the monthly distribution paid in 2007 for income tax purposes only.  All amounts are stated in dollars per share.

		Total	Ordinary		Return of
Record Date	Payment Date	Distribution	Dividends	Capital Gains	Capital

12/31/2006	1/12/2007	$0.050833	$0.027805	$0.004379	$0.018649
1/31/2007	2/12/2007	$0.050833	$0.027805	$0.004379	$0.018649
2/28/2007	3/12/2007	$0.050833	$0.027805	$0.004379	$0.018649
3/31/2007	4/12/2007	$0.050833	$0.027805	$0.004379	$0.018649
4/30/2007	5/11/2007	$0.050833	$0.027805	$0.004379	$0.018649
5/31/2007	6/12/2007	$0.050833	$0.027805	$0.004379	$0.018649
6/30/2007	7/12/2007	$0.050833	$0.027805	$0.004379	$0.018649
7/31/2007	8/12/2007	$0.050833	$0.027805	$0.004379	$0.018649
8/31/2007	9/12/2007	$0.050833	$0.027805	$0.004379	$0.018649
9/30/2007	10/12/2007	$0.050833	$0.027805	$0.004379	$0.018649
10/31/2007	11/12/2007	$0.050833	$0.027805	$0.004379	$0.018649
11/30/2007	12/12/2007	$0.051666	$0.028261	$0.004450	$0.018955
		$0.610829	$0.334116	$0.052619	$0.224094

RISK FACTORS

The risk factor “Neither we nor our Business Manager or its affiliates have experience in the lodging industry,” and the related discussion thereunder, which appears on page 23 of the prospectus, are hereby deleted in their entirety.

SELECTED FINANCIAL DATA

This section supersedes the discussion contained in the prospectus under the heading “Selected Financial Data,” which begins on page 45 of the prospectus.

The following table shows our consolidated selected financial data relating to our historical financial condition and results of operations. This selected data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes to the consolidated financial statements appearing elsewhere in this prospectus. All dollar amounts are stated in thousands, except per share amounts.

	As of March 31,	As of March 31,	As of December 31,
	2008	2007	2007	2006	2005	2004

Total assets	$9,598,882	4,293,091	8,211,758	3,040,037	865,851	731

Mortgages, notes and margins payable	$3,981,264	1,323,953	3,028,647	1,107,113	227,654	—

	For the Three Months Ended	For the Three Months Ended	For the Year Ended December 31,
	March 31, 2008	March 31, 2007	2007	2006	2005	2004 (1)

Total income	$235,522	63,731	478,736	123,202	6,668	—

Total interest and dividend income	$17,627	10,430	84,288	22,164	1,663	—

Net income (loss) applicable to common shares	$11,057	11,712	55,922	1,896	(1,457)	(24)

Net income (loss) per common share, basic and diluted (2)	$.02	.06	.14	.03	(1.65)	(1.20)

Distributions declared to common stockholders	$89,291	31,374	242,606	41,178	438	—

Distributions per weighted average common share (2)	$.16	.15	.61	.60	.11	—

Funds From Operations	$90,930	38,010	234,215	48,088	(859)	—

Cash flows provided by (used in) operating activities	$69,715	29,958	263,420	65,883	11,498	(14)

Cash flows used in investing activities	$(1,042,949)	(449,697)	(4,873,404)	(1,552,014)	(810,725)	—

Cash flows provided by financing activities	$931,967	1,197,987	4,716,852	1,751,494	836,156	214

Weighted average number of common shares outstanding, basic and diluted	575,543,596	205,589,116	396,752,280	68,374,630	884,058	20,000

(1)   Reflects the period from inception (October 4, 2004) through December 31, 2004.

(2)     The net income (loss) per share basic and diluted is based upon the weighted average number of common shares outstanding for the three months ended March 31, 2008 and 2007 and for the years ended December 31, 2007, 2006 and 2005 and the period from October 4, 2004 (inception) to December 31, 2004, respectively. The distributions per common share are based upon the weighted average number of common shares outstanding for the three months ended March 31, 2008  and 2007 and for the years ended December 31, 2007 and 2006 and for the period from August 31, 2005 (commencement of the offering) to December 31, 2005.

PRIOR PERFORMANCE OF IREIC AFFILIATES

Prior Investment Programs

This discussion supplements the discussion contained in the prospectus under the heading “Prior Performance of IREIC Affiliates – Prior Investment Programs,” which begins on page 60 of the prospectus.

During the ten year period ending March 31, 2008, IREIC and its affiliates have sponsored three other REITs and seventy real estate exchange private placements, which altogether have raised more than $8.3 billion from over 194,400 investors in offerings for which Inland Securities has served as dealer manager. During that period, Inland Western Retail Real Estate Trust, Inc., Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc., the other REITs sponsored by IREIC, the latter two of which are self-administered REITs, raised approximately $7.6 billion from over 193,000 investors. Inland Western Retail Real Estate Trust, Inc. and Inland Real Estate Corporation have investment objectives similar to ours in that they seek to invest in real estate that produces both current income and long-term capital appreciation for stockholders. Each of these entities, however, invests solely in retail shopping centers (generally neighborhood and community centers) and single tenant net-leased properties located throughout the United States, although Inland Real Estate Corporation has, to date, generally limited its focus to properties located within 400 miles of Oak Brook, Illinois.  Although we too purchase retail shopping centers and single tenant net-leased properties, our investment policies and strategies are much broader and do not limit our acquisitions to a specific type of real estate asset or geographic area. Another entity sponsored by IREIC, Inland Real Estate Exchange Corporation, offers real estate exchange transactions, on a private basis, designed, among other things, to provide replacement properties for persons wishing to complete an IRS Section 1031 real estate exchange. Thus, these private placement programs do not have investment objectives similar to ours. However, these private placement programs have owned real estate assets similar to those that we may seek to acquire, including industrial buildings, shopping centers, office buildings and other retail buildings. Unlike us, none of the prior programs sponsored by IREIC or its affiliates had a policy or strategy of acquiring controlling interests in REITs or other real estate operating companies. The three REITs that seek current income and capital appreciation represent approximately 92% of the aggregate amount raised in offerings for which Inland Securities has served as dealer manager, approximately 99% of the aggregate number of investors, approximately 91% of properties purchased and approximately 91% of the aggregate cost of the properties purchased by the prior programs sponsored by IREIC and its affiliates.

With respect to the disclosures set forth herein, we have not provided information for Inland Retail Real Estate Trust, Inc., or IRRETI, at or for the period ended March 31, 2008. On February 27, 2007, IRRETI and Developers Diversified Realty Corporation (“DDR”) consummated the transactions contemplated by the Agreement and Plan of Merger, dated October 20, 2006, among DDR, a subsidiary of DDR and IRRETI.  Pursuant to the agreement, DDR acquired IRRETI for a total merger consideration of $14.00 per share plus accrued but unpaid dividends for the month of February in cash, prorated in accordance with the agreement. DDR elected to pay the merger consideration to the IRRETI stockholders through a combination of $12.50 in cash and $1.50 in common shares of DDR, which equates to a 0.021569 common share of DDR. The transaction had a total enterprise value of approximately $6.2 billion. No further information regarding IRRETI is available.

Summary Information

This discussion supplements the discussion contained in the prospectus under the heading “Prior Performance of IREIC Affiliates – Summary Information,” which begins on page 61 of the prospectus.

The table below provides summarized information concerning prior programs sponsored by IREIC or its affiliates, with the exception of IRRETI, for the ten year period ending March 31, 2008, and is qualified in its entirety by reference to the introductory discussion above and the detailed information appearing in the Prior Performance Tables in Appendix A of the prospectus. With respect to IRRETI, information is presented for the ten year period ended September 30, 2006. This information set forth in this table, and in the narrative that follows, represents capital raised by these prior programs only through offerings for which Inland Securities has served as dealer manager. All information regarding Inland Western Retail Real Estate Trust, Inc., Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc. is derived from the public filings by these entities. WE ARE NOT, BY INCLUDING THESE TABLES, IMPLYING THAT WE WILL HAVE RESULTS COMPARABLE TO THOSE REFLECTED IN THE TABLES BECAUSE OUR YIELD, CASH AVAILABLE FOR DISTRIBUTION AND OTHER FACTORS MAY BE SUBSTANTIALLY DIFFERENT. ACQUIRING OUR SHARES WILL NOT GIVE YOU ANY INTEREST IN ANY PRIOR PROGRAM.

	Inland Western Retail Real Estate Trust, Inc. as of March 31, 2008	Inland Retail Real Estate Trust, Inc. as of September 30, 2006	Inland Real Estate Corporation as of March 31, 2008 (1)	Inland Real Estate Exchange Private Placement Offerings as of March 31, 2008
Number of programs sponsored	1	1	1	75
Number of public offerings	2	3	4	0
Aggregate amount raised from investors	$4,449,999,000	2,424,515,000	727,771,000	655,895,000
Approximate aggregate number of investors	113,400	57,600	22,000	1,400
Number of properties purchased	314	287	177 (2)	77
Aggregate cost of properties	$8,323,954,000	4,138,046,000	1,641,929,000	1,364,137,000
Number of mortgages/notes receivable	5	0	0	0
Principal amount of mortgages/notes receivable	$29,984,100	0	0	0
Percentage of properties (based on cost) that were:
Commercial—
Retail	70.00%	89.00%	89.00%	32.00%
Single-user net lease	30.00%	11.00%	11.00%	12.00%
Nursing homes	0.00%	0.00%	0.00%	0.00%
Offices	0.00%	0.00%	0.00%	42.00%
Industrial	0.00%	0.00%	0.00%	14.00%
Health clubs	0.00%	0.00%	0.00%	0.00%
Mini-storage	0.00%	0.00%	0.00%	0.00%
Total commercial	100.00%	100.00%	100.00%	100.00%
Multi-family residential	0.00%	0.00%	0.00%	0.00%
Land	0.00%	0.00%	0.00%	0.00%
Percentage of properties (based on cost) that were:
Newly constructed (within a year of acquisition)	38.00%	39.00%	38.00%	29.00%
Existing construction	62.00%	61.00%	62.00%	71.00%

Number of properties sold in whole or in part	11	13	31 (2)	1

Number of properties exchanged	0	0	0	0

(1)         On November 13, 2006, Inland Real Estate Corporation, or IRC, issued $180 million aggregate principal amount of its 4.625% convertible senior notes due in 2026, which included the exercise by the initial purchasers of their option to purchase an additional $10 million to cover over-allotments.  IRC received net proceeds of approximately $177.3 million after deducting selling discounts and commissions. IRC used the net proceeds from the offering to repurchase 2,776,000 shares of its common stock at a price equal to $18.01 per share (approximately $50 million in the aggregate) concurrently with the closing of the offering.  Neither Inland Securities nor any Inland affiliate received any fees in connection with this private placement.  Accordingly, information regarding this private placement has been excluded from the table and the narrative below.

(2)         IRC’s joint venture with Inland Real Estate Exchange Corporation has offered tenant-in-common (“TIC”) interest in properties that it holds together with its joint venture partner, to investors in a private placement exempt from registration under the Securities Act of 1933, as amended.  Included in the amounts above are all properties purchased for this joint venture.  During 2007, IRC purchased ten properties of which five have been either partially or entirely sold to TIC investors.  During the three months ended March 31, 2008, IRC sold interest in four properties to TIC investors.

During the three years prior to March 31, 2008, Inland Western Retail Real Estate Trust, Inc. purchased 202 properties and Inland Real Estate Corporation purchased twelve commercial properties. During the three years prior to September 30, 2006, Inland Retail Real Estate Trust, Inc. purchased sixty-eight commercial properties. Upon written request, you may obtain, without charge, a copy of Table VI filed with the Securities and Exchange Commission in Part II of our registration statement. Table VI provides more information about these acquisitions. In addition, upon written request, you may obtain, without charge, a copy of the most recent Form 10-K annual report filed with the Securities and Exchange Commission by any of these REITs within the last twenty-four months. We will provide exhibits to each such Form 10-K upon payment of a reasonable fee for copying and mailing expenses.

Publicly Registered REITs

This discussion supplements the discussion contained in the prospectus under the heading “Prior Performance of IREIC Affiliates – Publicly Registered REITs,” which begins on page 63 of the prospectus.

Inland Real Estate Corporation.

Through March 31, 2008, IRC had issued approximately 15.7 million shares of common stock through its distribution reinvestment program and had realized total gross offering proceeds of approximately $674.7 million. On June 30, 2008, the closing price of IRC’s common stock on the New York Stock Exchange was $14.42 per share.

As of March 31, 2008, the properties owned by IRC were generating sufficient cash flow to pay operating expenses and an annual cash distribution of $0.98 per share, equal portions of which are paid monthly.

As of March 31, 2008, IRC owned 152 properties for an aggregate purchase price of approximately $1.7 billion. As of March 31, 2008, IRC had debt of approximately $606.7 million secured by its properties and had $100 million outstanding through an unsecured line of credit.

Inland Western Retail Real Estate Trust, Inc.

Through March 31, 2008, Inland Western had issued approximately 51 million shares through its distribution reinvestment program and had repurchased approximately 27 million shares through its share repurchase program. As a result, Inland Western had realized total gross offering proceeds of approximately $4.8 billion as of March 31, 2008.

As of March 31, 2008, the properties owned by Inland Western were generating sufficient cash flow to pay operating expenses and an annualized cash distribution of $0.6425 per share, a portion of which is paid monthly.

As of March 31, 2008, Inland Western owned 303 properties for an aggregate purchase price of approximately $7.7 billion. As of March 31, 2008, Inland Western had borrowed approximately $4.1 billion secured by its properties.

On November 15, 2007, Inland Western became a self-administered REIT by acquiring, through merger, Inland Western Retail Real Estate Advisory Services, Inc., its business manager and advisor, and Inland Southwest Management Corp., Inland Northwest Management Corp., and Inland Western Management Corp., its property managers. As a result of the merger, Inland Western issued to our sponsor, IREIC, the sole stockholder of its business manager and advisor, and the stockholders of the property managers, an aggregate of approximately 37.5 million shares of Inland Western’s common stock, valued at $10.00 per share for purposes of the merger agreement, or approximately 7.7% of its common stock.

On November 1, 2007, a single stockholder filed a class action complaint in the United States District Court for the Northern District of Illinois alleging violations of the federal securities laws and common law causes of action in connection with Inland Western’s merger with its business manager/advisor and property managers as reflected in its Proxy Statement dated September 10, 2007 (the “Proxy Statement”).  The complaint alleges, among other things, (1) that the consideration paid as part of the merger was excessive; (2) violations of Section 14(a), including Rule 14a-9 thereunder, and Section 20(a) of the Exchange Act, based upon allegations that the proxy statement contains false and misleading statements or omits to state material facts; (3) that the business manager/advisor and property managers and certain directors and defendants breached their fiduciary duties to the class; and (4) that the merger unjustly enriched the business manager/advisor and property managers. The complaint seeks, among other things, (i) certification of the class action; (ii) a judgment declaring the proxy statement false and misleading; (iii) unspecified monetary damages; (iv) nullification of any stockholder approvals obtained during the proxy process; (v) nullification of the merger and the related merger agreements with the business manager/advisor and the property managers; and (viii) the payment of reasonable attorneys’ fees and experts’ fees. Inland Western believes that the allegations in the complaint are without merit, and intends to vigorously defend the lawsuit.

The following tables summarize distributions paid by IRC and Inland Western from the date each was formed or commenced its offering through March 31, 2008.

Inland Real Estate Corporation – Last Offering By Inland Securities Completed In 1998

	Total Distribution	Ordinary Income(1)	Non Taxable Distribution(2)	Capital Gain Distribution(3)	Total Distributions per Share
	$	$	$	$	$
1995	736,627	694,213	42,414	—	.76
1996	3,704,943	3,093,525	611,418	—	.82
1997	13,127,597	9,739,233	3,388,364	—	.86
1998	35,443,213	27,015,143	8,428,070	—	.88
1999	48,379,621	35,640,732	12,738,889	—	.89
2000	52,964,010	40,445,730	12,518,280	—	.90
2001	58,791,604	45,754,604	12,662,414	374,586.93
2002	60,090,685	41,579,944	18,315,640	195,101.94
2003	61,165,608	47,254,096	13,577,679	333,833.94
2004	62,586,577	53,458,760	7,883,026	1,244,791.94
2005(4)	58,867,790	57,502,980	—	1,364,810.87
2006(5)	64,689,179	55,737,360	8,520,125	431,694.96
2007(6)	63,659,150	59,860,450	516,781	3,281,919.98
2008	16,123,000	16,123,000	—	—	.24
	600,329,604	493,899,770	99,203,100	7,226,734

(1)	The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year end.
(2)

Represents a reduction in basis for federal income tax purposes resulting from cash distributions (other than in respect of property sale proceeds) in excess of current or accumulated earnings and profits.

(3)	Represents a capital gain distribution for federal income tax purposes.
(4)

For the year ended December 31, 2005, IRC declared distributions of $0.95 per diluted weighted average number of shares outstanding and distributed $0.87 per share for the eleven-month period February 17, 2005 through December 19, 2005. The distribution declared on December 20, 2005 with a record date of January 3, 2006 and payment date of January 17, 2006 is reportable for tax purposes in 2006 and is not reflected in the 2005 calculation.

(5)

The December distribution declared on December 20, 2006, with a record date of January 2, 2007 and payment date of January 17, 2007, is reportable for tax purposes in 2007 and is not reflected in the 2006 calculation.

(6)

The December distribution declared on December 17, 2007, with a record date of December 31, 2007 and payment date of January 17, 2008, is reportable for tax purposes in 2008 and is not reflected in the 2007 calculation.

Inland Western Retail Real Estate Trust, Inc. – Last Offering By Inland Securities Completed In 2005(1)

	Total Distribution	Ordinary Income(2)	Non Taxable Distribution(3)	Capital Gain Distribution(4)	Total Distributions per Share
	$	$	$	$	$
2003	358,000	—	358,000	—	.13	(5)
2004	54,542,000	29,998,000	24,544,000	—	.66
2005	211,327,000	114,117,000	97,210,000	—	.64
2006	283,769,000	128,962,000	154,807,000	—	.64
2007	290,550,000	141,560,000	148,990,000	—	.64
2008	77,803,000	—	—	—	.16
	918,350,000	414,637,000	425,909,000	—

(1)	Since 2003 through March 31, 2008, IREIC or its affiliates received approximately $103.1 million in advisor fees and agreed to forgo an additional $168 million.
(2)	The breakout between ordinary income and return of capital is finalized on an annual basis after the calendar year end.
(3)

Represents a reduction in basis for federal income tax purposes resulting from cash distributions (other than in respect of property sale proceeds) in excess of current or accumulated earnings and profits.

(4)	Represents a capital gain distribution for federal income tax purposes.
(5)	Inland Western began paying monthly distributions in November 2003. This amount represents total distributions per share paid during the period from November 2003 through December 2003.

Private Partnerships

This discussion supplements the discussion contained in the prospectus under the heading “Prior Performance of IREIC Affiliates – Private Partnerships,” which begins on page 69 of the prospectus.

Through March 31, 2008, affiliates of IREIC have sponsored 514 private placement limited partnerships which have raised more than $524.2 million from approximately 17,000 investors and invested in properties for an aggregate price of more than $1 billion in cash and notes. Of the 522 properties purchased, 93% have been located in Illinois. Approximately 90% of the funds were invested in apartment buildings, 6% in shopping centers, 2% in office buildings and 2% in other properties. Including sales to affiliates, 506 partnerships have sold their original property investments. Officers and employees of IREIC and its affiliates invested more than $17 million in these limited partnerships.

From April 1, 1998 through March 31, 2008, investors in these private partnerships have received total distributions in excess of $596 million consisting of cash flow from partnership operations, interest earnings, sales and refinancing proceeds and cash received from the course of property exchanges.

1031 Exchange Private Placement Offering Program

This discussion supersedes the discussion contained in the prospectus under the heading “Prior Performance of IREIC Affiliates – 1031 Exchange Private Placement Offering Program,” which begins on page 70 of the prospectus.

In March 2001, IREIC formed Inland Real Estate Exchange Corporation, or IREX, to, among other things, provide replacement properties for people wishing to complete an Internal Revenue Code Section 1031 real estate exchange. Through March 31, 2008, IREX has offered the sale of seventy properties with a total property value of approximately $1.4 billion.

The following table summarizes certain aspects of the offering and distributions for each of the 1031 exchange private placement offerings through March 31, 2008:

Name of Entity	Number of Investors	Offering Equity	Offering Completed	Distributions To Date	2008 Annual Distribution	2007 Annual Distribution	2006 Annual Distribution
		($)		($)	(%)	(%)	(%)
Landings of Sarasota DBT(A)	9	4,000,000	05/2002	8,381,766	N/A	N/A	N/A
Sentry Office Building DBT	7	3,500,000	04/2002	2,668,954	16.91	13.43	13.43
Pets Bowie DBT	7	2,600,000	07/2002	2,784,046	15.70	9.29	9.29
1031 Chattanooga DBT	9	1,900,000	05/2002	1,613,258	11.20	8.26	8.26
Lansing Shopping Center DBT	5	5,000,000	09/2001	3,655,889	11.59	9.07	9.07
Inland 220 Celebration Place DBT	35	15,800,000	09/2003	7,233,001	9.72	8.89	8.89
Taunton Circuit DBT (B)	1	3,750,000	09/2002	6,210,312	N/A	8.31	8.31
Broadway Commons DBT	32	8,400,000	12/2003	5,355,357	10.41	11.55	10.18
Bell Plaza 1031, LLC (B)	1	890,000	11/2003	2,655,577	N/A	17.33	17.33
Inland 210 Celebration Place DBT	1	6,300,000	01/2003	2,866,500	10.01	8.90	8.90
CompUSA Retail Building, LLC	11	3,950,000	02/2004	1,391,807	0.00	8.90	8.396
Janesville Deere Distribution Facility 1031, LLC	35	10,050,000	01/2004	3,468,171	6.96	7.75	7.75
Fleet Office Building 1031, LLC (C)	30	10,000,000	01/2004	21,765,758	8.52	8.52	8.52
Davenport Deere Distribution Facility 1031, LLC	35	15,700,000	04/2004	4,915,153	8.40	7.36	7.36

Name of Entity	Number of Investors	Offering Equity	Offering Completed	Distributions To Date	2008 Annual Distribution	2007 Annual Distribution	2006 Annual Distribution
		($)		($)	(%)	(%)	(%)
Grand Chute DST	29	6,370,000	03/2004	2,406,262	8.58	9.32	8.52
Macon Office DST	29	6,600,000	03/2004	2,334,750	8.54	8.20	8.20
White Settlement Road Investment, LLC	1	1,420,000	12/2003	509,719	8.34	8.34	8.34
Plainfield Marketplace 1031, LLC	31	12,475,000	06/2004	3,509,003	7.24	7.21	7.21
Pier 1 Retail Center 1031, LLC	22	4,300,000	06/2004	1,161,260	0.00	7.43	7.43
Long Run 1031, LLC	1	4,935,000	05/2004	2,119,113	N/A	N/A	N/A
Forestville 1031, LLC	1	3,900,000	05/2004	1,055,480	6.98	7.55	7.55
Bed, Bath & Beyond 1031, LLC	20	6,633,000	08/2004	1,793,525	7.65	7.51	7.51
Cross Creek Commons 1031, LLC	26	6,930,000	08/2004	1,925,841	7.75	7.34	7.34
BJ’s Shopping Center 1031, LLC	22	8,365,000	01/2005	2,305,760	8.55	7.86	7.86
Barnes & Noble Retail Center 1031, LLC	12	3,930,000	02/2005	894,381	6.68	6.67	6.67
Port Richey 1031, LLC (D)	1	3,075,000	07/2004	1,014,623	8.28	9.50	9.50
Walgreen Store Hobart 1031, LLC	24	6,534,000	02/2005	4,276,982	6.91	6.91	6.91
Kraft Cold Storage Facility 1031, LLC	19	5,667,000	12/2004	1,341,669	7.21	7.00	7.00
Huntington Square Plaza 1031, LLC	39	39,200,000	06/2005	3,949,223	6.66	6.66	6.47
Best Buy Store Reynoldsburg 1031, LLC	19	10,345,000	02/2005	1,149,395	6.73	6.73	6.73
Jefferson City 1031, LLC	28	10,973,000	04/2005	2,611,481	7.96	7.96	7.96
Stoughton 1031, LLC	27	19,950,000	05/2005	2,093,443	6.66	6.66	6.66
Indianapolis Entertainment 1031, LLC	1	2,190,000	11/2004	273,925	7.79	7.15	7.15
Mobile Entertainment 1031, LLC	1	1,578,000	11/2004	199,050	7.82	7.16	7.16
Chenal Commons 1031, LLC	19	14,346,000	06/2005	1,729,077	7.64	7.87	7.51
Oak Brook Kensington 1031, LLC	60	23,500,000	12/2006	4,762,005	7.45	7.09	7.09
Columbus 1031, LLC	38	23,230,000	12/2006	4,661,956	8.12	7.87	7.87
Edmond 1031, LLC	1	1,920,000	05/2005	434,144	7.96	7.96	7.96
Taunton Broadway 1031, LLC (E)	1	1,948,000	08/2005	244,289	N/A	7.79	7.79
Wilmington 1031, LLC	1	2,495,000	09/2005	442,484	7.09	7.09	7.09
Wood Dale 1031, LLC (B)	16	3,787,500	03/2006	4,969,496	N/A	6.95	6.82
Cincinnati Eastgate 1031, LLC	13	3,210,000	06/2006	488,174	7.00	7.00	7.00
Norcross 1031, LLC	1	3,000,000	11/2005	495,089	6.90	6.90	6.90
Martinsville 1031, LLC	1	2,360,000	12/2005	362,659	6.74	6.74	6.74
Indiana Office 1031, LLC	34	18,200,000	03/2006	3,179,675	7.73	7.62	7.62
Yorkville 1031, LLC	21	8,910,000	03/2006	1,051,596	6.09	5.75	5.75
Louisville 1031, LLC	39	18,830,000	06/2006	2,522,901	7.00	7.00	7.00
Madison 1031, LLC	1	1,472,000	03/2006	187,284	7.00	6.70	6.70
Murfreesboro 1031, LLC	20	7,185,000	06/2006	764,311	6.06	5.75	5.75
Aurora 1031, LLC	1	1,740,000	06/2006	207,347	7.01	6.73	6.73
Craig Crossing 1031, LLC	29	14,030,000	08/2006	1,463,049	6.17	6.07	6.07
Charlotte 1031, LLC	52	24,105,000	03/2007	2,387,390	6.05	6.05	6.05
Olivet Church 1031, LLC	33	10,760,000	03/2007	952,793	6.24	6.25	6.25
Glenview 1031, LLC	38	23,350,000	05/2007	1,867,822	6.25	6.25	6.25
Yuma Palms 1031, LLC	32	42,550,000	06/2007	3,189,648	6.25	6.17	6.17
Honey Creek, LLC	40	13,137,300	06/2007	1,006,822	6.29	6.29	6.29
Dublin 1031, LLC	19	10,550,000	05/2007	716,946	6.40	6.40	N/A
Inland Riverwoods, LLC	40	15,712,805	06/2007	949,192	6.86	6.48	N/A
Inland Sioux Falls, LLC	40	18,110,000	07/2007	968,945	7.03	6.89	N/A
Burbank 1031 Venture, LLC	1	5,285,000	09/2007	172,897	6.03	6.03	N/A
Houston 1031 Limited Partnership	35	32,900,000	09/2007	1,171,686	6.09	6.00	N/A
Inland Chicago Grace Office L.L.C.	30	7,097,195	08/2007	278,194	6.30	6.06	N/A
Plano 1031 Limited Partnership	28	16,050,000	11/2007	669,863	7.33	7.19	N/A
Eden Prairie 1031, DST	23	9,573,827	11/2007	386,897	8.06	8.08	N/A
Carmel 1031 Venture L.L.C.	1	3,655,000	11/2007	78,799	6.40	6.40	N/A
West St. Paul 1031 Venture L.L.C.	28	4,315,000	03/2008	133,109	6.30	6.32	N/A
Schaumburg 1031 Venture L.L. C.	16	9,950,000	01/2008	182,042	6.23	6.05	N/A
Waukesha 1031 DST	28	11,490,000	01/2008	290,934	7.43	7.44	N/A
Tampa-Coconut Palms Office Bldg 1031, LLC	23	13,866,000	03/2008	124,540	5.58	5.58	N/A
Delavan Crossing 1031 Venture, LLC	1	5,295,000	03/2008	3,447	6.11	N/A	N/A
Geneva 1031, LLC	30	15,030,000	*	80,530	6.69	N/A	N/A

Name of Entity	Number of Investors	Offering Equity	Offering Completed	Distributions To Date	2008 Annual Distribution	2007 Annual Distribution	2006 Annual Distribution
		($)		($)	(%)	(%)	(%)
Memorial square Retail Center	0	19,840,000	*	—	N/A	N/A	N/A
Greenfield Commons Retail Building	0	3,556,000	*	—	N/A	N/A	N/A
Telecommunications 1031 Venture, DST	11	23,265,000	*	5,730	6.38	N/A	N/A
GE Inspections Technologies Buildings	0	6,915,000	*	—	6.14	N/A	N/A
		$753,736,627		$155,474,196

*	Offering was not complete as of March 31, 2008.
(A)	This property was sold in July 2005.
(B)	This property was sold in 2007.
(C)	The 2005 distribution includes additional distribution of excess operating funds.
(D)	No property reserve contributions were taken in 2005 and fund were distributed to investors per projections
(E)

The Commonwealth of Massachusetts instituted an eminent domain proceeding to acquire the property for expansion of its courthouse. Upon the eminent domain taking by the Commonwealth of Massachusetts, Walgreens, the tenant, stopped making payments to the sole owner. The sole owner has retained legal counsel located in Massachusetts to negotiate and settle the proceeding.

Liquidity of Prior Programs

While engaged in a public offering of its common stock, each of the three REITs sponsored by IREIC disclosed in its prospectus the time at which it anticipated its board would consider listing, liquidating or selling its assets individually.  The following summary sets forth both the dates on which these REITs anticipated considering a liquidity event and the dates on which the liquidity events occurred, if ever.

·                  Inland Real Estate Corporation. IRC stated that the company anticipated that, by 1999, its directors would determine whether to apply to have the shares of its common stock listed for trading on a national stock exchange.  In July 2000, IRC became a self-administered REIT by acquiring, through merger, its advisor and its property manager. The board evaluated market conditions each year thereafter.  The board decided that conditions were finally favorable in 2004, and IRC listed its shares on the New York Stock Exchange and began trading in June 2004.  On June 30, 2008, the closing price of IRC’s common stock on the New York Stock Exchange was $14.42 per share.

·                  Inland Retail Real Estate Trust, Inc.  IRRETI stated that the company anticipated that, by February 2004, its directors would determine whether to apply to have shares of its common stock listed for trading on a national stock exchange.  In December 2004, IRRETI became a self-administered REIT by acquiring, through merger, its business manager and advisor and its property managers. The board of directors of IRRETI thereafter considered market conditions and chose not to list its common stock.  IRRETI instead consummated a liquidity event by merging with Developers Diversified Realty Corporation, a New York Stock Exchange-listed REIT, in February 2007.  IRRETI’s stockholders received, for each share of common stock held, $12.50 in cash and $1.50 in common shares of DDR, which equates to a 0.021569 common share of DDR.

·                  Inland Western Retail Real Estate Trust, Inc.  Inland Western has stated that the company anticipates that, by September 2008, its directors will determine whether to apply to have the shares of its common stock listed for trading on a national stock exchange, or whether to commence subsequent offerings of its common stock.  In November 2007, Inland Western became a self-administered REIT by acquiring, through merger, its business manager and advisor and its property managers. As of March 31, 2008, Inland Western had not applied to list its common stock for trading.

MANAGEMENT

Inland Affiliated Companies

This section supersedes the discussion contained in our prospectus under the heading “Management – Inland Affiliated Companies,” which begins on page 98 of the prospectus

Our sponsor, Inland Real Estate Investment Corporation, or IREIC, is an affiliate of The Inland Real Estate Group, Inc., or TIREG.  The first Inland entity was formed by a group of Chicago schoolteachers in 1967, and incorporated the following year.  The principals of TIREG and its affiliates are still centered in the Chicago metropolitan area.  Over the past forty years, TIREG and its affiliates have experienced significant growth and now make up a fully-integrated group of legally and financially separate companies that have been engaged in diverse facets of real estate providing property management, leasing, marketing, acquisition, disposition, development, redevelopment, renovation, construction, finance, investment products and other related services.  IREIC, our Business Manager and TIREG are part of The Inland Real Estate Group of Companies, Inc., which is comprised of independent legal entities that are either subsidiaries of the same entity, affiliates of each other, share some common ownership or were previously sponsored and managed by subsidiaries of IREIC.  These entities, some or all of which are sometimes referred to herein as “Inland,” were, in the aggregate, ranked by Crain’s Chicago Business in April 2007 as the sixteenth largest privately held company headquartered in the Chicago area.  In April 2007, Retail Traffic ranked The Inland Real Estate Group of Companies as the fifth top owner and manager in the United States.  In July 2007, National Real Estate Investor ranked The Inland Real Estate Group of Companies twenty-first in a survey of the top twenty-five owners of office space as of December 31, 2006.  Inland is one of the largest property management firms in Illinois and one of the largest commercial real estate and mortgage banking firms in the Midwest.  As of March 31, 2008, Inland affiliates or related parties have raised more than $14.9 billion from investment product sales to over 325,000 investors.  Inland has completed more than 352 investment programs, and in each case, no investor has received less than his or her contributed capital.

As of March 31, 2008, Inland affiliates or related parties cumulatively had 1,281 employees, owned properties in forty-five states and managed assets with a value exceeding $23.1 billion.  Our senior management includes executives of TIREG and its affiliates.  As of March 31, 2008, IREIC was the general partner of limited partnerships which owned in excess of 2,068 acres of pre-development land in the Chicago area, as well as over three million square feet of real property and 2,248 apartment units.  As of March 31, 2008, another affiliate, Inland Mortgage Brokerage Corporation, had originated more than $11.7 billion in financing including loans to third parties and affiliated entities and owned a loan portfolio totaling approximately $347 million.  Another affiliate, Inland Commercial Mortgage Corporation, had originated more than $52 million in financing as of March 31, 2008.  Inland Mortgage Servicing Corporation services a loan portfolio with a face value exceeding $10 billion.

As of March 31, 2008, Inland was responsible for managing approximately 104 million square feet of commercial properties located in forty states.  A substantial portion of the portfolio, approximately 29.9 million square feet, consists of properties leased on a triple-net lease basis.  A triple-net lease means that the tenant operates and maintains the property and pays rent that is net of taxes, insurance, and operating expenses.  This group also manages more than 5,827 multi-family units that are principally located in the Chicago metropolitan area.  Inland Real Estate Acquisitions, another affiliate, has extensive experience in acquiring real estate for investment.  Over the years, through Inland Real Estate Acquisitions and other affiliates, Inland has acquired more than 2,688 properties.

Another affiliate, Inland Real Estate Development Corporation, has handled the design, approval and entitlement of parcels that have included in excess of 11,000 residential units, 13.5 million square feet of retail land and 7.6 million square feet of industrial land.  Inland Real Estate Development has been responsible for the land development of over 3,300 of those residential units, 7.6 million square feet of the retail land and all 7.6 million square feet of the industrial land.  Inland Real Estate Development currently manages an inventory of over 3,500 acres of land for development of which approximately 1,500 acres it or its affiliates own.  Another affiliate, Inland Real Estate Brokerage, Inc., is one of the largest “mid-market” investment real estate brokerage specialists in the Midwest.  In the last six years it has completed more than $582 million in commercial real estate sales and leases, has been involved in the sale of more than 4,675 multi-family units, and the sale and lease of over sixty-six million square feet of commercial property.  See also “Prior Performance of IREIC Affiliates” in this prospectus and Appendix A, “Prior Performance Tables,” for additional information.

Property Management Agreements – Our Lodging Facilities

This section updates the discussion contained in our prospectus under the heading “Management – Property Management Agreements – Our Lodging Facilities,” which begins on page 116 of the prospectus.

As of March 31, 2008, Alliance Hospitality Management, LLC managed thirty-eight, or 37%, of our hotels, Marriott managed twenty-seven, or 26%, of our hotels, Interstate Hotel and Resorts, Inc. and Hilton each managed eleven, or 11%, of our hotels, Davidson Hotel Group managed four, or 4%, of our hotels, Winston Hospitality, Inc., White Lodging Services Corporation and Urgo Hotels each managed three, or 3%, of our hotels and Grand Heritage Hotel Group and Hyatt Select Hotels Group, LLC each managed one hotel.

BUSINESS AND POLICIES

The following discussion is added to the “Business and Policies” section of the prospectus, which begins on page 128, directly following the first two paragraphs of that section.

We are a diversified REIT, and intend to maximize stockholder value by utilizing the depth of our expertise to capitalize on opportunities in the real estate industry.  Our business model is depicted below:

Borrowing Policy

This subsection supplements the discussion contained in the prospectus under the heading “Business and Policies – Borrowing Policy,” which begins on page 131 of the prospectus.

In addition, in certain circumstances we may enter into derivative transactions for the purpose of fixing or capping the rates on any floating interest rate debt where the principal amount of the indebtedness does not exceed $100 million.

Our Assets

Our Joint Ventures, Our Operating Companies

We have elected to “incorporate by reference” information regarding our joint ventures and operating companies, specifically with respect to Inland American Orchard Hotels, Inc. and Inland American Urban Hotels, Inc., into this supplement from documents we have filed separately with the SEC.  See “Incorporation By Reference” for a list the documents that are incorporated by reference herein.

Our Investments and Lending Relationships

This subsection supplements the discussion contained in the prospectus under the heading “Business and Policies – Our Assets – Our Investments and Lending Relationships,” which begins on page 143 of the prospectus.

Other Investments.  On October 29, 2007, we purchased, through a wholly owned subsidiary formed for this purpose, a 75% interest in a limited partnership known as FW Lemmon, L.P. (“Lemmon”) that owns approximately 2.276 acres of undeveloped land located at the intersection of Lemmon Avenue and Carlisle Street in Dallas, Texas.  Lemmon, itself or through a successor entity, intends to develop this land to construct an apartment complex comprised of 206 one- and two-bedroom units.  The apartment complex also will include approximately 4,500 gross leasable square feet of retail space.  We anticipate that the cost to develop this property will be approximately $31.3 million. The development is expected to begin in May 2008 and be completed in September 2009. We purchased the Lemmon interests from unaffiliated third parties, FWC Operating GP, LLC and FWC Apartment Development Company, LP, for approximately $4.5 million in cash, and may later borrow monies using our interest in the partnership as collateral.

Our Lending Relationships.  We may make loans to third parties or to affiliates of, or entities sponsored by, IREIC.  These loans may be secured by first or second mortgages on commercial real estate owned by the entity or a pledge of ownership interests in the entity owning commercial real estate.  In addition, we generally obtain personal guarantees from the borrowers of these loans, particularly where the loans are secured by underdeveloped land.  The following is a summary of the loans that we have made as of the date of this prospectus.

Cambria Suites.  On December 31, 2007 and during March 2008, we advanced approximately $11.5 million and $3.1 million, respectively, of a $24 million loan to an unaffiliated third party, JT PLC 33rd Street Owner, L.P. referred to herein as “JTPLC.”  The borrower is required to use the loan proceeds to acquire a 7,406 sq ft parcel of land located in Midtown Manhattan in New York, New York (referred to herein as the “Manhattan land”), to fund pre-development costs and to fund certain sitework for the pre-development of a Cambria Suites® hotel.  JTPLC will make monthly interest-only payments on the loan at the 30 day LIBOR rate plus 3.50%, until the loan is repaid in full.  A final balloon payment of all outstanding principal, all accrued and unpaid interest, and all other sums due under the loan documents will be due from JTPLC at maturity on December 31, 2008.  Subject to certain conditions, JTPLC may extend the term of the loan for one year by paying an extension fee of $144,000.  The loan may not be prepaid in full or in part prior to June 1, 2008.  If the loan is prepaid during the period from July 1, 2008 through September 30, 2008, there is a 1% prepayment penalty.

JTPLC has granted us a first priority mortgage security interest in the Manhattan land as well as any buildings or improvements to be developed on that land. JTPLC also has assigned its interests in contracts relating to the Manhattan land, and the construction of improvements thereon, as additional collateral securing the loan.  PLC Partners, LLC and Sam Klein, individually, also have agreed to guarantee the performance of JTPLC’s obligations under the loan documents, in an amount not to exceed 25% of the loan amount, or $6.0 million.

South Shore Corporate Park.  On August 1, 2007 and February 11, 2008, we advanced an additional $464,291 and $8.1 million, respectively, of this $38.8 million loan to an unaffiliated third party, South Shore Corporate Park LLC.

Alcoa Exchange.  On May 19, 2008, Alcoa Exchange Associates, LLC paid approximately $18.9 million in full payment of the loan.

Fourth Quarter Properties 124, LLC. On October 1, 2007, our subsidiary, IA Orland Sand, L.L.C.  terminated its loan participation agreement with IRC by paying IRC approximately $10.4 million in cash, in exchange for IRC’s 25% interest in the loan.

Fourth Quarter Properties 124, LLC has three times elected to extend the term of the loan through March 31, 2009, and has paid an aggregate $150,000 extension fee.

PLAN OF DISTRIBUTION

The following information is inserted at the end of the “Plan of Distribution” section on page 251 of our prospectus.

The following table provides information regarding shares sold in both our initial offering and our current follow-on offering as of July 16, 2008.

	Shares	Gross Proceeds ($) (1)	Commissions and Fees ($) (2)	Net Proceeds ($) (3)

From our sponsor:	20,000	200,000	—	200,000

Shares sold in the initial offering:	469,598,762	4,695,987,620	493,078,705	4,202,908,915

Shares sold in the follow-on offering:	190,166,008	1,901,660,080	199,674,308	1,701,985,772

Shares sold pursuant to our distribution reinvestment plan in the initial offering:	9,720,991	92,349,415	—	92,349,415

Shares sold pursuant to our distribution reinvestment plan in the follow-on offering:	19,882,464	188,883,408	—	188,883,408

Shares repurchased pursuant to our share repurchase program:	(4,069,402)	(37,734,892)	—	(37,734,892)

	685,318,823	6,841,345,631	692,753,013	6,148,592,618

(1)	Gross proceeds received by us as of the date of this table for shares sold to investors pursuant to accepted subscription agreements.
(2)	Inland Securities Corporation serves as dealer manager of these offerings and is entitled to receive selling commissions and certain other fees, as discussed further in our prospectus.
(3)	Number reflects net proceeds prior to paying organizational and offering expenses other than selling commissions, marketing contributions and due diligence expense allowances.

Volume Discounts

The following discussion modifies the discussion contained in the prospectus under the heading “Plan of Distribution – Volume Discounts,” which begins on page 254 of the prospectus.

Some purchases may be combined for the purpose of qualifying for a volume discount and for determining commission payable to the dealer manager or the soliciting dealers, so long as all the combined purchases are made through the same soliciting dealer. Subscriptions made in this and any other public offering of our shares will be combined with other subscriptions in this and any other public offering of our shares for the purposes of computing amounts invested.

HOW TO SUBSCRIBE

The following discussion modifies the discussion contained in the prospectus under the heading “How To Subscribe,” which begins on page 257 of the prospectus.

The option of placing a transfer on death, or TOD, designation on your shares purchased in this offering is not available to residents of the States of Louisiana and Texas.

The election to have registered investment advisory fees deducted from your account with us and paid directly to your registered investment advisor by completing and signing a letter of instruction (in the form attached as Appendix E-1 to this prospectus) is not available for custodial ownership accounts, such as individual retirement accounts, Keogh plans and 401(k) plans.

OPTIONAL INDIVIDUAL RETIREMENT ACCOUNT PROGRAM

The following discussion modifies the discussion contained in the prospectus under the heading “Optional Individual Retirement Account Program,” which begins on page 264 of the prospectus.

Our agreement with FTCO offers a FTCO IRA accountholder the following benefits:

·                                          The FTCO IRA account set up fee of $25 will be waived for those accountholders who purchase $10,000 or more of shares of our common stock to be held in that FTCO IRA.

·                                          The ACH distribution fee of $1 per distribution will be waived.*

·                                          The $8 fee charged for the first purchase of our company shares will be waived. However, subsequent purchases of our shares by the FTCO IRA will incur an $8 fee which will be charged to the accountholder.*

·                                          The FTCO IRA closing fee has been reduced to $100. This fee will be charged to the accountholder.*

·                                          The accountholder will receive an annual statement from FTCO. If an accountholder elects to receive statements on a monthly or quarterly basis, a fee will be charged to the accountholder based on the frequency of statement receipt. The annual fee to receive monthly statements is $25, and the annual fee to receive quarterly statements is $10.*

·                                          We will pay the annual account fee for a FTCO IRA as long as that FTCO IRA holds shares of our company worth $10,000 or more.*

The new fee schedule went into effect on March 1, 2008.

*Effective January 1, 2008, any FTCO IRA accountholder who made an investment in shares of our common stock and whose investment in shares of our common stock has transferred to or accumulated to at least $10,000, including the value of DRP shares can take advantage of these benefits. (Each account handled separately must qualify with at least a $10,000 value. FTCO IRA accounts cannot be combined to reach the $10,000 value.)**

**The qualifying date will change to July 1, 2008.  FTCO IRA accounts with at least $10,000 can take advantage of these benefits for the period July 1, 2008 through June 30, 2009.

EXPERTS

The following discussion supplements the discussion contained in the prospectus under the heading “Experts,” which begins on page 273 of the prospectus.

The consolidated balance sheets of Inland American Real Estate Trust, Inc. and subsidiaries, as of December 31, 2007 and 2006, and the related consolidated statements of operations and other comprehensive income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2007, and the related financial statement Schedule III have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The balance sheet of The Woodlands Hotel, L.P. as of December 29, 2006 and the related statements of operations, partners’ equity (deficit), and cash flows for the period January 1, 2006 to December 29, 2006, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Apple Hospitality Five, Inc. appearing in Inland American Real Estate Trust, Inc.’s 8-K filed on October 10, 2007, and Apple Hospitality Five, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 included therein have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The combined consolidated financial statements of RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F. #1), L.P. as of December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007 incorporated by reference herein have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

ELECTRONIC DELIVERY OF DOCUMENTS

The following discussion supplements the discussion contained in the prospectus under the heading “Electronic Delivery of Documents,” which begins on page 275 of the prospectus.

Our subscription agreements, included in this prospectus as Appendix C-1, give you the option to consent to the electronic delivery of documents, including any supplements to our prospectus and post-effective amendments to our registration statement as well as annual and quarterly reports.

INDEX TO FINANCIAL STATEMENTS

The following financial statements supplement the section entitled “Financial Statements,” which begins on page F-i of the prospectus.

Page
Inland American Real Estate Trust, Inc.:

Report of Independent Registered Public Accounting Firm	*

Consolidated Balance Sheets at December 31, 2007 and December 31, 2006	*

Consolidated Statements of Operations and Other Comprehensive Income for the years ended December 31, 2007, 2006 and 2005	*

Consolidated Statement of Stockholders’ Equity for the years ended December 31, 2007, 2006 and 2005	*

Consolidated Statements of Cash Flows for the years ended December 31, 2007, 2006 and 2005	*

Notes to Consolidated Financial Statements at December 31, 2007, 2006 and 2005	*

Schedule III Real Estate and Accumulated Depreciation	*

Pro Forma Consolidated Balance Sheet at December 31, 2007 (unaudited)	*

Notes to Pro Forma Consolidated Balance Sheet at December 31, 2007 (unaudited)	*

Pro Forma Consolidated Statement of Operations for the year ended December 31, 2007 (unaudited)	*

Notes to Pro Forma Consolidated Statement of Operations for the year ended December 31, 2007 (unaudited)	*

Consolidated Balance Sheets at March 31, 2008 (unaudited) and December 31, 2007	*

Consolidated Statements of Operations and Other Comprehensive Income for the three months ended March 31, 2008 and 2007 (unaudited)	*

Consolidated Statement of Stockholders’ Equity for the three months ended March 31, 2008 (unaudited)	*

Consolidated Statements of Cash Flows for the three months ended March 31, 2008 and 2007 (unaudited)	*

Notes to Consolidated Financial Statements	*

Apple Hospitality Five, Inc.:

Report of Independent Registered Public Accounting Firm	*

Consolidated Balance Sheets for the years ended December 31, 2006 and 2005	*

Consolidated Statements of Operations for the years ended December 31, 2006, 2005 and 2004	*

Consolidated Statements of Shareholders’ Equity for the years ended December 31, 2006, 2005 and 2004	*

Consolidated Statements of Cash Flows for the years ended December 31, 2006, 2005 and 2004	*

Notes to Consolidated Financial Statements	*

Schedule III Real Estate and Accumulated Depreciation	*

F-i

Consolidated Balance Sheets September 30, 2007 (unaudited) and December 31, 2006	*

Unaudited Consolidated Statements of Operations for the three and nine months ended September 30, 2007	*

Unaudited Consolidated Statements of Cash Flows for the nine months ended September 30, 2007	*

Notes to Unaudited Consolidated Financial Statements	*

Winston Hotels, Inc.:

Consolidated Balance Sheet as of June 30, 2007 (unaudited) and December 31, 2006	*

Unaudited Consolidated Statements of Operations for the three months ended June 30, 2007 and 2006	*

Unaudited Consolidated Statements of Operations for the six months ended June 30, 2007 and 2006	*

Unaudited Consolidated Statement of Shareholders’ Equity for the six months ended June 30, 2007 and 2006	*

Unaudited Consolidated Statements of Cash Flows for the six months ended June 30, 2007 and 2006	*

Notes to Unaudited Consolidated Financial Statements	*

RLJ Urban Lodging Fund, L.P. and RLJ Urban Lodging Fund (P.F.#1), L.P.:

Report of Independent Auditors	*

Combined Consolidated Financial Statements	*

Combined Consolidated Balance Sheets of Discontinued Business as of December 31, 2007 and 2006	*

Combined Consolidated Statements of Discontinued Operations for the years ended December 31, 2007, 2006 and 2005	*

Combined Consolidated Statements of Changes in Partners’ Equity (Deficit) of Discontinued Business for the years ended December 31, 2007, 2006 and 2005	*

Combined Consolidated Statements of Cash Flows of Discontinued Business for the years ended December 31, 2007, 2006 and 2005	*

Notes to Combined Consolidated Financial Statements of Discontinued Business for the years ended December 31, 2007, 2006 and 2005	*

The Woodlands Waterway Marriott Hotel and Convention Center

Independent Auditors’ Report	*

Balance Sheet as of December 29, 2006	*

Statement of Operations for the period from January 1, 2006 to December 29, 2006	*

Statement of Partners’ Equity (Deficit) for the period from January 1, 2006 to December 29, 2006	*

Statement of Cash Flows for the period from January 1, 2006 to December 29, 2006	*

Notes to the Financial Statements	*

F-ii

SunTrust Banks, Inc.:

Summary Financial Information for SunTrust Banks, Inc., which is subject to net lease, as of December 31, 2007, 2006 and 2005	*

Summary Financial Information for SunTrust Banks, Inc., which is subject to net lease, as of September 30, 2007 and 2006	*

*  Incorporated by reference herein.  See “Incorporation by Reference.”

F-iii

APPENDIX A

PRIOR PERFORMANCE TABLES

This section replaces the Prior Performance Tables included in the prospectus, which appear beginning on page A-1 of the prospectus.

The following prior performance tables contain information concerning real estate programs sponsored by IREIC.  This information has been summarized in narrative form under “Prior Performance of IREIC Affiliates” in the prospectus.  The tables provide information on the performance of a number of programs.  You can use the information to evaluate the experience of IREIC and its affiliates.  The inclusion of these tables does not imply that we will make investments comparable to those reflected in the tables or that investors in our shares will experience returns comparable to those experienced in the programs referred to in these tables.  If you purchase our shares, you will not acquire any ownership in any of the programs to which these tables relate.  The tables consist of:

Table I	Experience in Raising and Investing Funds

Table II	Compensation to IREIC and Affiliates

Table III	Operating Results of Prior Programs

Table IV	Results of Completed Programs

Table V	Sales or Disposals of Properties

Table VI*	Acquisition of Properties by Programs

* Prospective investors may obtain copies of Table VI by contacting our Business Manager, Inland American Business Manager & Advisor, Inc.

Table VI is included in Part II to Form S-11 Registration Statement, as amended, that we filed with the Securities and Exchange Commission.  Upon written request to us or our Business Manager, any prospective investor may obtain, without charge, a copy of Table VI.  See also “Where You Can Find More Information” for information on examining at offices of, or obtaining copies from, the SEC.

Upon written request, any potential investor may obtain, without charge, the most recent annual report on Form 10-K filed with the SEC by any public program sponsored by any of the affiliated companies described below that has reported to the SEC within the last twenty-four months.  For a reasonable fee, these affiliated companies will provide copies of any exhibits to such annual reports upon request.

Our investment objectives are to: (i) invest in real estate assets that produce attractive current yield and long-term risk-adjusted returns to our stockholders; and (ii) generate sustainable and predictable cash flow from our operations to distribute to our stockholders.  The following programs have investment objectives similar to ours in that we all seek to provide regular distributions to stockholders, provide a hedge against inflation and preserve stockholders’ capital.  Inland Western Retail Real Estate Trust, Inc., or IWEST, Inland Retail Real Estate Trust, Inc., or IRRETI, and Inland Real Estate Corporation, or IRC, are three REITs formed primarily to invest in multi-tenant shopping centers, and Inland Monthly Income Fund, L.P. and Inland Monthly Income Fund II, L.P. are public real estate limited partnerships formed primarily to acquire, operate and sell existing residential and commercial real properties.  Inland Mortgage Investors Fund, L.P., Inland Mortgage Investors Fund-II, L.P. and Inland Mortgage Investors Fund III, L.P. were public real estate limited partnerships formed primarily to make or acquire loans secured by mortgages on improved, income producing multifamily residential properties.  The real estate exchange private placements offered by Inland Real Estate Exchange Corporation, referred to as the 1031 Exchange Programs, are designed to provide replacement properties for persons wishing to complete an IRS Section 1031 real estate exchange.  Thus, these 1031 Exchange Programs do not have investment objectives similar to ours.  However, these 1031 Exchange Programs have owned real estate assets similar to those that we may seek to acquire, including industrial buildings, shopping centers, office buildings and other retail buildings.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS

(000’s omitted)

Table I is intended to present information on a dollar and percentage basis showing the experience of programs sponsored by Inland Real Estate Investment Corporation (“IREIC”) in raising and investing funds in both the Inland Western Retail Real Estate Trust, Inc. and 1031 Exchange programs where the offering closed in the three years prior to December 31, 2007.  The information provided for Inland Retail Real Estate Trust, Inc.  (“IRRETI”) represents the three years ended September 30, 2006.  The table is intended to focus on the dollar amount available for investment in properties expressed as a percentage of total dollars raised.

	Inland Western Retail Real Estate Trust, Inc.			Inland Retail Real Estate Trust, Inc. (J)			1031 Exchange Programs
							35
Number of programs:	1 Program		%	1 Program		%	Programs	%

Dollar amount offered	$5,000,000	(C)		2,500,000	(A)		390,747
Dollar amount raised	4,470,006	(D)	100.00	2,371,012	(B)	100.00	389,362	99.7
Less offering expenses:
Syndication fees (E)	442,622		9.90	194,194		8.19	29,304	7.5
Other fees (F)	14,306		0.32	21,010		0.89	49,571	12.7
Organizational fees	—		—	—		—	3,236	0.8
Reserves (G)	40,155		0.90	76,590		0.97	6,652	1.7

Available for investment	$3,972,923		89.74	2,079,218		89.95	300,598	77.2

Acquisition costs:
Cash down payments	$3,361,711			1,270,577			300,598
Repayment of indebtedness	342,419			896,304			—
Temporary cash investments	—			—			—
Investment in securities	311,317			109,336			—
Total acquisition costs	$4,015,477			2,276,217			300,598

Percent leverage	55%			55%			52.5%
Date offerings commenced		(I)			(H)		2004-2007
Length of offering		(I)			(H)		1-10 months
Months to invest 90% of amount available for investment (measured from beginning of offering)		(I)			(H)		1-10 months

TABLE I-(continued)

EXPERIENCE IN RAISING AND INVESTING FUNDS (A)

NOTES TO TABLE I

(A)	This amount does not reflect shares offered for distribution to stockholders participating in IRRETI’s distribution reinvestment program.

(B)

These figures are cumulative and are as of September 30, 2006. The dollar amount raised represents the cash proceeds collected by the program, including shares sold pursuant to its distribution reinvestment program and net of shares repurchased pursuant to its share repurchase program.

(C)	This amount does not reflect shares offered for distribution to stockholders participating in Inland Western Retail Real Estate Trust Inc.’s distribution reinvestment program.

(D)

These figures are cumulative and are as of December 31, 2007. The dollar amount raised represents the cash proceeds collected by the program, including shares sold pursuant to its distribution reinvestment program and net of shares repurchased pursuant to its share repurchase program.

(E)

Syndication fees are paid by the program to an affiliate, Inland Securities Corporation, or unaffiliated third parties commissions for the sale of shares. All of these syndication fees were used to pay commissions and expenses of the offerings.

(F)	Other fees are paid by the program to unaffiliated parties and consist principally of printing, selling and registration costs related to the offering.

(G)	Generally, a working capital reserve is established to fund property upgrades and future cash flow deficits, if any, among other things.

(H)

On February 11, 1999, the program commenced an initial public offering, on a best effort basis, of 50,000,000 shares of common stock at $10.00 per share. On February 1, 2001, the program commenced an offering of an additional 50,000,000 shares at $10.00 per share, on a best efforts basis. On June 7, 2002, the program commenced an offering of an additional 150,000,000 shares at $10.00 per share, on a best efforts basis. As of December 31, 2003 (approximately fifty-eight months from the commencement of the initial public offering), approximately 90% of the proceeds available for investment from the offerings were invested in real properties.

(I)

In September 2003, the program commenced an initial public offering, on a best effort basis, of 250,000,000 shares of common stock at $10.00 per share. In January 2005, the program commenced an offering of an additional 250,000,000 shares at $10.00 per share, on a best efforts basis. As of December 31, 2007, 100% of the proceeds available for investment from the offerings were invested in real properties.

(J)

On February 27, 2007, IRRETI and Developers Diversified Realty Corporation (“DDR”) consummated the transactions contemplated by the Agreement and Plan of Merger, dated October 20, 2006, among DDR, a subsidiary of the DDR and IRRETI. Pursuant to the agreement, DDR acquired IRRETI for a total merger consideration of $14.00 per share plus accrued but unpaid dividends for the month of February in cash, prorated in accordance with the agreement. DDR elected to pay the merger consideration to the IRRETI stockholders through combination of $12.50 in cash and $1.50 in common shares of DDR, which equates to a 0.021569 common share of DDR. The transaction has a total enterprise value of approximately $6.2 billion. No financial reports for IRRETI for the year ended 2006 will be issued.

TABLE II

COMPENSATION TO IREIC AND AFFILIATES (A)
(000’s omitted)

Table II summarizes the amount and type of compensation paid to IREIC and its affiliates during the three years ended December 31, 2007, with the exception of IRRETI, which amounts represent the three years ended September 30, 2006, in connection with the prior programs.  Some partnerships acquired their properties from IREIC or its affiliates, which had purchased the properties from unaffiliated third parties.

	Inland Western Retail Real Estate Trust, Inc.		Inland Retail Real Estate Trust, Inc. (K)		Inland Real Estate Corporation

Date offering commenced	09/15/03		02/11/99		10/14/94
Dollar amount raised	$4,470,006		2,371,012		714,789

Total amounts paid to general partner or affiliates from proceeds of offerings:
Selling commissions and underwriting fees	442,622	(C)	194,194	(C)	49,869	(C)
Other offering expenses (D)	1,909		2,762		2,350
Acquisition cost and expense	4,614		10,502		949

Dollar amount of cash available from operations before deducting payments to general partner or affiliates	999,346		645,898		252,945

Amounts paid to general partner or affiliates related to operations: (H)(I)
Property management fees (F)	80,522		33,624		0
Advisor asset management fee (J)	84,175		34,489		0
Accounting services	0		0		0
Data processing service	0		0		0
Legal services	0		0		0
Professional services	0		180		0
Mortgage servicing fees	1,792		1,135		0
Acquisition costs expensed	267		0		0
Other administrative services	19,029		8,740		0

Dollar amount of property sales and refinancings before payments to general partner and affiliates (G):
Cash	0		0		109,244
Notes	0		0		0

Dollar amounts paid or payable to general partner or affiliates from sales and refinancings:
Sales commissions	0		0		0
Participation in cash distributions	0		0		0

TABLE II-(continued)

COMPENSATION TO IREIC AND AFFILIATES (A)
(000’s omitted)

	Inland Monthly Income Fund, L.P.		Inland Monthly Income Fund II, L.P.		1031 Exchange Programs (69 Programs)

Date offering commenced	08/03/87		08/04/88		2003-2007
Dollar amount raised	$30,000		25,324		634,833

Total amounts paid to general partner or affiliates from proceeds of offerings:
Selling commissions and underwriting fees	273	(B)	423	(B)	39,872	(C)
Other offering expenses (D)	116		230		6,187
Acquisition cost and expense	2,550	(E)	1,706	(E)	93,330	(E)

Dollar amount of cash available from operations before deducting payments to general partner or affiliates	2,492		2,855		94,305

Amounts paid to general partner or affiliates related to operations: (H)(I)
Property management fees (F)	16		29		7,123
Advisor asset management fee (J)	0		0		3,912
Accounting services	26		27		0
Data processing service	14		12		0
Legal services	5		4		84
Professional services	0		0		0
Mortgage servicing fees	0		0		744
Acquisition costs expensed	0		0		0
Other administrative services	50		28		0

Dollar amount of property sales and refinancings before payments to general partner and affiliates (G):
Cash	11,446		9,765		21,539
Notes	0		0		0

Dollar amounts paid or payable to general partner or affiliates from sales and refinancings:
Sales commissions	0		0		642
Mortgage brokerage and refinancing fees	0		0		1,079
Participation in cash distributions	0		0		265

TABLE II-(continued)

COMPENSATION TO IREIC AND AFFILIATES (A)

NOTES TO TABLE II

(A)

With the exception of IRRETI, the figures in this Table II relating to proceeds of the offerings are cumulative and are as of December 31, 2007 and the figures relating to cash available from operations are for the three years ending December 31, 2007. The dollar amount raised represents the cash proceeds collected by the partnerships or program. Amounts paid or payable to IREIC or affiliates from proceeds of the offerings represent payments made or to be made to IREIC and affiliates from investor capital contributions. IRRETI’s information is as of September 30, 2006 and for the three years ending September 30, 2006.

(B)	The selling commissions paid to an affiliate are net of amounts which were in turn paid to third party soliciting dealers.

(C)	The selling commissions paid to an affiliate include amounts which were in turn paid to third party soliciting dealers.

(D)

Consists of legal, accounting, printing and other offering expenses, including amounts to be paid to Inland Securities Corporation to be used as incentive compensation to its regional marketing representatives and amounts for reimbursement of the general partner for marketing, salaries and direct expenses of its employees while directly engaged in registering and marketing the Units and other marketing and organization expenses.

(E)	Represents acquisition fees paid to IREIC and its affiliates in connection with the acquisition of properties.

(F)	An affiliate provides property management services for all properties acquired by the partnerships or program. Management fees have not exceeded 4.5% of the gross receipts from the properties managed.

(G)	See Table V and Notes thereto regarding sales and disposals of properties.

(H)

On July 1, 2000, IRC completed the acquisition of Inland Real Estate Advisory Services, Inc., its former business manager, and Inland Commercial Property Management, Inc., its former property manager (the “Merger”). Each of these entities was merged into subsidiaries that are wholly owned by IRC. As a result of the merger, IRC is now “self-administered.” IRC no longer pays advisory or property management fees or other expenses to affiliates but instead has hired an internal staff to perform these tasks.

(I)

On December 29, 2004, IRRETI completed the acquisition of Inland Retail Real Estate Advisory Services, Inc., its business manager and advisor, and Inland Southern Management Corp., Inland Mid-Atlantic Management Corp., and Inland Southeast Property Management Corp., its property managers. Each of these entities was merged into subsidiaries that are wholly owned by IRRETI. As a result of the merger, IRRETI was “self-administered” and no longer pays advisory or property management fees or other expenses to affiliates but instead has hired an internal staff to perform these tasks. Also as a result of the merger, IRRETI issued to our sponsor, IREIC, the sole stockholder of the business manager, and the stockholders of the property managers, an aggregate of 19,700,060 shares of IRRETI’s common stock, valued at $10.00 per share for purposes of the merger agreement, or approximately 7.9% of its common stock.

(J)

With respect to IRRETI only, IREIC or its affiliates deferred a total of approximately $12.3 million in advisor fees during this three year period. IRRETI paid all deferred advisor fees during the year ended December 31, 2004.

TABLE II-(continued)

COMPENSATION TO IREIC AND AFFILIATES (A)

NOTES TO TABLE II

(K)      On February 27, 2007, IRRETI and Developers Diversified Realty Corporation (“DDR”) consummated the transactions contemplated by the Agreement and Plan of Merger, dated October 20, 2006, among DDR, a subsidiary of the DDR and IRRETI.  Pursuant to the agreement, DDR acquired IRRETI for a total merger consideration of $14.00 per share plus accrued but unpaid dividends for the month of February in cash, prorated in accordance with the agreement. DDR elected to pay the merger consideration to the IRRETI stockholders through combination of $12.50 in cash and $1.50 in common shares of DDR, which equates to a 0.021569 common share of DDR. The transaction has a total enterprise value of approximately $6.2 billion.  No financial reports for IRRETI for the year ended 2006 will be issued.

(L)        On November 15, 2007, IWEST completed the acquisition of Inland Western Retail Real Estate Advisory Services, Inc., its business manager and advisor, and Inland Southwest Management Corp., Inland Northwest Management Corp., and Inland Western Management Corp., its property managers.  Each of these entities was merged into subsidiaries that are wholly owned by IWEST.  As a result of the merger, IWEST was “self-administered” and no longer pays advisory or property management fees or other expenses to affiliates but instead has hired an internal staff to perform these tasks.  Also as a result of the merger, IWEST issued to our sponsor, IREIC, the sole stockholder of the business manager, and the stockholders of the property managers, an aggregate of 37,500,060 shares of IWEST’s common stock, valued at $10.00 per share for purposes of the merger agreement, or approximately 7.7% of its common stock.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

With the exception of IRRETI, Inland Western and the 1031 Exchange Program, Table III presents operating results for programs, the offerings of which closed during each of the seven years ended December 31, 2007.  IRRETI’s information reflects information for the seven years ended December 31, 2005.  Inland Western’s information reflects information for the five years ended December 31, 2007.  The 1031 Exchange Program’s information reflects information for the six years ended December 31, 2007.  The operating results consist of:

·                  The components of taxable income (loss);

·                  Taxable income or loss from operations and property sales;

·                  Cash available and source, before and after cash distributions to investors; and

·                  Tax and distribution data per $1,000 invested.

Based on the following termination dates of the offerings, only Inland Western, IRRETI and the sixty-one 1031 Exchange Programs are included in Table III.

·                  Inland Monthly Income Fund, L.P. – offering terminated in 1988

·                  Inland Monthly Income Fund II, L.P. – offering terminated in 1990

·                  Inland Mortgage Investors Fund, L.P. – offering terminated in 1987

·                  Inland Mortgage Investors Fund II, L.P. – offering terminated in 1988

·                  Inland Mortgage Investors Fund III, L.P. – offering terminated in 1991

·                  Inland Real Estate Corporation – offering terminated in 1998

·                  Inland Retail Real Estate Trust, Inc. – offering terminated in 2003

·                  Inland Western Retail Real Estate Trust, Inc. – offering terminated in 2005

TABLE III-(continued)

OPERATING RESULTS OF PRIOR PROGRAMS
(000’s omitted, except for amounts presented per $1,000 invested)

Inland Western Retail Real Estate Trust Inc.

	2007	2006	2005	2004	2003

Gross revenues	$745,519	710,103	518,055	130,575	745
Profit on sale of properties	38,618	0	0	0	0
Other income (expenses)	30,636	59,403	27,056	(348)	38

Less:
Operating expenses (G)	240,294	200,106	137,454	32,522	143
Interest expense	219,298	223,098	141,039	35,043	161
Program expenses (I)	41,883	54,475	31,738	4,856	460
Depreciation & amortization	271,629	259,884	189,631	46,105	192

Net income (loss)-GAAP basis	$41,669	31,943	45,249	11,701	(173)

Taxable income (loss) (B):	$0	0	0	0	0

Cash available (deficiency) from operations	315,539	296,165	201,857	63,520	724

Cash available from investing
Payments under master leases (K)	4,790	7,659	6,805	3,025	—

Cash available from financing
Principal amortization of debt	(2,422)	(2,298)	(1,416)	(175)	—
Advances from sponsor	—	—	(3,523)	—	1,203

Total cash available before distributions and special items	317,907	301,526	203,723	66,370	1,927

Less distributions paid to investors:
From operations, financing and investing (excluding sales)	290,551	283,769	211,327	54,542	358
From sales	0	0	0	0	0
	290,551	283,769	211,327	54,542	358

Cash available after distributions before special items (D)	27,356	17,757	(7,604)	11,828	1,569

Special items:	0	0	0	0	0
Cash available after distributions and special items (D)	$27,356	17,757	(7,604)	11,828	1,569

Available cash used to partially fund distributions (D)
Excess cash available from prior years	0	0	7,604	0	0

	2007	2006	2005	2004	2003

Cash from financing activities	0	0	0	0	0

Total available cash used to partially fund distributions	$0	0	5,146	0	0

Tax data per $1,000 invested (B):	0	0	0	0	0

Distribution data per $1,000 invested:

Cash distributions to investors:
Source (on GAAP basis):
Investment income	64	64	64	66	15
Source (on cash basis):
Sales	0	0	0	0	0
Operations (F)	64	64	64	66	15

Percent of properties remaining unsold	100%	100%	100%	100%	100%

TABLE III-(continued)

OPERATING RESULTS OF PRIOR PROGRAMS
(000’s omitted, except for amounts presented per $1,000 invested)

Inland Retail Real Estate Trust Inc. (L)

	2005	2004	2003	2002	2001	2000	1999

Gross revenues	$499,313	465,963	317,706	116,010	37,755	22,124	6,030
Profit on sale of properties	0	0	0	0	0	0	0

Less:
Operating expenses (G)	128,327	129,397	80,301	27,614	10,178	6,279	1,872
Interest expense	119,478	111,573	65,475	23,508	9,712	8,127	2,368
Program expenses (F)	8,180	170,585	20,214	7,998	1,219	905	369
Depreciation & amortization	144,179	135,085	81,880	29,395	8,653	4,752	1,253

Net income (loss)-GAAP basis	$99,149	(80,677)	69,836	27,495	7,993	2,061	168

Taxable income (loss) (A):	$0	0	0	0	0	0	0

Cash available (deficiency) from operations	246,772	178,493	142,465	53,814	15,751	4,946	2,435

Cash available from investing
Payments under master leases (J)	4,360	7,337	6,687	1,780	1,676	419	213

Cash available from financing
Principal amortization of debt	(2,952)	(4,312)	(1,678)	(344)	(257)	(238)	(108)

Total cash available before distributions and special items	248,180	181,518	147,474	55,250	17,170	5,127	2,540

Less distributions to investors:
From operations, financing and investing (excluding sales)	211,301	188,698	152,888	52,156	15,963	6,099	1,065
From sales	0	0	0	0	0	0	0
	211,301	188,698	152,888	52,156	15,963	6,099	1,065

Cash available after distributions before special items (B)	36,879	(7,180)	(5,414)	3,094	1,207	(972)	1,475

	2005	2004	2003	2002	2001	2000	1999

Special items:	0	0	0	0	0	0	0
Cash available after distributions and special items (B)	$36,879	(7,180)	(5,414)	3,094	1,207	(972)	1,475

Available cash used to partially fund distributions (B)
Excess cash available from prior years	0	0	4,804	0	0	972	0
Cash from financing activities	0	7,180	610	0	0	0	0

Total available cash used to partially fund distributions	$0	7,180	5,414	0	0	972	0

Tax data per $1,000 invested (A):	0	0	0	0	0	0	0

Distribution data per $1,000 invested:

Cash distributions to investors:
Source (on GAAP basis):
Investment income	76	83	83	83	81	77	72
Source (on cash basis):
Sales		0	0	0	0	0	0
Operations (D)	76	83	83	83	81	77	72

Percent of properties remaining unsold	100%	100%

TABLE III-(continued)

OPERATING RESULTS OF PRIOR PROGRAMS
(000’s omitted, except for amounts presented per $1,000 invested)

1031 Exchange Programs

(61 Programs)

	2007	2006	2005	2004	2003	2002

Number of programs	61	48	43	27	17	9
Gross revenues	$84,114	54,221	42,866	24,497	13,563	4,171
Profit on sale of properties	6,493	—	5,554	—	—	—

Less:
Operating expenses (G)	16,014	9,652	7,471	4,333	1,910	612
Interest expense	29,160	16,681	13,351	8,031	5,049	1,782
Program expenses (I)	2,259	2,595	1,521	1,203	671	174
Depreciation & amortization (E)	—	—	—	—	—	—

Net income (loss)	$43,174	25,293	26,067	10,930	5,933	1,603

Taxable income (loss) (E):	—	—	—	—	—	—

Cash available (deficiency) from operations	35,871	25,293	26,067	10,930	5,933	1,603
Cash available from sales	7,993	5,670	10,604	—	—	0
Cash available from financing	—	—	—	—	—	0
Principal payment of debt amortization	(39)	(64)	(70)	(84)	(71)	(43)

Total cash available before distributions and special items	44,635	30,899	36,601	10,846	5,862	1,560

Less distributions to investors:
From operations, financing and investing (excluding sales)	35,871	24,782	19,734	10,721	5,457	1,404
From sales	7,993	5,670	10,604	0	0	0
	43,864	30,452	30,338	10,721	5,457	1,404

Cash available after distributions before special items	770	467	6,263	125	404	156

Special items	—	—	—	—	—	0
Cash available after distributions and special items	$770	467	6,263	125	404	156

Tax data per $1,000 invested (E):	—	—	—	—	—	—

Distribution data per $1,000 invested:

Cash distributions to investors:
Source (on GAAP basis):
Investment income		0	0	0	0	0
Source (on cash basis):
Sales	1,171.74	310.79	1,156.67	0	0	0
Operations	82.37	79.03	77.38	86.88	121.26	84.50

Percent of properties remaining unsold	98%	100%	100%	100%	100%	100%

TABLE III-(continued)

OPERATING RESULTS OF PRIOR PROGRAMS

NOTES TO TABLE III

(A)

IRRETI qualified as a real estate investment trust (“REIT”) under the Internal Revenue Code for federal income tax purposes. Since it qualified for taxation as a REIT, it generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders. If IRRETI fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate tax rates. However, even if the program qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income, property or its net worth and federal income and excise taxes on its undistributed income.

(B)

IWEST qualified as a real estate investment trust (“REIT”) under the Internal Revenue Code for federal income tax purposes. Since it qualified for taxation as a REIT, it generally will not be subject to federal income tax to the extent it distributes its REIT taxable income to its stockholders. If IWEST fails to qualify as a REIT in any taxable year, it will be subject to federal income tax on its taxable income at regular corporate tax rates. However, even if the program qualifies for taxation as a REIT, it may be subject to certain state and local taxes on its income, property or its net worth and federal income and excise taxes on its undistributed income.

(C)

In any year in which distributions to investors exceeded total cash available before distributions and special items, IRRETI partially funded the distributions in that year with excess cash available from prior years or cash provided from financing activities, including proceeds from offerings and proceeds from issuance of debt.

(D)

In any year in which distributions to investors exceeded total cash available before distributions and special items, IWEST partially funded the distributions in that year with excess cash available from prior years or cash provided from financing activities.

(E)	For the 1031 Exchange Programs, depreciation and amortization and tax data are calculated by each individual investor based on their individual basis.

(F)

Distributions by a REIT to the extent of its current and accumulated earnings and profits for federal income tax purposes are taxable to stockholders as ordinary income. Distributions in excess of these earnings and profits generally are treated as a non-taxable reduction of the stockholder’s basis in the shares to the extent thereof, and thereafter as taxable gain (a return of capital). These distributions in excess of earnings and profits will have the effect of deferring taxation of the amount of the distribution until the sale of the stockholder’s shares.

For the year ended December 31, 2005, IRRETI declared distributions to their stockholders of $0.83 per diluted weighted average number of shares outstanding and distributed $0.76 per share for the eleven-month period February 7, 2005 through December 7, 2005 in accordance with the Internal Revenue Code.  Because of the acquisition by DDR, this information does not include information for the year ended December 31, 2006.

Inland Retail Real Estate Trust, Inc.

	2005	2004	2003	2002	2001	2000	1999
% of Distribution Representing:
Ordinary income	76.32	57.83	61.45	62.65	60.49	54.55	22.22
Return of Capital	23.68	42.17	38.55	37.35	39.51	45.45	77.78

	100.00	100.00	100.00	100.00	100.00	100.00	100.00

TABLE III-(continued)

OPERATING RESULTS OF PRIOR PROGRAMS

NOTES TO TABLE III

Inland Western Retail Real Estate Trust, Inc.

	2007	2006	2005	2004	2003
% of Distribution Representing:
Ordinary income	49.00	45.00	54.00	55.00	0.00
Return of Capital	51.00	55.00	46.00	45.00	100.00

	100.00	100.00	100.00	100.00	100.00

(G)

Operating expenses include property operating expenses such as real estate tax expense, insurance expense, property management fees, utilities, repairs, maintenance and any provisions for asset impairment.

(H)

Program expenses include advisor fees and general and administrative costs such as salaries, audit and tax services, D&O insurance, printing and postage. In 2004, IRRETI program expenses also included one-time “terminated contract costs” incurred by Inland Retail as a result of the merger with its advisor and property managers.

(I)	Program expenses include advisor fees and general and administrative costs such as salaries, audit and tax services, D&O insurance, printing and postage.

(J)

From time to time, IRRETI may acquire a property that includes one or more unleased premises. In certain cases, IRRETI may enter into a master lease agreement with the seller of the property with respect to these unleased premises. These master lease agreements provide for payments to be made to IRRETI and are designed to offset lost rent and common area maintenance (or CAM) expenses paid by IRRETI with respect to the unleased premises. Payments are made from an escrow account established at the time of closing and may continue for a period of up to three years following the closing date as certain re-leasing conditions are satisfied. These escrow payments are recorded as a reduction in the purchase price of the property rather than as rental, or operating, income.

(K)

From time to time, IWEST may acquire a property that includes one or more unleased premises. In certain cases, IWEST may enter into a master lease agreement with the seller of the property with respect to these unleased premises. These master lease agreements provide for payments to be made to IWEST and are designed to offset lost rent and common area maintenance (or CAM) expenses paid by IWEST with respect to the unleased premises. Payments are made from an escrow account established at the time of closing and may continue for a period of up to three years following the closing date as certain re-leasing conditions are satisfied. These escrow payments are recorded as a reduction in the purchase price of the property rather than as rental, or operating, income.

(M)

On February 27, 2007, IRRETI and Developers Diversified Realty Corporation (“DDR”) consummated the transactions contemplated by the Agreement and Plan of Merger, dated October 20, 2006, among DDR, a subsidiary of the DDR and IRRETI. Pursuant to the agreement, DDR acquired IRRETI for a total merger consideration of $14.00 per share plus accrued but unpaid dividends for the month of February in cash, prorated in accordance with the agreement. DDR elected to pay the merger consideration to the IRRETI stockholders through combination of $12.50 in cash and $1.50 in common shares of DDR, which equates to a 0.021569 common share of DDR. The transaction has a total enterprise value of approximately $6.2 billion. No financial reports for IRRETI for the year ended 2006 will be issued.

TABLE IV

RESULTS OF COMPLETED PROGRAMS

(000’s omitted, except for amounts presented per $1,000 invested)

Table IV is a summary of operating and disposition results of prior programs sponsored by IREIC, which during the seven years ended prior to December 31, 2007 have sold their properties and either hold notes with respect to such sales or have liquidated.  Inland Real Estate Exchange Corporation has had one program with investment objectives similar to ours disposed of all its properties during the six years ended prior to December 31, 2007.

Program Name	Landings of Sarasota		Taunton Broadway		Market Day		Taunton Circuit		Bell Plaza		Monthly Income Fund I	Monthly Income Fund II
Dollar amount raised	$4,000		$1,948		$3,788		$3,750		$890		$30,000	$25,324
Number of properties purchased	One		One		One		One		One		Seven	Five
Date of closing of offering	07/02		08/05		03/06		09/02		11/02		8/88	4/90
Date of first sale of property	07/05		02/07		05/07		07/07		07/07		7/94	1/91
Date of final sale of property	07/05		02/07		05/07		07/07		07/07		4/05	9/05

Tax and distribution data per $1,000 invested:
Federal income tax results:
Ordinary income (loss):
Operations		(A)		(A)		(A)		(A)		(A)	625	680
Recapture		(A)		(A)		(A)		(A)		(A)	—	—
											514	59
Capital gain		(B)		(B)		(B)		(B)		(B)

Deferred gain:
Capital		(B)		(B)		(B)		(B)		(B)	—	—
Ordinary		(B)		(B)		(B)		(B)		(B)	—	—

Cash distributions to investors (cash basis):

Source (on cash basis)
Sales	7,715			(C)	4,550		949		969		862	681
Operations	1,279		244		419		593		722		1,209	1,043

(A)	For the 1031 Exchange Programs, depreciation and amortization and tax data are calculated by each individual investor based on their individual basis.

(B)

For tax purposes, this sale qualified as part of a tax-deferred exchange. As a result, no taxable gain will be recognized until the replacement property is disposed of in a subsequent taxable transaction.

(C)

The Commonwealth of Massachusetts instituted an eminent domain proceeding to acquire the property for expansion of its courthouse. Upon the eminent domain taking by the Commonwealth of Massachusetts, Walgreens, the tenant, stopped making payments to the sole owner. The sole owner has retained legal counsel located in Massachusetts to negotiate and settle the proceeding.

TABLE V

SALES OR DISPOSALS OF PROPERTIES

Table V presents information on the results of the sale or disposals of properties in programs with investment objectives similar to ours during the three years ended December 31, 2007.  Since January 1, 2002, programs sponsored by IREIC had six sales transactions.  The table provides certain information to evaluate property performance over the holding period such as:

·                  Sales proceeds received by the partnerships in the form of cash down payments at the time of sale after expenses of sale and secured notes received at sale;

·                  Cash invested in properties;

·                  Cash flow (deficiency) generated by the property;

·                  Taxable gain (ordinary and total); and

·                  Terms of notes received at sale.

TABLE V-(continued)

SALES OR DISPOSALS OF PROPERTIES (A)
(000’s omitted)

	Date Acquired	Date of Sale	Cash Received net of Closing Costs(B)		Selling Commissions Paid or Payable to Inland		Mortgage at Time of Sale	Secured Notes Received at Sale	Adjust. Resulting from Application of GAAP	Net Selling Price		Original Mortgage Financing	Partnership Capital Invested (C)	Total

IRC - Zany Brainy	07/96	01/20/04	2,972		0		1,245	0	0	4,217		0	4,217	4,217
IRC - Prospect Heights	06/96	04/23/04	2,257		0		1,095	0	0	3,352		0	3,352	3,352
IRC - Fairview Heights	08/98	08/05/04	14,500		0		8,570	0	0	23,070		0	23,070	23,070
IRC - Prairie Square	03/98	09/23/04	3,414		0		1,550	0	0	4,964		1,550	3,414	4,964
IRC - Sequoia Shopping Center	06/97	04/22/05	2,715		0		1,505	0	0	4,220		0	4,220	4,217
IRC - Vacant land (Edinburgh Festival)	10/98	04/27/05	291		0		0	0	0	291		0	291	291
IRC - Ace Hardware (Crystal Point)	07/04	06/13/05	840		0		0	0	0	840		0	840	840
IRC - Walgreens Woodstock	06/98	09/22/05	1,277		0		0	0	0	1,277		0	1,277	1,277
IRC - Mundelein Plaza (partial)	03/96	10/17/05	3,181		0		1,805	0	0	4,986		0	4,986	4,986
IRC - Calumet Square	06/97	11/10/05	1,878		0		1,033	0	0	2,911		0	2,911	2,911
IRC – Crestwood Plaza	12/96	02/22/06	1,201		0		904	0	0	2,105		0	2,105	2,105
IRC – Montgomery Sears	06/96	04/27/06	2,651		0		1,645	0	0	4,296		0	4,296	4,296
IRC – Bakers Shoes	09/98	06/14/06	3,240		0		0	0	0	3,240		0	3,240	3,240
IRC – Regency Point	04/96	09/12/06	8,016		0		0	0	0	8,016		0	8,016	8,016

Monthly Income Fund I -
Scandinavian Health Club	04/88	06/04	3,557		0		0	0	0	3,557,		0	3,069	3,069
Walmart-Duncan	08/88	03/05	2,936		0		0	0	0	2,936		0	3,039	3,039
Douglas Living Center	01/88	04/05	2,475		0		0	0	0	2,475		0	3,574	3,574
Hillside Living Center	01/88	04/05	2,478		0		0	0	0	2,478		0	3,170	3,170

Monthly Income Fund II -
Kmart	12/89	05/05	2,800		0		0	0	0	2,800		0	5,072	5,072
Colonial Manor Living Center	06/89	08/05	4,270		0		0	0	0	4,270		0	7,521	7,521
Scandinavian Health Club	10/88	09/05	2,695		0		0	0	0	2,695		0	3,017	3,017

Inland Real Estate Exchange Corp -
Landing of Sarasota	07/02	07/05	15,461		557		7,729	0	0	7,175		8,000	4,000	12,000
Taunton Broadway	08/05	02/07		(G)		(G)	1,737	0	0		(G)	1,737	1,948	3,685
Market Day	03/06	05/07	8,348		85		3,713	0	0	4,550		3,713	3,788	7,500
Taunton Circuit	09/02	07/07	7,764		265		2,800	0	0	4,699		2,800	3,750	6,550
Bell Plaza	11/02	07/07	4,109		0		3,140	0	0	969		3,140	890	4,030

Inland Western Retail Real Estate Trust, Inc.
Sold
American Express - 31st St. Phoenix, AZ	12/04	11/07	27,684		0		31,860	0	0	59,544		31,860	27,684	59,544
American Express - Minneapolis	12/04	11/07	37,339		0		56,050	0	0	93,389		56,050	37,339	93,389
American Express - Ft. Lauderdale	12/04	11/07	34,393		0		37,170	0	0	71,563		37,170	34,393	71,563
American Express - Markham, Ontario, Canada	01/05	11/07	(4,958)		0		25,380	0	0	20,422		25,380	(4,958)	20,422
Contributed to Joint Venture
Huebner Oaks Center	01/04	04/07	29,569		0		48,000	0	0	77,569		0	80,486	80,486
John’s Creek Village	06/04	04/07	22,365		0		23,300	0	0	45,665		0	42,866	42,866
Lincoln Park	09/04	04/07	21,093		0		26,153	0	0	47,246		0	47,287	47,287
Oswego Commons	11/04	04/07	17,367		0		19,262	0	0	36,629		19,262	15,816	35,078
The Commons at Royal Palm	05/05	04/07	11,218		0		14,144	0	0	25,362		14,472	10,254	24,726
Gardiner Manor Mall	07/05	04/07	29,005		0		36,300	0	0	65,305		38,484	26,743	65,227
Southlake Corners	10/06	04/07	16,661		0		20,625	0	0	37,286		0	37,546	37,546

TABLE V-(continued)

SALES OR DISPOSALS OF PROPERTIES (A)
(000’s omitted)

	Excess (deficiency) of property operating cash receipts over cash expenditures (D)	Amount of subsidies included in operating cash receipts	Total Taxable Gain (loss) from Sale		Ordinary Income from Sale		Capital Gain (loss)

IRC - Popeye’s	241	0	3		0		3
IRC - Summit of Park Ridge	1,399	0	0	(E)	0		0
IRC - Eagle Country Market	1,290	0	0	(E)	0		0
IRC - Eagle Ridge Center	1,441	0	0	(E)	0		0
IRC - Zany Brainy	(190)	0	0	(E)	0		0
IRC - Prospect Heights	49	0	0	(E)	0		0
IRC - Fairview Heights	541	0	0	(E)	0		0
IRC - Prairie Square	135	0	0	(E)	0		0
IRC - Sequoia Shopping Center	54	0	0	(E)	0		0
IRC - Vacant land (Edinburgh Festival)	—	0	33		0		33
IRC - Ace Hardware (Crystal Point)	—	0	153		0		153
IRC - Walgreens Woodstock	104	0	263		0		263
IRC - Mundelein Plaza (partial)	—	0	302		0		302
IRC - Calumet Square	120	0	0	(E)	0		0
IRC – Crestwood Plaza	(188)	0	(195)		0		(195)
IRC – Montgomery Sears	(10)	0	6		0		6
IRC – Bakers Shoes	2,365	0	0	(E)	0		0
IRC – Regency Point	4,421	0	0	(E)	0		0

Monthly Income Fund I -
Scandinavian Health Club	5,299	0	1,389		0		1,389
Walmart-Duncan	3,746	0	955		0		955
Douglas Living Center	6,513	0	811		0		811
Hillside Living Center	6,016	0	742		0		742

Monthly Income Fund II -
Kmart	4,496	0	(863)		0		(863)
Colonial Manor Living Center	13,006	0	(89)		0		(89)
Scandinavian Health Club	6,170	0	(437)		0		437

Inland Real Estate Exchange Corp -
Landing of Sarasota	1,279	0		(F)		(F)		(F)
Taunton Broadway	228	0		(F)		(F)		(F)
Market Day	448	0		(F)		(F)		(F)
Taunton Circuit	1,112	0		(F)		(F)		(F)
Bell Plaza	539	0		(F)		(F)		(F)

Inland Western Retail Real Estate Trust -
Sold Properties
American Express - 31st Street, Phoenix, AZ	1,787	0		(E)		(E)		(E)
American Express - Minneapolis	3,138	0		(E)		(E)		(E)
American Express - Ft. Lauderdale	1,882	0		(E)		(E)		(E)
American Express - Markham, Ontario Canada	1,229	0		(E)		(E)		(E)
Contributed to Joint Venture
Huebner Oaks Center	530	0		(H)		(H)		(H)
John’s Creek Village	356	0		(H)		(H)		(H)
Lincoln Park	458	0		(H)		(H)		(H)
Oswego Commons	495	0		(H)		(H)		(H)
The Commons at Royal Palm	232	0		(H)		(H)		(H)
Gardiner Manor Mall	225	0		(H)		(H)		(H)
Southlake Corners	191	0		(H)		(H)		(H)

TABLE V-(continued)

SALES OR DISPOSALS OF PROPERTIES

NOTES TO TABLE V

(A)

The table includes all sales of properties by the programs with investment objectives similar to ours during the three years ended December 31, 2007. All sales have been made to parties unaffiliated with the partnerships.

(B)	Consists of cash payments received from the buyers and the assumption of certain liabilities by the buyers at the date of sale, less expenses of sale.

(C)	Amounts represent the dollar amount raised from the offerings, less sales commissions and other offering expenses plus additional costs incurred on the development of the land parcels.

(D)	Represents “Cash Available (Deficiency) from Operations (including subsidies)” as adjusted for applicable “Fixed Asset Additions” through the year of sale.

(E)

For tax purposes, this sale qualified as part of a tax-deferred exchange. As a result, no taxable gain will be recognized until the replacement property is disposed of in a subsequent taxable transaction.

(F)	For the 1031 Exchange Programs, depreciation and amortization and tax data are calculated by each individual investor based on their individual basis.

(G)

The Commonwealth of Massachusetts instituted an eminent domain proceeding to acquire the property for expansion of its courthouse. Upon the eminent domain taking by the Commonwealth of Massachusetts, Walgreens, the tenant, stopped making payments to the sole owner. The sole owner has retained legal counsel located in Massachusetts to negotiate and settle the proceeding.

(H)	Properties were contributed to a joint venture. There were no taxable gain or loss recognized as a result of the transaction.

Appendix C-1

On August 3, 2007, we along with Inland Securities Corporation, our dealer manager, and Inland American Business Manager & Advisor, Inc., our Business Manager, entered into a soliciting dealer agreement with Ameriprise Financial Services, Inc. pursuant to which Ameriprise has been appointed as a soliciting dealer to solicit subscriptions for shares of common stock in connection with our initial public offering.

The following Subscription Agreement forms, including those that are to be used by clients of Ameriprise, replace those Subscription Agreement Forms that are set forth in Appendix C-1 of our August 1, 2007 prospectus.

C-1-i

Second Offering Dated 8/1/07

Inland American Real Estate Trust, Inc. 2901 Butterfield Road, Oak Brook, Illinois 60523 ~ 800.826.8228 NOT VALID FOR RESIDENTS OF ARIZONA, NEBRASKA, OKLAHOMA AND TEXAS

INSTRUCTIONS TO INVESTORS–For Prospectus Dated August 1, 2007

Any person desiring to subscribe for shares of our common stock should carefully read and review the Prospectus, as supplemented to date, and if he/she desires to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the items indicated. Please print in ballpoint pen or type the information. AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

A - INVESTMENT

Item (1)a

Enter the dollar amount of the purchase and the number of shares to be purchased. Dollar amount and number of shares in whole numbers only. Minimum purchase 300 shares ($3,000). Qualified Plans 100 shares ($1,000). Check the box to indicate whether this is an initial or an additional investment. The “Additional Investment” box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount. Check the box to indicate whether a check is enclosed or funds will be wired. A completed Subscription Agreement is required for each initial and additional investment.

Item (1)b	Check the box to indicate if the Registered Representative is purchasing common stock net of selling commissions (NAV). Representative will not receive selling commission.

B - TYPE OF OWNERSHIP

FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS, PLEASE MAIL THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT/SIGNATURE PAGE AND YOUR CHECK MADE PAYABLE TO “LBNA/ESCROW AGENT FOR IARETI” TO:
Inland Securities Corporation Attn: Investor Services 2901 Butterfield Road Oak Brook, Illinois 60523
FOR CUSTODIAL OWNERSHIP ACCOUNTS, CHECKS SHOULD BE MADE PAYABLE TO THE CUSTODIAN AND SENT ALONG WITH THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT/SIGNATURE PAGE TO THE CUSTODIAN.
Item (2)a

Check the appropriate box to indicate the type of entity that is subscribing (entities for non-custodial ownership accounts appear on the top of item 2(a); entities for custodial ownership accounts appear on the bottom). If this is an additional purchase, ownership information should be completed exactly the same as the previous investment. If the entity is a pension or profit sharing plan, indicate whether it is taxable or exempt from taxation under Section 501A of the Internal Revenue Code. Note: Pension or profit sharing plan appears under non-custodial ownership as well as custodial ownership — check non-custodial ownership if the plan has a trustee; custodial ownership if the plan has a custodian. If you check the Individual Ownership box and you wish to designate a Transfer on Death beneficiary, you may check the “TOD” box and you must fill out the included Transfer on Death Form in order to effect the designation.

Item (2)b	Enter the exact name of the custodian or trustee and mailing address. If this is an additional purchase by a qualified plan, please use the same exact plan name as the previous investment.
Item (2)c	The custodian must complete this box by entering its custodian Tax ID number (for tax purposes), custodial account number and its telephone number.

C - INVESTOR INFORMATION

Item (3)

For non-custodial ownership accounts, enter the exact name in which the shares are to be held. For co-investors, enter the names of all investors. For custodial ownership accounts, enter “FBO” followed by the name of the investor.

Item (4)	Enter residence address, city, state, and zip code of the investor. Note: The custodian or trustee of custodial ownership accounts is the mailing address or address of record completed in Item (2)b.
Item (5)	Enter the alternate mailing address if different than the residence address in Item (4). For custodial ownership accounts, enter the residence address of the investor.
Item (6)	Enter home telephone and business telephone.
Item (7)

Check the box if you consent to the electronic delivery of documents including prospectus supplements, post-effective amendments, annual and quarterly reports. E-mail address is required. Please carefully read the representations set forth on page 2 before consenting to receive documents electronically. Electronic delivery is not permitted in Alaska. We are unable to provide electronic delivery in Minnesota and Washington D.C.

Item (8)	Enter birth date of investor and co-investor, if applicable, or date of incorporation.
Item (9)

Enter the Social Security number of investor and co-investor, if applicable. The investor is certifying that this number is correct. For custodial ownership accounts, enter the investor’s Social Security number (for identification purposes). Enter Tax ID number, if applicable.

Item (10)

Check the appropriate box. If the investor is a non-resident alien, he / she must apply to the Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available. If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

Item (11)	Check if the investor is an employee of Inland or an affiliate.

L

D - DISTRIBUTION OPTIONS

CHECK THE APPROPRIATE BOX TO INDICATE DISTRIBUTION OPTIONS FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS:
Item (12)a	Check to mail distributions to the address of record in Section C, Item (4) above.
Item (12)b	Check to participate in the Distribution Reinvestment Plan if you are reinvesting your entire cash distribution.*
Item (12)c

If investor prefers direct deposit of cash distributions to an account or address other than as set forth in the Subscription Agreement/Signature Page, check the preferred option and complete the required information. For Automatic Clearing House (ACH), indicate whether it is a checking or savings account, and enter the name of the institution/individual, mailing address, ABA number and account number. MUST ENCLOSE VOIDED CHECK, if applicable.

CHECK THE APPROPRIATE BOX TO INDICATE DISTRIBUTION OPTIONS FOR CUSTODIAL OWNERSHIP ACCOUNTS:
Item (13)a	Check to mail distributions to custodian.
Item (13)b	Check to participate in the Distribution Reinvestment Plan if you are reinvesting your entire cash distribution.*

*If you are electing a partial cash distribution/reinvestment, complete the enclosed Distribution Election Change Form.

E - SIGNATURE

Item (14)	The Subscription Agreement/Signature Page must be executed by the investor; and, if applicable, the trustee or custodian.

F - BROKER/DEALER - REGISTERED REPRESENTATIVE

Item (15)

Enter the Registered Representative name, address, B/D Rep ID number, telephone number and email address. Also, enter the name of the broker/dealer, home office address and B/D Client Account number. By executing the Subscription Agreement/Signature Page, the Registered Representative substantiates compliance with the conduct rules of FINRA by certifying that the Registered Representative has reasonable grounds to believe, based on information obtained from the investor concerning his, her or its investment objectives, other investments, financial situation and needs and any other information known by such Registered Representative, that investment in the Company is suitable for such investor in light of his, her or its financial position, net worth and other suitability characteristics and that the Registered Representative has informed the investor of all pertinent facts relating to the liability, liquidity and marketability of an investment in the Company during its term. The Registered Representative (authorized signature) should sign where provided.

G - REGISTERED INVESTMENT ADVISOR (RIA)

Item (16)

Check the box to indicate whether this subscription was solicited or recommended by an investment advisor/broker/dealer whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. No sales commissions are paid on these accounts. This box must be checked in order for such investor(s) to purchase shares net of the selling commissions.

C-1-1

SUBMISSION OF SUBSCRIPTION

FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS, THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT/SIGNATURE PAGE WITH A CHECK MADE PAYABLE TO “LBNA/ESCROW AGENT FOR IARETI” SHOULD BE MAILED TO:
Inland Securities Corporation Attn: Investor Services 2901 Butterfield Road Oak Brook, Illinois 60523
FOR CUSTODIAL OWNERSHIP ACCOUNTS, MAKE CHECKS PAYABLE TO THE CUSTODIAN AND SEND ALONG WITH THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT/SIGNATURE PAGE TO THE CUSTODIAN.
NOTE:

If a person other than the person in whose name the shares will be held is reporting the income received from the Company, you must notify the Company in writing of that person’s name, address and Social Security number.

ALL INVESTORS AND THEIR REGISTERED REPRESENTATIVES MUST SIGN THE SUBSCRIPTION AGREEMENT/SIGNATURE PAGE PRIOR TO TENDERING ANY FUNDS FOR INVESTMENT IN SHARES.

SPECIAL SUITABILITY STANDARDS

Certain states have imposed special financial suitability standards for investors who purchase shares. In determining your net worth, do not include your home, home furnishings or automobile.

In general, each investor must have either: (i) minimum net worth of at least $250,000; or (ii) minimum annual gross income of at least $70,000 and a minimum net worth of at least $70,000.

If the investor is a resident of New Hampshire, the investor must have either: (i) minimum net worth of at least $250,000; or (ii) minimum net gross income of at least $50,000 and a minimum net worth of at least $125,000.

In addition, if the investor is a resident of Kentucky, Massachusetts, Michigan, Missouri, Ohio or Pennsylvania, the investment may not exceed 10.0% of the investor’s liquid net worth.

If the investor is a resident of Kansas, the Office of the Kansas Securities Commissioner recommends that the investor’s aggregate investment in these securities and similar direct participation investments should not exceed 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan or pension or profit-sharing plan), these suitability standards must be satisfied by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the shares if the donor or the grantor is the fiduciary. In the case of gifts to minors, the minimum suitability standards must be met by the custodian of the account or by the donor.

We intend to assert the foregoing representations as a defense in any subsequent litigation where such assertion would be relevant. We have the right to accept or reject this subscription in whole or in part, so long as such partial acceptance or rejection does not result in an investment of less than the minimum number of shares specified in the Prospectus. As used above, the singular includes the plural in all respects if shares are being acquired by more than one person. As used in the Subscription Agreement/Signature Page, “Inland” refers to Inland Real Estate Group, Inc. and its affiliates. The Subscription Agreement/Signature Page and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Illinois without giving effect to its conflict of laws principles.

By executing the Subscription Agreement/Signature Page, the investor is not waiving any rights under the federal or state securities laws.

AUTOMATIC CLEARING HOUSE (ACH) LANGUAGE

I (we) hereby authorize Inland American Real Estate Trust, Inc. (“Company”) to deposit distributions from my (our) common stock of the Company into the account listed in Section D of the Subscription Agreement/Signature Page at the financial institution indicated in Section D of the Subscription Agreement/Signature Page. I further authorize the Company to debit my account noted in Section D of the Subscription Agreement/Signature Page in the event that the Company erroneously deposits additional funds to which I am not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I withdraw funds erroneously deposited into my account before the Company reverses such deposit, I agree that the Company has the right to retain any future distributions to which I am entitled until the erroneously deposited amounts are recovered by the Company.

This authorization is to remain in full force and effect until the Company has received written notice from me of the termination of this authorization in time to allow reasonable opportunity to act on it, or until the Company has sent me written notice of termination of this authorization. This authorization is not valid to the extent that distributions are reinvested pursuant to the Distribution Reinvestment Plan.

CONSENT TO ELECTRONIC DELIVERY OF DOCUMENTS

(a) I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification of the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility.

(b) I acknowledge that documents distributed electronically may be provided in Adobe’s Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe’s web site at www.adobe.com. The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications.

(c) I acknowledge that I may receive at no cost from Inland American a paper copy of any documents delivered electronically by calling Inland Customer Relations at 800.826.8228 from 8:15 am to 5:00 pm CT Monday-Friday.

(d) I understand that if the e-mail notification is returned to Inland American as “undeliverable”, a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if Inland American is unable to obtain a valid e-mail address for me, Inland American will resume sending a paper copy of Inland American’s filings by U.S. mail to my address of record.

(e) I understand that my consent may be updated or canceled, including any updates in e-mail address to which documents are delivered, at any time by going to the Registrar & Transfer Company website at www.rtco.com/inlandedelivery and clicking on the Enroll, Update, or Cancel links.

C-1-2

Second Offering Dated 8/1/07

Inland American Real Estate Trust, Inc. 2901 Butterfield Road, Oak Brook, Illinois 60523 ~ 800.826.8228 NOT VALID FOR RESIDENTS OF ARIZONA, NEBRASKA, OKLAHOMA AND TEXAS

INSTRUCTIONS TO INVESTORS – For Prospectus Dated August 1, 2007

Please read this Subscription Agreement/Signature Page and the Terms and Conditions of the Offering set forth in the Prospectus before signing. Investor must read the Instructions to Investors. AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

A - INVESTMENT

(1)a	This subscription is in the amount of $				or the purchase of	shares of Inland
American Real Estate Trust, Inc. at $10 per share. Minimum initial investment: 300 shares; 100 shares for Qualified Plans. Dollar amount and number of shares in whole numbers only.
	This is an:	☐	INITIAL INVESTMENT; or	☐	ADDITIONAL INVESTMENT	Payment will be made:
	☐	CHECK ENCLOSED; or	☐	FUNDS WIRED
A completed Subscription Agreement/Signature Page is required for each initial and additional investment.
(1)b	☐		REGISTERED REPRESENTATIVE NAV PURCHASE (NET OF SELLING COMMISSION). Representative will not receive selling commission.

B - TYPE OF OWNERSHIP

Non-Custodial Ownership - Make check payable to: LBNA/ESCROW AGENT FOR IARETI

(2)a	☐	Individual Ownership one signature required	☐	Corporate Ownership authorized signature required	☐	Community Property all parties must sign	☐	Uniform Gifts to Minors Act - custodian signature required
	☐	Joint Tenants with Right of Survivorship all parties must sign	☐	LLC Ownership authorized signature required	☐	Tenants by the Entirety all parties must sign		State of a Custodian for
	☐	Tenants in Common all parties must sign	☐	TOD (Fill out included TOD Form to effect designation)	☐	Partnership Ownership authorized signature required	☐	Pension or Profit Sharing Plan - trustee signature(s) required
	☐	Trust trustee or grantor signature(s) required					☐	Taxable	☐	Exempt under §501A
		☐ Taxable ☐	Grantor A or B		Date Established	MM/DD/YYYY	☐	Estate - personal representative signature(s) required
	If Pension, Profit Sharing or Trust, complete the following: Name of Trustee or other Administrator						☐	Other (Specify)

Custodial Ownership - Make check payable to the Custodian listed below and SEND ALL paperwork directly to the Custodian

(2)a	☐	Traditional IRA custodian signature required		(2)b	Name of Custodian or Trustee
	☐	Roth IRA custodian signature required			Mailing Address
	☐	KEOGH trustee signature required			City		State	Zip
CUSTODIAN INFORMATION To Be Completed By Custodian Listed Above

	☐	Simplified Employee Pension/Trust (S.E.P.) custodian signature required			(2)c	Custodian Tax ID #
	☐	Pension or Profit Sharing Plan custodian signature required				Custodial Account #
		☐	Taxable	☐	Exempt under §501A	Custodian Telephone
Name of Custodian or other Administrator
	☐	Other (Specify)

C - INVESTOR INFORMATION

(3)	INVESTOR	☐	Mr.	☐	Mrs.	☐	Ms.
CO-INVESTOR	☐	Mr.	☐	Mrs.	☐	Ms.
(4)	Residence Address (Required)
City	State	Zip
(5)	Alternate Mailing Address
City	State	Zip
(6)	Home Telephone	- -	Business Telephone	- -
(7)	I consent to the electronic delivery of documents:	☐ *Yes	*Electronic Delivery is not permitted in Alaska. We are unable to provide electronic delivery in Minnesota and Washington D.C.
Email Address (Required)
(8)	Birth Date / Date of Incorporation	/ / / /	MM/DD/YYYY	Co-Investor Birth Date	/ /	MM/DD/YYYY
(9)	Social Security #	- -	Co-Investor Social Security #	- -
Tax ID #	-
(10)	Please Indicate Citizenship Status (Required)

☐	U.S. Citizen	☐	Resident Alien	☐	Non-Resident Alien*	(11) ☐	Employee or Affiliate

*If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

C-1-3

D - DISTRIBUTION OPTIONS

Distribution Options for Non-Custodial Accounts

(12)a ☐	Mail To Address of Record
(12)b ☐

Distribution Reinvestment Plan: Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvest the entire cash distribtuion. If you are electing a partial cash distribution/reinvestment, please complete the Distribution Election Change Form.

(12)c ☐	Distributions Directed To:	☐	Via Electronic Deposit (ACH) Complete information below. See ACH language on page 2 of the Instructions. (Required)
☐	Via Mail Complete information below	☐ Checking	☐ Savings

Name of Bank, Brokerage Firm or Individual

Distribution Mailing Address

City			State	Zip

Bank ABA # (For ACH Only) MUST enclose voided check			Account Number - (Required)

Distribution Options for Custodial Accounts

(13)a	☐	Mail To Custodial Account	(13)b ☐

Distribution Reinvestment Plan: Investor Elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvest the entire cash distribution. If you are electing a partial cash distribution/reinvestment, please complete the Distribution Election Change Form.

E - SIGNATURE

(14)

THE UNDERSIGNED CERTIFIES, under penalties of perjury (i) that the taxpayer identification number shown on the Subscription Agreement/Signature Page is true, correct and complete, and (ii) that I (we) am (are) not subject to backup withholding either because I (we) have not been notified that I (we) am (are) subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me (us) that I (we) am (are) no longer subject to backup withholding. The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such Investor’s behalf) the following:

(A)

For all investors except those that are residents of the State of Minnesota, acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the Prospectus of the Company relating to the shares, wherein the terms and conditions of the offering of the shares are described, including among other things, the restrictions on ownership and transfer of shares, which require, under certain circumstances, that a holder of shares shall give written notice and provide certain information to the Company.

(B)

Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and estimate that (without regard to investment in the Company) I (we) have gross income due in the current year of at least $70,000; (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; or (iii) have such higher suitability as may be required by certain states as set forth on page 2 of the Instructions to Investors attached hereto; in the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

(C)

Represents that the investor is purchasing the shares for his or her own account and if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s) I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

	(D)	Acknowledges that the shares are not liquid, there is no current market for the shares and the investors may not be able to sell the securities.

(E)

If an employee or affiliate of the Company, represents that the shares are being purchased for investment purposes only and not for immediate resale; if not an employee or affiliate, I acknowledge that I have read this item.

Signature — Investor	Date

Signature — Co-Investor (If Applicable)	Authorized Signature (Custodian or Trustee If Applicable)

AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

F - BROKER/DEALER-REGISTERED REPRESENTATIVE

(15)	BROKER/DEALER DATA—completed by selling Registered Representative (Please use Representative address—not home office address)

	Registered Representative Name	Mr.	☐	Mrs.	☐	Ms.	☐

Mailing Address

		City						State	Zip

Broker/Dealer Name

B/D Home Office Mailing Address

		City						State	Zip

B/D Client Account Number

		B/D Rep ID Number						Registered Representative Telephone - -

		Have you changed Broker/Dealers?	Registered Representative E-mail

		☐ Yes ☐	No

Signature - Registered Representative	Signature - Broker / Dealer (If Applicable)

G - REGISTERED INVESTMENT ADVISOR (RIA)

(16)

REGISTERED INVESTMENT ADVISOR (RIA) NO SALES COMMISSIONS ARE PAID ON THESE ACCOUNTS.   ☐ Check only if investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is an FINRA licensed Registered Representative affiliated with a broker/dealer, the transaction should be conducted through that broker/dealer, not through the RIA.

C-1-4

Second Offering Dated 8/1/07

Inland American Real Estate Trust, Inc. 2901 Butterfield Road, Oak Brook, Illinois 60523 ~ 800.826.8228 FOR RESIDENTS OF ARIZONA, NEBRASKA, OKLAHOMA AND TEXAS

INSTRUCTIONS TO INVESTORS – For Prospectus Dated August 1, 2007

Any person desiring to subscribe for shares of our common stock should carefully read and review the Prospectus, as supplemented to date, and if he/she desires to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the items indicated. Please print in ballpoint pen or type the information. AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

A - INVESTMENT

Item (1)a

Enter the dollar amount of the purchase and the number of shares to be purchased. Dollar amount and number of shares in whole numbers only. Minimum purchase 300 shares ($3,000). Qualified Plans 100 shares ($1,000). Check the box to indicate whether this is an initial or an additional investment. The “Additional Investment” box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount. Check the box to indicate whether a check is enclosed or funds will be wired. A completed Subscription Agreement is required for each initial and additional investment.

Item (1)b	Check the box to indicate if the Registered Representative is purchasing common stock net of selling commissions (NAV). Representative will not receive selling commission.

B - TYPE OF OWNERSHIP

FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS, PLEASE MAIL THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT/SIGNATURE PAGE AND YOUR CHECK MADE PAYABLE TO “LBNA/ESCROW AGENT FOR IARETI” TO:
Inland Securities Corporation Attn: Investor Services 2901 Butterfield Road Oak Brook, Illinois 60523
FOR CUSTODIAL OWNERSHIP ACCOUNTS, CHECKS SHOULD BE MADE PAYABLE TO THE CUSTODIAN AND SENT ALONG WITH THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT/SIGNATURE PAGE TO THE CUSTODIAN.
Item (2)a

Check the appropriate box to indicate the type of entity that is subscribing (entities for non-custodial ownership accounts appear on the top of item 2(a); entities for custodial ownership accounts appear on the bottom). If this is an additional purchase, ownership information should be completed exactly the same as the previous investment. If the entity is a pension or profit sharing plan, indicate whether it is taxable or exempt from taxation under Section 501A of the Internal Revenue Code. Note: Pension or profit sharing plan appears under non-custodial ownership as well as custodial ownership — check non-custodial ownership if the plan has a trustee; custodial ownership if the plan has a custodian. If you check the Individual Ownership box and you wish to designate a Transfer on Death beneficiary, you may check the “TOD” box and you must fill out the included Transfer on Death Form in order to effect the designation.

Item (2)b	Enter the exact name of the custodian or trustee and mailing address. If this is an additional purchase by a qualified plan, please use the same exact plan name as the previous investment.
Item (2)c	The custodian must complete this box by entering its custodian Tax ID number (for tax purposes), custodial account number and its telephone number.

C - INVESTOR INFORMATION

Item (3)

For non-custodial ownership accounts, enter the exact name in which the shares are to be held. For co-investors, enter the names of all investors. For custodial ownership accounts, enter “FBO” followed by the name of the investor.

Item (4)	Enter residence address, city, state, and zip code of the investor. Note: The custodian or trustee of custodial ownership accounts is the mailing address or address of record completed in Item (2)b.
Item (5)	Enter the alternate mailing address if different than the residence address in Item (4). For custodial ownership accounts, enter the residence address of the investor.
Item (6) Item (7)

Enter home telephone and business telephone.

Check the box if you consent to the electronic delivery of documents including prospectus supplements, post-effective amendments, annual and quarterly reports. E-mail address is required. Please carefully read the representations set forth on page 2 before consenting to receive documents electronically. Electronic delivery is not permitted in Alaska. We are unable to provide electronic delivery in Minnesota and Washington D.C.

Item (8)	Enter birth date of investor and co-investor, if applicable, or date of incorporation.
Item (9)

Enter the Social Security number of investor and co-investor, if applicable. The investor is certifying that this number is correct. For custodial ownership accounts, enter the investor’s Social Security number (for identification purposes). Enter Tax ID number, if applicable.

Item (10)

Check the appropriate box. If the investor is a non-resident alien, he / she must apply to the Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available. If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

Item (11)	Check if the investor is an employee of Inland or an affiliate.

D - DISTRIBUTION OPTIONS

CHECK THE APPROPRIATE BOX TO INDICATE DISTRIBUTION OPTIONS FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS:
Item (12)a	Check to mail distributions to the address of record in Section C, Item (4) above.
Item (12)b	Check to participate in the Distribution Reinvestment Plan if you are reinvesting your entire cash distribution.*
Item (12)c

If investor prefers direct deposit of cash distributions to an account or address other than as set forth in the Subscription Agreement/Signature Page, check the preferred option and complete the required information. For Automatic Clearing House (ACH), indicate whether it is a checking or savings account, and  enter the name of the institution/individual, mailing address, ABA number and account number. MUST ENCLOSE VOIDED CHECK, if applicable.

CHECK THE APPROPRIATE BOX TO INDICATE DISTRIBUTION OPTIONS FOR CUSTODIAL OWNERSHIP ACCOUNTS:

Item (13)a	Check to mail distributions to custodian.
Item (13)b	Check to participate in the Distribution Reinvestment Plan if you are reinvesting your entire cash distribution.*

*If you are electing a partial cash distribution/reinvestment, complete the included Distribution Election Change Form.

E - SIGNATURE

Item (14)

The Subscription Agreement/Signature Page must be executed and items A through E must be initialed by the investor indicating that they have read each item; and, if applicable, the trustee or custodian.

F - BROKER/DEALER - REGISTERED REPRESENTATIVE

Item (15)

Enter the Registered Representative name, address, B/D Rep ID number, telephone number and email address. Also, enter the name of the broker/dealer, home office address and B/D Client Account number. By executing the Subscription Agreement/Signature Page, the Registered Representative substantiates compliance with the conduct rules of FINRA by certifying that the Registered Representative has reasonable grounds to believe, based on information obtained from the investor concerning his, her or its investment objectives, other investments, financial situation and needs and any other information known by such Registered Representative, that investment in the Company is suitable for such investor in light of his, her or its financial position, net worth and other suitability characteristics and that the Registered Representative has informed the investor of all pertinent facts relating to the liability, liquidity and marketability of an investment in the Company during its term. The Registered Representative (authorized signature) should sign where provided.

G - REGISTERED INVESTMENT ADVISOR (RIA)

Item (16)

Check the box to indicate whether this subscription was solicited or recommended by an investment advisor/broker/dealer whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. No sales commissions are paid on these accounts. This box must be checked in order for such investor(s) to purchase shares net of the selling commissions.

C-1-5

SUBMISSION OF SUBSCRIPTION

FOR NON-CUSTODIAL OWNERSHIP ACCOUNTS, THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT/SIGNATURE PAGE WITH A CHECK MADE PAYABLE TO “LBNA/ESCROW AGENT FOR IARETI” SHOULD BE MAILED TO:
Inland Securities Corporation Attn: Investor Services 2901 Butterfield Road Oak Brook, Illinois 60523
FOR CUSTODIAL OWNERSHIP ACCOUNTS, MAKE CHECKS PAYABLE TO THE CUSTODIAN AND SEND ALONG WITH THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT/SIGNATURE PAGE TO THE CUSTODIAN.
NOTE:

If a person other than the person in whose name the shares will be held is reporting the income received from the Company, you must notify the Company in writing of that person’s name, address and Social Security number.

ALL INVESTORS AND THEIR REGISTERED REPRESENTATIVES MUST SIGN THE SUBSCRIPTION AGREEMENT/SIGNATURE PAGE PRIOR TO TENDERING ANY FUNDS FOR INVESTMENT IN SHARES.

SPECIAL SUITABILITY STANDARDS

Certain states have imposed special financial suitability standards for investors who purchase shares. In determining your net worth, do not include your home, home furnishings or automobile.

In general, each investor must have either: (i) minimum net worth of at least $250,000; or (ii) minimum annual gross income of at least $70,000 and a minimum net worth of at least $70,000.

In addition, if the investor is a resident of Kentucky, Massachusetts, Michigan, Missouri, Ohio or Pennsylvania, the investment may not exceed 10.0% of the investor’s liquid net worth.

If the investor is a resident of Kansas, the Office of the Kansas Securities Commissioner recommends that the investor’s aggregate investment in these securities and similar direct participation investments should not exceed 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan or pension or profit-sharing plan), these suitability standards must be satisfied by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the shares if the donor or the grantor is the fiduciary. In the case of gifts to minors, the minimum suitability standards must be met by the custodian of the account or by the donor.

We intend to assert the foregoing representations as a defense in any subsequent litigation where such assertion would be relevant. We have the right to accept or reject this subscription in whole or in part, so long as such partial acceptance or rejection does not result in an investment of less than the minimum number of shares specified in the Prospectus. As used above, the singular includes the plural in all respects if shares are being acquired by more than one person. As used in the Subscription Agreement/Signature Page, “Inland” refers to Inland Real Estate Group, Inc. and its affiliates. The Subscription Agreement/Signature Page and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Illinois without giving effect to its conflict of laws principles.

By executing the Subscription Agreement/Signature Page, the investor is not waiving any rights under the federal or state securities laws.

AUTOMATIC CLEARING HOUSE (ACH) LANGUAGE

I (we) hereby authorize Inland American Real Estate Trust, Inc. (“Company”) to deposit distributions from my (our) common stock of the Company into the account listed in Section D of the Subscription Agreement/Signature Page at the financial institution indicated in Section D of the Subscription Agreement/Signature Page. I further authorize the Company to debit my account noted in Section D of the Subscription Agreement/Signature Page in the event that the Company erroneously deposits additional funds to which I am not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I withdraw funds erroneously deposited into my account before the Company reverses such deposit, I agree that the Company has the right to retain any future distributions to which I am entitled until the erroneously deposited amounts are recovered by the Company.

This authorization is to remain in full force and effect until the Company has received written notice from me of the termination of this authorization in time to allow reasonable opportunity to act on it, or until the Company has sent me written notice of termination of this authorization. This authorization is not valid to the extent that distributions are reinvested pursuant to the Distribution Reinvestment Plan.

CONSENT TO ELECTRONIC DELIVERY OF DOCUMENTS

(a) I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification of the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility.

(b) I acknowledge that documents distributed electronically may be provided in Adobe’s Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe’s web site at www.adobe.com. The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications.

(c) I acknowledge that I may receive at no cost from Inland American a paper copy of any documents delivered electronically by calling Inland Customer Relations at 800.826.8228 from 8:15 am to 5:00 pm CT Monday-Friday.

(d) I understand that if the e-mail notification is returned to Inland American as “undeliverable”, a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if Inland American is unable to obtain a valid e-mail address for me, Inland American will resume sending a paper copy of Inland American’s filings by U.S. mail to my address of record.

(e) I understand that my consent may be updated or canceled, including any updates in e-mail address to which documents are delivered, at any time by going to the Registrar & Transfer Company website at www.rtco.com/inlandedelivery and clicking on the Enroll, Update, or Cancel links.

C-1-6

Second Offering Dated 8/1/07

Inland American Real Estate Trust, Inc. 2901 Butterfield Road, Oak Brook, Illinois 60523 ~ 800.826.8228 FOR RESIDENTS OF ARIZONA, NEBRASKA, OKLAHOMA AND TEXAS

INSTRUCTIONS TO INVESTORS – For Prospectus Dated August 1, 2007

Please read this Subscription Agreement/Signature Page and the Terms and Conditions of the Offering set forth in the Prospectus before signing. Investor must read the Instructions to Investors. AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

A - INVESTMENT

(1)a	This subscription is in the amount of $				or the purchase of	shares of Inland
American Real Estate Trust, Inc. at $10 per share. Minimum initial investment: 300 shares; 100 shares for Qualified Plans. Dollar amount and number of shares in whole numbers only.
	This is an:	☐	INITIAL INVESTMENT; or	☐	ADDITIONAL INVESTMENT	Payment will be made:
	☐	CHECK ENCLOSED; or	☐	FUNDS WIRED
A completed Subscription Agreement/Signature Page is required for each initial and additional investment.
(1)b	☐		REGISTERED REPRESENTATIVE NAV PURCHASE (NET OF SELLING COMMISSION). Representative will not receive selling commission.

B - TYPE OF OWNERSHIP

Non-Custodial Ownership - Make check payable to: LBNA/ESCROW AGENT FOR IARETI

(2)a	☐	Individual Ownership one signature required	☐	Corporate Ownership authorized signature required	☐	Community Property all parties must sign	☐	Uniform Gifts to Minors Act - custodian signature required
	☐	Joint Tenants with Right of Survivorship all parties must sign	☐	LLC Ownership authorized signature required	☐	Tenants by the Entirety all parties must sign		State of a Custodian for
	☐	Tenants in Common all parties must sign	☐	TOD (Fill out included TOD Form to effect designation)	☐	Partnership Ownership authorized signature required	☐	Pension or Profit Sharing Plan - trustee signature(s) required
	☐	Trust trustee or grantor signature(s) required					☐	Taxable	☐	Exempt under §501A
		☐ Taxable ☐	Grantor A or B		Date Established	MM /DD/YYYY	☐	Estate - personal representative signature required
	If Pension, Profit Sharing or Trust, complete the following: Name of Trustee or other Administrator						☐	Other (Specify)

Custodial Ownership - Make check payable to the Custodian listed below and SEND ALL paperwork directly to the Custodian

(2)a	☐	Traditional IRA custodian signature required		(2)b	Name of Custodian or Trustee
	☐	Roth IRA custodian signature required			Mailing Address
	☐	KEOGH trustee signature required			City		State	Zip
CUSTODIAN INFORMATION To Be Completed By Custodian Listed Above

	☐	Simplified Employee Pension/Trust (S.E.P.) custodian signature required			(2)c	Custodian Tax ID #	- -
	☐	Pension or Profit Sharing Plan custodian signature required				Custodial Account #
		☐	Taxable	☐	Exempt under §501A	Custodian Telephone	- -
Name of Custodian or other Administrator
	☐	Other (Specify)

C - INVESTOR INFORMATION

(3)	INVESTOR ☐	Mr.	☐	Mrs.	☐	Ms.
	CO-INVESTOR ☐	Mr.	☐	Mrs.	☐	Ms.
(4)	Residence Address (Required)
	City								State	Zip
(5)	Alternate Mailing Address
	City								State	Zip
(6)	Home Telephone	- -						Business Telephone	- -

(7)	I consent to the electronic delivery of documents:					☐ *Yes	*	Electronic Delivery is not permitted in Alaska. We are unable to provide electronic delivery in Minnesota and Washington D.C.
Email Address (Required)
(8)	Birth Date / Date of Incorporation	/ / / /					MM/DD/YYYY	Co-Investor Birth Date	/ /		MM/DD/YYYY
(9)	Social Security #	- -						Co-Investor Social Security #	- -
	Tax ID #	-
(10)	Please Indicate Citizenship Status (Required)
	☐ U.S. Citizen ☐	Resident Alien				☐	Non-Resident Alien*		(11) ☐		Employee or Affiliate

*If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

C-1-7

D - DISTRIBUTION OPTIONS

Distribution Options for Non-Custodial Accounts

(12)a ☐	Mail To Address of Record
(12)b ☐

Distribution Reinvestment Plan: Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvest the entire cash distribution. If you are electing a partial cash distribution/reinvestment, please complete the Distribution Election Change Form.

(12)c ☐	Distributions Directed To:	☐	Via Electronic Deposit (ACH) Complete information below. See ACH language on page 2 of the instructions. (Required)
☐	Via Mail Complete information below	☐ Checking	☐ Savings

Name of Bank, Brokerage Firm or Individual	☐

Distribution Mailing Address	☐

City	☐		State ☐	Zip ☐

Bank ABA # (For ACH Only) MUST enclose voided check	☐		Account Number - (Required)	☐

Distribution Options for Custodial Accounts

(13)a	☐	Mail To Custodial Account	(13)b	☐

Distribution Reinvestment Plan: Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvest the entire cash distribution. If you are electing a partial cash distribution/reinvestment, please complete the Distribution Election Change Form.

E - SIGNATURE

(14)

THE UNDERSIGNED CERTIFIES, under penalties of perjury (i) that the taxpayer identification number shown on the Subscription Agreement/Signature Page is true, correct and complete, and (ii) that I (we) am (are) not subject to backup withholding either because I (we) have not been notified that I (we) am (are) subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me (us) that I (we) am (are) no longer subject to backup withholding. The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such Investor’s behalf) the following:

☐ Initial	(A)

Acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the Prospectus of the Company relating to the shares, wherein the terms and conditions of the offering of the shares are described, including among other things, the restrictions on ownership and transfer of shares, which require, under certain circumstances, that a holder of shares shall give written notice and provide certain information to the Company.

☐ Initial	(B)

Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and estimate that (without regard to investment in the Company) I (we) have gross income due in the current year of at least $70,000; (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; or (iii) have such higher suitability as may be required by certain states as set forth on page 2 of the Instructions to Investors attached hereto; in the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

☐ Initial	(C)

Represents that the investor is purchasing the shares for his or her own account and if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s) I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

☐ Initial	(D)	Acknowledges that the shares are not liquid, there is no current market for the shares and the investors may not be able to sell the securities.

☐ Initial	(E)

If an employee or affiliate of the Company, represents that the shares are being purchased for investment purposes only and not for immediate resale; if not an employee or affiliate, I acknowledge that I have read this item.

Signature — Investor	Date

Signature — Co-Investor (If Applicable)	Authorized Signature (Custodian or Trustee If Applicable)

AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

F - BROKER/DEALER-REGISTERED REPRESENTATIVE

(15)	BROKER/DEALER DATA—completed by selling Registered Representative (Please use Representative address—not home office address)

	Registered Representative Name	Mr.	☐	Mrs.	☐	Ms.	☐

Mailing Address

		City						State	Zip

Broker/Dealer Name

B/D Home Office Mailing Address

		City						State	Zip

		B/D Client Account Number	#

		B/D Rep ID Number	#					Registered Representative Telephone - -

		Have you changed Broker/Dealers?	Registered Representative E-mail

		☐ Yes ☐	No

Signature - Registered Representative	Signature - Broker / Dealer (If Applicable)

G - REGISTERED INVESTMENT ADVISOR (RIA)

(16)

REGISTERED INVESTMENT ADVISOR (RIA) NO SALES COMMISSIONS ARE PAID ON THESE ACCOUNTS.   ☐ Check only if investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is an FINRA licensed Registered Representative affiliated with a broker/dealer, the transaction should be conducted through that broker/dealer, not through the RIA.

C-1-8

Second Offering Dated 8/1/07

Inland American Real Estate Trust, Inc. NOT VALID FOR RESIDENTS OF ARIZONA, NEBRASKA, OKLAHOMA AND TEXAS	AMPF

INSTRUCTIONS TO INVESTORS OF AMERIPRISE FINANCIAL SERVICES – For Prospectus Dated August 1, 2007

Any person desiring to subscribe for shares of our common stock should carefully read and review the Prospectus, as supplemented or amended to date, and if he/she desires to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the items indicated. Please print in ballpoint pen or type the information. AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

A - INVESTMENT

Item (1)a

Enter the dollar amount of the purchase and the number of shares to be purchased. Dollar amount and number of shares in whole numbers only. Minimum purchase 300 shares ($3,000). Qualified Plans 100 shares ($1,000). Check the box to indicate whether this is an initial or an additional investment. The “Additional Investment” box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount. Check the box to indicate whether a check is enclosed or funds will be wired. A completed Subscription Agreement and AMPF Form 200728 are required for each initial and additional investment.

Item (1)b	Check the box to indicate if the Registered Representative is purchasing common stock net of selling commissions (NAV). Representative will not receive selling commision.

B - TYPE OF OWNERSHIP

FOR ALL ACCOUNTS, PLEASE MAIL THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT, AMPF FORM 200728, AND FUNDING INSTRUCTIONS TO:
Ameriprise Financial Services 9954 AMPF Financial Center Minneapolis, MN 55474
ALL CHECKS SHOULD BE MADE PAYABLE TO AMERIPRISE.
Item (2)a

Check the appropriate box to indicate the type of entity that is subscribing [entities for non-custodial ownership accounts appear on the top of item 2(a); entities for custodial ownership accounts appear on the bottom]. If this is an additional purchase, ownership information should be completed exactly the same as the previous investment. If the entity is a pension or profit sharing plan, indicate whether it is taxable or exempt from taxation under Section 501A of the Internal Revenue Code. Note: Pension or profit sharing plan appears under non-custodial ownership as well as custodial ownership — check non-custodial ownership if the plan has a trustee; custodial ownership if the plan has a custodian. If you check the Individual Ownership box and you wish to designate a Transfer on Death beneficiary, you may check the “TOD” box and you must fill out the included Transfer on Death Form in order to effect the designation.

Item (2)b	Enter the exact name of the custodian or trustee and mailing address. If this is an additional purchase by a qualified plan, please use the same exact plan name as the previous investment.
Item (2)c	The custodian must complete this box by entering its custodian Tax ID number (for tax purposes), custodial account number and its telephone number.

C - INVESTOR INFORMATION

Item (3)

For non-custodial ownership accounts, enter the exact name in which the shares are to be held. For co-investors, enter the names of all investors. For custodial ownership accounts, enter “FBO” followed by the name of the investor.

Item (4)	Enter residence address, city, state, and zip code of the investor. Note: The custodian or trustee of custodial ownership accounts is the mailing address or address of record completed in Item (2)b.
Item (5)	Enter the alternate mailing address if different than the residence address in Item (4). For custodial ownership accounts, enter the residence address of the investor.
Item (6)	Enter home telephone, business telephone and email address.
Item (7)

Check the box if you consent to the electronic delivery of documents including prospectus supplements, post-effective amendments, annual and quarterly reports. E-mail address is required. Please carefully read the representations set forth on page 2 before consenting to receive documents electronically. Electronic delivery is not permitted in Alaska. We are unable to provide electronic delivery in Minnesota and Washington D.C.

Item (8)	Enter birth date of investor and co-investor, if applicable, or date of incorporation.
Item (9)

Enter the Social Security number of investor and co-investor, if applicable. The investor is certifying that this number is correct. For custodial ownership accounts, enter the investor’s Social Security number (for identification purposes). Enter Tax ID number, if applicable.

Item (10)

Check the appropriate box. If the investor is a non-resident alien, he/she must apply to the Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available. If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

Item (11)	Check if the investor is an employee of Inland or an affiliate.

D - DISTRIBUTION OPTIONS

CHECK THE APPROPRIATE BOX TO INDICATE DISTRIBUTION OPTIONS FOR ACCOUNTS:
Item (12)a	Check to mail distributions to custodian.
Item (12)b

Check to participate in the Distribution Reinvestment Plan if you are reinvesting your entire cash distribution. Complete the included Distribution Election Change Form only if you are electing a partial cash distribution reinvestment. In the event the Distribution Reinvestment Plan is terminated by Inland American, and Inland American continues to pay cash distributions, any future cash distribution will be placed into the Ameriprise brokerage account.

E - SIGNATURE

Item (13)	The Subscription Agreement/Signature Page must be executed by the investor; and, if applicable, the trustee or custodian.

F - BROKER/DEALER - REGISTERED REPRESENTATIVE

Item (14)

Enter the Registered Representative name, address, B/D Rep ID number, telephone number, and email address. Also, enter the name of the broker/dealer, home office address and B/D Client Account number. By executing the Subscription Agreement/Signature Page, the Registered Representative substantiates compliance with the conduct rules of the NASD, by certifying that the Registered Representative has reasonable grounds to believe, based on information obtained from the investor concerning his, her or its investment objectives, other investments, financial situation and needs and any other information known by such Registered Representative, that investment in the Company is suitable for such investor in light of his, her or its financial position, net worth and other suitability characteristics and that the Registered Representative has informed the investor of all pertinent facts relating to the liability, liquidity and marketability of an investment in the Company during its term. The Registered Representative (authorized signature) should sign where provided.

G - REGISTERED INVESTMENT ADVISOR (RIA)

Item (15)

Check the box to indicate whether this subscription was solicited or recommended by an investment advisor/broker/dealer whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. No sales commissions are paid on these accounts. This box must be checked in order for such investor(s) to purchase shares net of the selling commissions.

C-1-9

AMPF

SUBMISSION OF SUBSCRIPTION

FOR ALL ACCOUNTS, PLEASE MAIL THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT, AMPF FORM 200728, AND FUNDING INSTRUCTIONS TO:
Ameriprise Financial Services 9954 AMPF Financial Center Minneapolis, MN 55474
ALL CHECKS SHOULD BE MADE PAYABLE TO AMERIPRISE.
If you have questions, please call Ameriprise at 800-297-6663 and say “Direct Investments.”
NOTE:

If a person other than the person in whose name the shares will be held is reporting the income received from the Company, you must notify the Company in writing of that person’s name, address and Social Security number.

ALL INVESTORS AND THEIR REGISTERED REPRESENTATIVES MUST SIGN THE SUBSCRIPTION AGREEMENT/SIGNATURE PAGE PRIOR TO TENDERING ANY FUNDS FOR INVESTMENT IN SHARES.

SPECIAL SUITABILITY STANDARDS

Certain states have imposed special financial suitability standards for investors who purchase shares. In determining your net worth, do not include your home, home furnishings or automobile.

In general, each investor must have either: (i) minimum net worth of at least $250,000; or (ii) minimum annual gross income of at least $70,000 and a minimum net worth of at least $70,000.

In addition, if the investor is a resident of Kentucky, Massachusetts, Michigan, Missouri, Ohio or Pennsylvania, the investment may not exceed 10.0% of the investor’s liquid net worth.

If the investor is a resident of Kansas, the Office of the Kansas Securities Commissioner recommends that the investor’s aggregate investment in these securities and similar direct participation investments should not exceed 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan or pension or profit-sharing plan), these suitability standards must be satisfied by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the shares if the donor or the grantor is the fiduciary. In the case of gifts to minors, the minimum suitability standards must be met by the custodian of the account or by the donor.

We intend to assert the foregoing representations as a defense in any subsequent litigation where such assertion would be relevant. We have the right to accept or reject this subscription in whole or in part, so long as such partial acceptance or rejection does not result in an investment of less than the minimum number of shares specified in the Prospectus. As used above, the singular includes the plural in all respects if shares are being acquired by more than one person. As used in the Subscription Agreement/Signature Page, “Inland” refers to Inland Real Estate Group, Inc. and its affiliates. The Subscription Agreement/Signature Page and all rights hereunder shall be governed by, and interpreted in accordance with, the internal laws of the State of Illinois without giving effect to its conflict of laws principles.

By executing the Subscription Agreement/Signature Page, the investor is not waiving any rights under the federal or state securities laws.

AUTOMATIC CLEARING HOUSE (ACH) LANGUAGE

I (we) hereby authorize Inland American Real Estate Trust, Inc. (“Company”) to deposit distributions from my (our) common stock of the Company into the account listed in Section D of the Subscription Agreement/Signature Page at the financial institution indicated in Section D of the Subscription Agreement/Signature Page. I further authorize the Company to debit my account noted in Section D of the Subscription Agreement/Signature Page in the event that the Company erroneously deposits additional funds to which I am not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I withdraw funds erroneously deposited into my account before the Company reverses such deposit, I agree that the Company has the right to retain any future distributions to which I am entitled until the erroneously deposited amounts are recovered by the Company.

This authorization is to remain in full force and effect until the Company has received written notice from me of the termination of this authorization in time to allow reasonable opportunity to act on it, or until the Company has sent me written notice of termination of this authorization. This authorization is not valid to the extent that distributions are reinvested pursuant to the Distribution Reinvestment Plan.

CONSENT TO ELECTRONIC DELIVERY OF DOCUMENTS

(a) I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification of the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility.

(b) I acknowledge that documents distributed electronically may be provided in Adobe’s Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe’s web site at www.adobe.com. The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications.

(c) I acknowledge that I may receive at no cost from Inland American a paper copy of any documents delivered electronically by calling Inland Customer Relations at 800.826.8228 from 8:15 am to 5:00 pm CT Monday-Friday.

(d) I understand that if the e-mail notification is returned to Inland American as “undeliverable”, a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if Inland American is unable to obtain a valid e-mail address for me, Inland American will resume sending a paper copy of Inland American’s filings by U.S. mail to my address of record.

(e) I understand that my consent may be updated or canceled, including any updates in e-mail address to which documents are delivered, at any time by going to the Registrar & Transfer Company website at www.rtco.com/inlandedelivery and clicking on the Enroll, Update, or Cancel links.

C-1-10

Second Offering Dated 8/1/07

Inland American Real Estate Trust, Inc. NOT VALID FOR RESIDENTS OF ARIZONA, NEBRASKA, OKLAHOMA AND TEXAS	AMPF

INSTRUCTIONS TO INVESTORS OF AMERIPRISE FINANCIAL SERVICES – For Prospectus Dated August 1, 2007

Please read this Subscription Agreement/Signature Page and the Terms and Conditions of the Offering set forth in the Prospectus before signing. Investor must read the Instructions to Investors. Please mail the completed and executed Subscription Agreement, AMPF Form 200728, and funding instructions to: Ameriprise Financial Services, 9954 AMPF Financial Center, Minneapolis, MN 55474.

AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

A - INVESTMENT

(1)a	This subscription is in the amount of $				or the purchase of	shares of Inland
American Real Estate Trust, Inc. at $10 per share. Minimum initial investment: 300 shares; 100 shares for Qualified Plans. Dollar amount and number of shares in whole numbers only.

	This is an:	☐	INITIAL INVESTMENT; or	☐	ADDITIONAL INVESTMENT	Payment will be made:
	☐	CHECK ENCLOSED; or	☐		FUNDS WIRED
A completed Subscription Agreement/Signature Page and AMPF Form 200728 are required for each initial and additional investment.

(1)b	☐	REGISTERED REPRESENTATIVE NAV PURCHASE (NET OF SELLING COMMISSION). Representative will not receive selling commission.

B - TYPE OF OWNERSHIP

Non-Custodial Ownership - Make check payable to: AMERIPRISE

(2)a	☐	Individual Ownership one signature required	☐	Corporate Ownership authorized signature required	☐	Community Property all parties must sign	☐	Uniform Gifts to Minors Act - custodian signature required

	☐	Joint Tenants with Right of Survivorship all parties must sign	☐	LLC Ownership authorized signature required	☐	Tenants by the Entirety all parties must sign		State of a Custodian for

	☐	Tenants in Common all parties must sign	☐	TOD (Fill out included TOD Form to effect designation)	☐	Partnership Ownership authorized signature required	☐	Pension or Profit Sharing Plan - trustee signature(s) required

	☐	Trust trustee or grantor signature(s) required						☐ Taxable	☐ Exempt under §501A
		☐ Taxable ☐	Grantor A or B		Date Established		☐	Estate - personal representative signature required
MM/DD/YYYY

	If Pension, Profit Sharing or Trust, complete the following: Name of Trustee or other Administrator						☐	Other (Specify)

Custodial Ownership - Make check payable to: AMERIPRISE

(2)a	☐	Traditional IRA custodian signature required	(2)b		Name of Custodian or Trustee

	☐	Roth IRA custodian signature required			Mailing Address	9954 AMPF Financial Center

	☐	KEOGH trustee signature required			City	Minneapolis	State	MN	Zip	55474
CUSTODIAN INFORMATION To Be Completed By Custodian Listed Above
	☐	Simplified Employee Pension/Trust (S.E.P.) custodian signature required		(2)c	Custodian Tax ID #	51-6041053
	☐	Pension or Profit Sharing Plan custodian signature required			Custodial Account #
		☐ Taxable		☐ Exempt under §501A	Custodian Telephone	800-297-6663
Name of Custodian or other Administrator

	☐	Other (Specify)

C - INVESTOR INFORMATION

(3)	INVESTOR	☐ Mr.	☐	Mrs.	☐	Ms.

	CO-INVESTOR	☐ Mr.	☐	Mrs.	☐	Ms.

(4)	Residence Address (Required)

	City									State		Zip

(5)	Alternate Mailing Address

	City									State		Zip

(6)		Home Telephone	- -					Business Telephone	- -

(7)	I consent to the electronic delivery of documents:						☐	*Yes	*Electronic Delivery is not permitted in Alaska. We are unable to provide electronic delivery in Minnesota and Washington D.C.

Email Address Required

(8)		Birth Date / Date of Incorporation	/ /					MM/DD/YYYY	Co-Investor Birth Date	/ /			MM/DD/YYYY

(9)		Social Security #	- -						Co-Investor Social Security #	- -
		Tax ID #	-

(10)	Please Indicate Citizenship Status (Required)

	☐	U.S. Citizen ☐	Resident Alien		☐	Non-Resident Alien*					(11) ☐	Employee or Affiliate

*If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

C-1-11

AMPF

D - DISTRIBUTION OPTIONS

Distribution Options for Accounts

(12)a	☐	Mail To Ameriprise Brokerage Account
(12)b	☐

Distribution Reinvestment Plan: Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvest the entire cash distribution. If you are electing a partial cash distribution/reinvestment, please complete the Distribution Election Change Form. In the event the Distribution Reinvestment Plan is terminated by Inland American, and Inland American continues to pay cash distributions, any future cash distribution will be placed into the Ameriprise brokerage account.

Insert Account Number

E - SIGNATURE

(13)

THE UNDERSIGNED CERTIFIES, under penalties of perjury (i) that the taxpayer identification number shown on the Subscription Agreement/Signature Page is true, correct and complete, and (ii) that I (we) am (are) not subject to backup withholding either because I (we) have not been notified that I (we) am (are) subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me (us) that I (we) am (are) no longer subject to backup withholding. The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such Investor’s behalf) the following:

(A)

For all investors except those that are residents of the State of Minnesota, acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the Prospectus of the Company relating to the shares, wherein the terms and conditions of the offering of the shares are described, including among other things, the restrictions on ownership and transfer of shares, which require, under certain circumstances, that a holder of shares shall give written notice and provide certain information to the Company.

(B)

Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and estimate that (without regard to investment in the Company) I (we) have gross income due in the current year of at least $70,000; (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; or (iii) have such higher suitability as may be required by certain states as set forth on page 2 of the Instructions to Investors attached hereto; in the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

(C)

Represents that the investor is purchasing the shares for his or her own account and if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s) I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

	(D)	Acknowledges that the shares are not liquid, there is no current market for the shares and the investors may not be able to sell the securities.
(E)

If an employee or affiliate of the Company, represents that the shares are being purchased for investment purposes only and not for immediate resale; If not an employee or affiliate, I acknowledge that I have read this item.

Signature — Investor	Date

Signature — Co-Investor (If Applicable)	Authorized Signature (Custodian or Trustee If Applicable)

AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

F - BROKER/DEALER-REGISTERED REPRESENTATIVE

(14)	BROKER/DEALER DATA—completed by selling Registered Representative (Please use Representative address—not home office address)
	Registered Representative Name	Mr.	☐	Mrs.	☐	Ms.	☐
Mailing Address
		City						State		Zip
Broker/Dealer Name
		B/D Home Office Mailing Address	9954 AMPF Financial Center
		City	Minneapolis					State	MN	Zip	55474
		B/D Client Account Number	#
		B/D Rep ID Number	#					Registered Representative Telephone - -
		Have you changed Broker/Dealers?	Registered Representative E-mail

		☐ Yes ☐	No

Signature - Registered Representative	Signature - Broker / Dealer (If Applicable)

G - REGISTERED INVESTMENT ADVISOR (RIA)

(15)

REGISTERED INVESTMENT ADVISOR (RIA) NO SALES COMMISSIONS ARE PAID ON THESE ACCOUNTS.   ☐ Check only if investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is an NASD licensed Registered Representative affiliated with a broker/dealer, the transaction should be conducted through that broker/dealer, not through the RIA.

C-1-12

Second Offering Dated 8/1/07

Inland American Real Estate Trust, Inc. FOR RESIDENTS OF ARIZONA, NEBRASKA, OKLAHOMA AND TEXAS	AMPF

INSTRUCTIONS TO INVESTORS OF AMERIPRISE FINANCIAL SERVICES – For Prospectus Dated August 1, 2007

Any person desiring to subscribe for shares of our common stock should carefully read and review the Prospectus, as supplemented or amended to date, and if he/she desires to subscribe for shares, complete the Subscription Agreement/Signature Page that follows these instructions. Follow the appropriate instructions listed below for the items indicated. Please print in ballpoint pen or type the information. AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

A - INVESTMENT

Item (1)a

Enter the dollar amount of the purchase and the number of shares to be purchased. Dollar amount and number of shares in whole numbers only. Minimum purchase 300 shares ($3,000). Qualified Plans 100 shares ($1,000). Check the box to indicate whether this is an initial or an additional investment. The “Additional Investment” box must be checked in order for this subscription to be combined with another subscription for purposes of a volume discount. Check the box to indicate whether a check is enclosed or funds will be wired. A completed Subscription Agreement and AMPF Form 200728 are required for each initial and additional investment.

Item (1)b	Check the box to indicate if the Registered Representative is purchasing common stock net of selling commissions (NAV). Representative will not receive selling commision.

B - TYPE OF OWNERSHIP

FOR ALL ACCOUNTS, PLEASE MAIL THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT, AMPF FORM 200728, AND FUNDING INSTRUCTIONS TO:
Ameriprise Financial Services 9954 AMPF Financial Center Minneapolis, MN 55474
ALL CHECKS SHOULD BE MADE PAYABLE TO AMERIPRISE.

Item (2)a

Check the appropriate box to indicate the type of entity that is subscribing [entities for non-custodial ownership accounts appear on the top of item 2(a); entities for custodial ownership accounts appear on the bottom]. If this is an additional purchase, ownership information should be completed exactly the same as the previous investment. If the entity is a pension or profit sharing plan, indicate whether it is taxable or exempt from taxation under Section 501A of the Internal Revenue Code. Note: Pension or profit sharing plan appears under non-custodial ownership as well as custodial ownership — check non-custodial ownership if the plan has a trustee; custodial ownership if the plan has a custodian. If you check the Individual Ownership box and you wish to designate a Transfer on Death beneficiary, you may check the “TOD” box and you must fill out the included Transfer on Death Form in order to effect the designation.

Item (2)b	Enter the exact name of the custodian or trustee and mailing address. If this is an additional purchase by a qualified plan, please use the same exact plan name as the previous investment.

Item (2)c	The custodian must complete this box by entering its custodian Tax ID number (for tax purposes), custodial account number and its telephone number.

C - INVESTOR INFORMATION

Item (3)

For non-custodial ownership accounts, enter the exact name in which the shares are to be held. For co-investors, enter the names of all investors. For custodial ownership accounts, enter “FBO” followed by the name of the investor.

Item (4)	Enter residence address, city, state, and zip code of the investor. Note: The custodian or trustee of custodial ownership accounts is the mailing address or address of record completed in Item (2)b.

Item (5)	Enter the alternate mailing address if different than the residence address in Item (4). For custodial ownership accounts, enter the residence address of the investor.

Item (6)	Enter home telephone, business telephone and email address.

Item (7)

Check the box if you consent to the electronic delivery of documents including prospectus supplements, post-effective amendments, annual and quarterly reports. E-mail address is required. Please carefully read the representations set forth on page 2 before consenting to receive documents electronically. Electronic delivery is not permitted in Alaska. We are unable to provide electronic delivery in Minnesota and Washington D.C.

Item (8)	Enter birth date of investor and co-investor, if applicable, or date of incorporation.

Item (9)

Enter the Social Security number of investor and co-investor, if applicable. The investor is certifying that this number is correct. For custodial ownership accounts, enter the investor’s Social Security number (for identification purposes). Enter Tax ID number, if applicable.

Item (10)

Check the appropriate box. If the investor is a non-resident alien, he/she must apply to the Internal Revenue Service for an identification number via Form SS-4 for an individual or SS-5 for a corporation, and supply the number to the Company as soon as it is available. If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

Item (11)	Check if the investor is an employee of Inland or an affiliate.

D - DISTRIBUTION OPTIONS

CHECK THE APPROPRIATE BOX TO INDICATE DISTRIBUTION OPTIONS FOR ACCOUNTS:

Item (12)a	Check to mail distributions to custodian.

Item (12)b

Check to participate in the Distribution Reinvestment Plan if you are reinvesting your entire cash distribution. Complete the included Distribution Election Change Form only if you are electing a partial cash distribution reinvestment. In the event the Distribution Reinvestment Plan is terminated by Inland American, and Inland American continues to pay cash distributions, any future cash distribution will be placed into the Ameriprise brokerage account.

E - SIGNATURE

Item (13)

The Subscription Agreement/Signature Page must be executed and items A through E must be initialed by the investor indicating that they have read each item; and, if applicable, the trustee or custodian.

F - BROKER/DEALER - REGISTERED REPRESENTATIVE

Item (14)

Enter the Registered Representative name, address, B/D Rep ID number, telephone number, and email address. Also, enter the name of the broker/dealer, home office address and B/D Client Account number. By executing the Subscription Agreement/Signature Page, the Registered Representative substantiates compliance with the conduct rules of the NASD, by certifying that the Registered Representative has reasonable grounds to believe, based on information obtained from the investor concerning his, her or its investment objectives, other investments, financial situation and needs and any other information known by such Registered Representative, that investment in the Company is suitable for such investor in light of his, her or its financial position, net worth and other suitability characteristics and that the Registered Representative has informed the investor of all pertinent facts relating to the liability, liquidity and marketability of an investment in the Company during its term. The Registered Representative (authorized signature) should sign where provided.

G - REGISTERED INVESTMENT ADVISOR (RIA)

Item (15)

Check the box to indicate whether this subscription was solicited or recommended by an investment advisor/broker/dealer whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services, and, accordingly, may not charge the regular selling commission. No sale commissions are paid on these accounts. This box must be checked in order for such investor(s) to purchase shares net of the selling commissions.

C-1-13

AMPF

SUBMISSION OF SUBSCRIPTION

FOR ALL ACCOUNTS, PLEASE MAIL THE COMPLETED AND EXECUTED SUBSCRIPTION AGREEMENT, AMPF FORM 200728, AND FUNDING INSTRUCTIONS TO:

Ameriprise Financial Services 9954 AMPF Financial Center Minneapolis, MN 55474

ALL CHECKS SHOULD BE MADE PAYABLE TO AMERIPRISE.
If you have questions, please call Ameriprise at 800-297-6663 and say “Direct Investments.”

NOTE:

If a person other than the person in whose name the shares will be held is reporting the income received from the Company, you must notify the Company in writing of that person’s name, address and Social Security number.

ALL INVESTORS AND THEIR REGISTERED REPRESENTATIVES MUST SIGN THE SUBSCRIPTION AGREEMENT/SIGNATURE PAGE PRIOR TO TENDERING ANY FUNDS FOR INVESTMENT IN SHARES.

SPECIAL SUITABILITY STANDARDS

Certain states have imposed special financial suitability standards for investors who purchase shares. In determining your net worth, do not include your home, home furnishings or automobile.

In general, each investor must have either: (i) minimum net worth of at least $250,000; or (ii) minimum annual gross income of at least $70,000 and a minimum net worth of at least $70,000.

In addition, if the investor is a resident of Kentucky, Massachusetts, Michigan, Missouri, Ohio or Pennsylvania, the investment may not exceed 10.0% of the investor’s liquid net worth.

If the investor is a resident of Kansas, the Office of the Kansas Securities Commissioner recommends that the investor’s aggregate investment in these securities and similar direct participation investments should not exceed 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan or pension or profit-sharing plan), these suitability standards must be satisfied by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the shares if the donor or the grantor is the fiduciary. In the case of gifts to minors, the minimum suitability standards must be met by the custodian of the account or by the donor.

We intend to assert the foregoing representations as a defense in any subsequent litigation where such assertion would be relevant. We have the right to accept or reject this subscription in whole or in part, so long as such partial acceptance or rejection does not result in an investment of less than the minimum number of shares specified in the Prospectus. As used above, the singular includes the plural in all respects if shares are being acquired by more than one person. As used in the Subscription Agreement/Signature Page, “Inland” refers to Inland Real Estate Group, Inc. and its affiliates. The Subscription Agreement/Signature Page and all rights hereunder shall be governed by, and interpreted in accordance with, the internal laws of the State of Illinois without giving effect to its conflict of laws principles.

By executing the Subscription Agreement/Signature Page, the investor is not waiving any rights under the federal or state securities laws.

AUTOMATIC CLEARING HOUSE (ACH) LANGUAGE

I (we) hereby authorize Inland American Real Estate Trust, Inc. (“Company”) to deposit distributions from my (our) common stock of the Company into the account listed in Section D of the Subscription Agreement/Signature Page at the financial institution indicated in Section D of the Subscription Agreement/Signature Page. I further authorize the Company to debit my account noted in Section D of the Subscription Agreement/Signature Page in the event that the Company erroneously deposits additional funds to which I am not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I withdraw funds erroneously deposited into my account before the Company reverses such deposit, I agree that the Company has the right to retain any future distributions to which I am entitled until the erroneously deposited amounts are recovered by the Company.

This authorization is to remain in full force and effect until the Company has received written notice from me of the termination of this authorization in time to allow reasonable opportunity to act on it, or until the Company has sent me written notice of termination of this authorization. This authorization is not valid to the extent that distributions are reinvested pursuant to the Distribution Reinvestment Plan.

CONSENT TO ELECTRONIC DELIVERY OF DOCUMENTS

(a)           I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification of the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility.

(b)           I acknowledge that documents distributed electronically may be provided in Adobe’s Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe’s web site at www.adobe.com. The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications.

(c)           I acknowledge that I may receive at no cost from Inland American a paper copy of any documents delivered electronically by calling Inland Customer Relations at 800.826.8228 from 8:15 am to 5:00 pm CT Monday-Friday.

(d)           I understand that if the e-mail notification is returned to Inland American as “undeliverable”, a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if Inland American is unable to obtain a valid e-mail address for me, Inland American will resume sending a paper copy of Inland American’s filings by U.S. mail to my address of record.

(e)           I understand that my consent may be updated or canceled, including any updates in e-mail address to which documents are delivered, at any time by going to the Registrar & Transfer Company website at www.rtco.com/inlandedelivery and clicking on the Enroll, Update, or Cancel links.

C-1-14

Second Offering Dated 8/1/07

Inland American Real Estate Trust, Inc. FOR RESIDENTS OF ARIZONA, NEBRASKA, OKLAHOMA AND TEXAS	AMPF

INSTRUCTIONS TO INVESTORS OF AMERIPRISE FINANCIAL SERVICES – For Prospectus Dated August 1, 2007

Please read this Subscription Agreement/Signature Page and the Terms and Conditions of the Offering set forth in the Prospectus before signing. Investor must read the Instructions to Investors. Please mail the completed and executed Subscription Agreement, AMPF Form 200728, and funding instructions to: Ameriprise Financial Services, 9954 AMPF Financial Center, Minneapolis, MN 55474.

AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

A - INVESTMENT

(1)a	This subscription is in the amount of $				or the purchase of	shares of Inland
American Real Estate Trust, Inc. at $10 per share. Minimum initial investment: 300 shares; 100 shares for Qualified Plans. Dollar amount and number of shares in whole numbers only.

	This is an:	☐	INITIAL INVESTMENT; or	☐	ADDITIONAL INVESTMENT ☐	Payment will be made:
	☐	CHECK ENCLOSED; or	☐	FUNDS WIRED
A completed Subscription Agreement/Signature Page and AMPF Form 200728 are required for each initial and additional investment.

(1)b	☐	REGISTERED REPRESENTATIVE NAV PURCHASE (NET OF SELLING COMMISSION). Representative will not receive selling commission.

B - TYPE OF OWNERSHIP

Non-Custodial Ownership - Make check payable to: AMERIPRISE

(2)a	☐	Individual Ownership one signature required	☐	Corporate Ownership authorized signature required	☐	Community Property all parties must sign	☐	Uniform Gifts to Minors Act - custodian signature required

	☐	Joint Tenants with Right of Survivorship all parties must sign	☐	LLC Ownership authorized signature required	☐	Tenants by the Entirety all parties must sign		State of a Custodian for

	☐	Tenants in Common all parties must sign	☐	TOD (Fill out included TOD Form to effect designation)	☐	Partnership Ownership authorized signature required	☐	Pension or Profit Sharing Plan - trustee signature(s) required

	☐	Trust trustee or grantor signature(s) required						☐ Taxable	☐ Exempt under §501A
		☐ Taxable ☐	Grantor A or B		Date Established		☐	Estate - personal representative signature required
MM/DD/YYYY

	If Pension, Profit Sharing or Trust, complete the following: Name of Trustee or other Administrator						☐	Other (Specify)

Custodial Ownership - Make check payable to: AMERIPRISE

(2)a	☐	Traditional IRA custodian signature required	(2)b		Name of Custodian or Trustee

	☐	Roth IRA custodian signature required			Mailing Address	9954 AMPF Financial Center

	☐	KEOGH trustee signature required			City	Minneapolis	State	MN	Zip	55474
CUSTODIAN INFORMATION To Be Completed By Custodian Listed Above

	☐	Simplified Employee Pension/Trust (S.E.P.) custodian signature required		(2)c	Custodian Tax ID #	51-6041053

	☐	Pension or Profit Sharing Plan custodian signature required			Custodial Account #

		☐ Taxable		☐ Exempt under §501A	Custodian Telephone	800-297-6663
Name of Custodian or other Administrator

	☐	Other (Specify)

C - INVESTOR INFORMATION

(3)	INVESTOR ☐	Mr.	☐	Mrs.	☐	Ms.

	CO-INVESTOR ☐	Mr.	☐	Mrs.	☐	Ms.

(4)	Residence Address (Required)

	City								State	Zip

(5)	Alternate Mailing Address

	City								State	Zip

(6)	Home Telephone	- -					Business Telephone		- -

(7)	I consent to the electronic delivery of documents:	☐					*Yes	*Electronic Delivery is not permitted in Alaska. We are unable to provide electronic delivery in Minnesota and Washington D.C.

Email Address (Required)

(8)	Birth Date / Date of Incorporation	/ / / /					MM/DD/YYYY	Co-Investor Birth Date		/ /	MM/DD/YYYY

(9)	Social Security #	- -						Co-Investor Social Security #	- -

	Tax ID #	-

(10)	Please Indicate Citizenship Status (Required)

	☐ U.S. Citizen ☐	Resident Alien				☐	Non-Resident Alien*			(11) ☐	Employee or Affiliate

*If non-resident alien, investor must submit an original of the appropriate W-8 Form (W-8BEN, W-8ECI, W-8EXP OR W-8IMY) in order to make an investment.

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AMPF

D - DISTRIBUTION OPTIONS

Distribution Options for Custodial Accounts

(12)a	☐	Mail To Ameriprise Brokerage Account

(12)b	☐

Distribution Reinvestment Plan: Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvest the entire cash distribution. If you are electing a partial cash distribution/reinvestment, please complete the Distribution Election Change Form. In the event the Distribution Reinvestment Plan is terminated by Inland American, and Inland American continues to pay cash distributions, any future cash distribution will be placed into the Ameriprise brokerage account.

Insert Account Number

E - SIGNATURE

(13)

THE UNDERSIGNED CERTIFIES, under penalties of perjury (i) that the taxpayer identification number shown on the Subscription Agreement/Signature Page is true, correct and complete, and (ii) that I (we) am (are) not subject to backup withholding either because I (we) have not been notified that I (we) am (are) subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me (us) that I (we) am (are) no longer subject to backup withholding. The undersigned further acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such Investor’s behalf) the following:

☐ Initial	(A)

Acknowledges receipt, not less than five (5) business days prior to the signing of this Subscription Agreement, of the Prospectus of the Company relating to the shares, wherein the terms and conditions of the offering of the shares are described, including among other things, the restrictions on ownership and transfer of shares, which require, under certain circumstances, that a holder of shares shall give written notice and provide certain information to the Company.

☐ Initial	(B)

Represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and estimate that (without regard to investment in the Company) I (we) have gross income due in the current year of at least $70,000; (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000; or (iii) have such higher suitability as may be required by certain states as set forth on page 2 of the Instructions to Investors attached hereto; in the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.

☐ Initial	(C)

Represents that the investor is purchasing the shares for his or her own account and if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s) I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).

☐ Initial	(D)	Acknowledges that the shares are not liquid, there is no current market for the shares and the investors may not be able to sell the securities.

☐ Initial	(E)

If an employee or affiliate of the Company, represents that the shares are being purchased for investment purposes only and not for immediate resale; if not an employee or affiliate, I acknowledge that I have read this item.

Signature — Investor	Date

Signature — Co-Investor (If Applicable)	Authorized Signature (Custodian or Trustee If Applicable)

AN INVESTMENT IN INLAND AMERICAN REAL ESTATE TRUST, INC. CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVES THE PROSPECTUS.

F - BROKER/DEALER-REGISTERED REPRESENTATIVE

(14)	BROKER/DEALER DATA—completed by selling Registered Representative (Please use Representative address—not home office address)

	Registered Representative Name	Mr.	☐	Mrs.	☐	Ms.	☐

Mailing Address

		City						State		Zip

Broker/Dealer Name

		B/D Home Office Mailing Address	9954 AMPF Financial Center

		City	Minneapolis					State	MN	Zip	55474

		B/D Client Account Number	#

		B/D Rep ID Number	#					Registered Representative Telephone

		Have you changed Broker/Dealers?	Registered Representative E-mail

		☐ Yes ☐	No

Signature - Registered Representative	Signature - Broker / Dealer (If Applicable)

G - REGISTERED INVESTMENT ADVISOR (RIA)

(15)

REGISTERED INVESTMENT ADVISOR (RIA) NO SALES COMMISSIONS ARE PAID ON THESE ACCOUNTS.   ☐ Check only if investment is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the investor includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is an NASD licensed Registered Representative affiliated with a broker/dealer, the transaction should be conducted through that broker/dealer, not through the RIA.

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